Exhibit 4.3

Execution Version

INDENTURE

Dated as of March 24, 2021

Among

AADVANTAGE LOYALTY IP LTD. and

AMERICAN AIRLINES, INC.,
as Issuers

THE GUARANTORS FROM TIME TO TIME PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Custodian

5.500% SENIOR SECURED NOTES DUE 2026
5.750% SENIOR SECURED NOTES DUE 2029

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EXHIBITS

Exhibit A-1    Form of 2026 Note
Exhibit A-2    Form of 2029 Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Supplemental Indenture to be Delivered by Subsequent Guarantors
Exhibit E    Form of Payment Date Statement
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INDENTURE, dated as of March 24, 2021 among AAdvantage Loyalty IP Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Loyalty Co”) and American Airlines, Inc., a Delaware corporation (“American”, together with Loyalty Co, the “Issuers”), the Guarantors from time to time party hereto and Wilmington Trust, National Association, a national banking association, as Trustee and as Collateral Custodian.
W I T N E S S E T H
WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $3,500,000,000 aggregate principal amount of 5.500% Senior Secured Notes due 2026 (the “2026 Notes”), (ii) $3,000,000,000 aggregate principal amount of 5.750% Senior Secured Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Initial Notes”) and (iii) any Additional Notes that may be issued after the Closing Date in compliance with this Indenture;
WHEREAS, the obligations of the Issuers with respect to the due and punctual payment of interest, principal and premium, if any, on the Notes and the performance and observation of each covenant and agreement under this Indenture on the part of the Issuers to be performed or observed will be unconditionally and irrevocably guaranteed by the Guarantors;
WHEREAS, all things necessary (i) to make the Notes, when executed and duly issued by the Issuers and authenticated and delivered hereunder, the valid obligations of the Issuers and (ii) to make this Indenture a valid agreement of the Issuers have been done; and
WHEREAS, the Guarantors party hereto have duly authorized the execution and delivery of this Indenture as guarantors of the Notes, and all things necessary (i) to make the Note Guarantee, when the Notes are executed and duly issued by the Issuers and authenticated and delivered hereunder, the valid obligations of such Guarantor and (ii) to make this Indenture a valid agreement of such Guarantor, in accordance with its terms, have been done.
NOW, THEREFORE, the Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01Definitions.
“2026 Notes Make-Whole Amount” shall mean, an amount equal to the excess, to the extent positive, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2026 Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points over (b) 100% of the principal amount of the 2026 Notes to be redeemed. The 2026 Notes Make-Whole Amount shall be calculated by the Issuers and the Trustee shall have no duty or obligation to verify such calculation.

“2026 Notes Scheduled Principal Amortization Amount” shall mean the principal amount that is payable in quarterly installments commencing on July 20, 2023 and payable on each Payment Date thereafter, initially in an aggregate amount per Payment Date equal to 1/12th of the principal amount of the 2026 Notes, which is approximately $291,666,667 (as such amounts may be increased or reduced, on a pro rata basis, from time to time as provided in Section 2.01(d), Section 2.11, Section 3.07(e), Section 3.08(g), Section 3.09(k) and Section 4.34(f)). For the avoidance of doubt, any payment of premium due under this Indenture shall not reduce the 2026 Notes Scheduled Principal Amortization Amount.
“2029 Notes Make-Whole Amount” shall mean, an amount equal to the excess, to the extent positive, of (a) the sum of the present values of the remaining scheduled payments of principal and interest on the 2029 Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi- annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points over (b) 100% of the principal amount of the 2029 Notes to be redeemed. The 2029 Notes Make-Whole Amount shall be calculated by the Issuers and the Trustee shall have no duty or obligation to verify such calculation.
“2029 Notes Scheduled Principal Amortization Amount” shall mean the principal amount that is payable in quarterly installments commencing on July 20, 2026 and payable on each Payment Date thereafter, initially in an aggregate amount per Payment Date equal to 1/12th of the principal amount of the 2029 Notes, which is approximately $250,000,000 (as such amounts may be increased or reduced, on a pro rata basis, from time to time as provided in Section 2.01(d), Section 2.11, Section 3.07(e), Section 3.08(g), Section 3.09(k) and Section 4.34(f)). For the avoidance of doubt, any payment of premium due under this Indenture shall not reduce the 2029 Notes Scheduled Principal Amortization Amount.
“40 Act” shall mean the Investment Company Act of 1940, as amended.
“144A Global Note” shall mean a Global Note substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note, in each case bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Notes Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“AAdvantage Agreements” shall mean all currently existing, future and successor co-branding agreements, partnering agreements, airline-to-airline frequent flyer program agreements or similar agreements related to or entered into in connection with the AAdvantage Program, including each Material AAdvantage Agreement, but excluding (i) any American Airline Business Agreements and (ii) any Retained Agreements.
“AAdvantage Customer Data” shall mean all data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by American, Loyalty Co, Parent or its Subsidiaries and used, generated or produced, now or in the future, as part of the AAdvantage Program, including all of the following: (a) a list of all members of the AAdvantage Program; and (b) the AAdvantage Member Profile Data for each member of the AAdvantage

Program, but excluding American Traveler Related Data; provided that, for the avoidance of doubt, customer name, contact information (including name, mailing address, email address and phone numbers), passport information, customer login to the aa.com website or any successor website and any American mobile applications and communication consent preferences related to AAdvantage Program communications, in each case, solely for AAdvantage Program members as AAdvantage Program members, may be included in both AAdvantage Customer Data and American Traveler Related Data.
“AAdvantage Intellectual Property” shall mean (a) AAdvantage Customer Data and (b)(i) the proprietary source code set forth in a schedule to the Credit Agreement, (ii) certain registered trademarks and trademark applications set forth in a schedule to the Credit Agreement, (iii) the issued patents and patent applications set forth in a schedule to the Credit Agreement, (iv) the registered copyrights set forth in a schedule to the Credit Agreement, and (v) the other data, proprietary source code, registered trademarks, issued patents, registered copyrights and applications for the foregoing that are owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Loyalty Co, American, Parent or any of Parent’s Subsidiaries that are used in the AAdvantage Program and which are required to be contributed to Loyalty Co from time to time as set forth in this Indenture. For the avoidance of doubt, the AAdvantage Intellectual Property set forth in clause (b) above shall exclude all Airlines Business Intellectual Property.
“AAdvantage Member Profile Data” shall mean, with respect to each member of the AAdvantage Program, such member’s (a) name, mailing address, email address, and phone numbers, (b) communication and promotion opt-ins, (c) total miles balance, (d) third party engagement history, (e) accrual and redemption activity, (f) AAdvantage Program account number, ID number and/or login, and (g) annual member status (e.g., elite, etc.).
“AAdvantage Program” shall mean any Loyalty Program which is operated, owned or controlled, directly or indirectly by Loyalty Co, American, Parent or any of its subsidiaries, or principally associated with Loyalty Co, American, Parent or any of its subsidiaries, as in effect from time to time, whether under the “AAdvantage” name or otherwise, in each case including any successor program but excluding any Specified Minority Owned Program and any Permitted Acquisition Loyalty Program.
“AAdvantage Revenues” shall mean, with respect to any period, the aggregate amount of payments in cash payable to Parent or any of its Subsidiaries attributable to the AAdvantage Program during such period (including any payments in cash attributable to the Retained Agreements and the Intercompany Agreement).
“Account Control Agreements” shall mean each multi-party security and control agreement (including the Collateral Agency and Accounts Agreement) entered into by any Grantor to satisfy the obligation of such Grantor as set forth in any Notes Document, a financial institution which maintains one or more deposit accounts or securities accounts of such Grantor (including the Depositary or the Collateral Custodian, as applicable) and the Master Collateral Agent or Trustee, as applicable, that have been pledged as Collateral under the Collateral Documents or any other Notes Document, in each case giving the Master Collateral Agent or Trustee, as applicable,

“control” (as defined in Section 9-104 or 9-106 of the UCC) over the applicable account and in form and substance reasonably satisfactory to the Trustee and the Master Collateral Agent.
“Acquired Debt” shall mean, with respect to any specified Person:
(1)    Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Act of Required Debtholders” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Additional Notes” shall mean additional Notes (other than the Initial Notes) issued with respect to a Series of Notes under this Indenture in accordance with Section 2.01 and Section 4.23 hereof, as part of the same series as such Series of Notes.
“Administrative Agent” shall mean administrative agent under the Credit Agreement (including any replacement or refinancing thereof). The Administrative Agent as of the Closing Date is Barclays Bank PLC, it its capacity as administrative agent under the Credit Agreement.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person (other than the Parent or any Subsidiary of the Parent) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Parent or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement. No entity shall be deemed an Affiliate of any Issuer Party solely because Maples Corporate Services Limited or Walkers Fiduciary Limited or any of their Affiliates acts as administrator, registered office provider or share trustee or provides independent director services to such entity.
“Agent” shall mean each of the Trustee, the Master Collateral Agent, the Collateral Custodian and the Depositary.
“Aggregate Required Deposit Amount” shall have the meaning set forth in the Collateral Agency and Accounts Agreement.

“Aircraft Related Equipment” shall mean aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets.
“Aircraft Related Facilities” shall mean (i) airport terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/ image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing.
“Airline/Parent Merger” shall mean the merger or consolidation, if any, of Parent with any Subsidiary of Parent.
“Airlines Business Intellectual Property” shall mean any and all Intellectual Property used in the operation of the American airline business that, even if used in connection with the AAdvantage Program, would be required or necessary to operate the American airline business in the absence of a Loyalty Program, including the following Intellectual Property: (a) the AMERICAN, AMERICAN AIRLINES and CONCIERGE KEY marks, the flight symbol and AA as a stock symbol, together with any translations, logos or designs for the foregoing; (b) the aa.com domain name registration and website (including all content and source code that is not otherwise AAdvantage Intellectual Property) and American’s social media accounts; (c) the American mobile application; (d) trademarks and domain names used in connection with American’s Flagship lounges, Admirals’ Clubs and any other lounges or clubs; and (e) the trademarks and domain names pledged or required to be pledged pursuant to the Brand Security Agreement between American and Wilmington Trust, National Association, dated September 25, 2020, as in effect on the Closing Date.
“Airlines Merger” shall mean the merger, asset transfer, consolidation or any similar transaction involving one or more airline Subsidiaries of Parent (including, without limitation, any such transaction that results in such Subsidiaries operating under a single operating certificate).
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Allocation Date” shall mean, with respect to any Payment Date and the Related Quarterly Reporting Period, the Business Day that is two (2) Business Days prior to such Payment Date.
“American Agreements” has the meaning given to such term in the definition of “American Case Milestones”.

“American Airline Business Agreements” shall mean any agreements used to operate the airline business of Parent and its Subsidiaries (other than the SPV Parties) that, even if used in connection with the AAdvantage Program, would be used to operate the American airline business in the absence of a Loyalty Program (but excluding any credit card co-branding, partnering or similar agreements).
“American Case Milestones” shall mean that, after the commencement and during the continuance of any proceeding with respect to American under any Bankruptcy Law (the “Bankruptcy Case”):
(a)    Each Issuer Party shall continue to perform its respective obligations under the Notes Documents, the American Intercompany Note, the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Issuer Party is party (collectively, the “American Agreements”) and there shall be no material interruption in the flow of funds under the American Agreements in accordance with the terms thereunder; provided that (i) the performance by the Issuer Parties under this clause (a) shall in all respects be subject to any applicable materiality qualifiers, cure rights and/or grace periods provided for under the respective American Agreements, and (ii) the Issuer Parties shall have forty-five (45) days from the Petition Date (as defined below) to cure any failure to perform that requires court authorization to perform;
(b)    the debtors in respect of the Bankruptcy Case (the “Debtors”) shall file with the applicable U.S. bankruptcy court (the “Bankruptcy Court”), within fifteen (15) days of the date of petition in respect of the Bankruptcy Case (the “Petition Date”), a customary and reasonable motion to assume the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Issuer Party is party under section 365 of the Bankruptcy Code and continue to perform all obligations under all the American Agreements (such motion, the “Assumption Motion”), and shall thereafter pursue (including by contesting any objections to) the approval of the Assumption Motion;
(c)    the Bankruptcy Court shall have entered a customary and reasonable final order (the “Assumption Order”) granting the Assumption Motion, within sixty (60) days after the Petition Date, and such Assumption Order shall not be amended, stayed (unless the party seeking a stay has posted a cash bond pledged in favor of the Senior Secured Parties (the “Cash Bond”) in an amount equal to or greater than the maximum amount of the License Termination Payment (as defined in the American IP License) that could be asserted if the American IP License were to terminate (without reduction for any potential mitigation)), vacated, or reversed;
(d)    the parties agree and acknowledge that the Assumption Motion and Assumption Order shall be customary and reasonable and the Assumption Order shall provide, among other things, that: (i) the Debtors are authorized to assume the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Debtor is party and perform all obligations under all of the American Agreements and implement actions contemplated thereby and, pursuant to the Assumption Order, will assume the Intercompany Agreement, the IP Agreements and all Material AAdvantage Agreements to which such Debtor is party pursuant to section 365 of the Bankruptcy Code; (ii) the American Agreements are binding and enforceable against the parties thereto in accordance with their terms, without exception or amendment; (iii) any amounts payable under the American Agreements are actual and necessary costs and expenses of preserving the Debtors’ estates and shall be entitled to priority as an allowed administrative expenses of the Debtors pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code; (iv) the Debtors must cure any defaults under the American Agreements as a condition to assumption; and (v) the Debtors are authorized to take any action necessary to implement the terms of the Assumption Order;
(e)    each of the Debtors and each other Issuer Party (i) shall not take any action to materially interfere with the assumption of or performance under the American Agreements, or support any other Person to take any such action; and (ii) shall take all steps commercially reasonably necessary, to contest any action that would materially interfere with the assumption or performance of the American Agreements, including, without limitation, litigating any objections and/or appeals;
(f)    each of the Debtors and each other Issuer Party (i) shall not file any motion seeking to avoid, disallow, subordinate, or recharacterize any obligation under the American Agreements and (ii) shall take all steps commercially reasonably necessary, to contest any action that would seek to avoid, disallow, subordinate, or recharacterize any obligation under the American Agreements, including, without limitation, litigating any objections and/or appeals;
(g)    in the event there is an appeal of the Assumption Order:
(i)    if the appeal has not been dismissed within sixty (60) days, then (A) the Notes Reserve Account Required Balance shall increase by an amount equal to the product of (x) the Pro Rata Share and (y) $15.0 million per month as long as such appeal is pending, up to a cap in an amount equal to the product of (x) the Pro Rata Share and (y) $300.0 million, and (B) such additional amounts accrued pursuant to clause (A) shall be released to American within five (5) Business Days after the end of such appeal; and
(ii)    the Debtors shall pursue a court order requiring any appellants to post a Cash Bond in an amount equal to or greater than the maximum amount of the License Termination Payment (as defined in the American IP License) that could be asserted if the American IP License were to terminate (without reduction for any potential mitigation), to an account held solely for the sole benefit of the Secured Parties and the secured parties in respect of any other Priority Lien Debt;
(h)    the Bankruptcy Case shall not be, and is not converted into, a case under chapter 7 of the Bankruptcy Code; and
(i)    any plan of reorganization filed or supported by any Debtor shall expressly provide for assumption or reinstatement, as applicable, of all of the American Agreements and reinstatement or replacement of each of the related obligations and/or guarantees, subject to applicable cure periods.
For the avoidance of doubt, notwithstanding the foregoing, during the pendency of and following any stay or appeal of the Assumption Order, each Issuer Party must continue to perform all obligations under the American Agreements, including making any and all payments under the American Agreements in accordance with the terms thereof and as described above and, in the event of any such payment default (subject to any applicable cure or grace periods under the applicable American Agreements), nothing shall limit any of the Holders’ rights and remedies including but not limited to any termination rights under the American Agreements.
“American Intercompany Loan” shall mean one or more loans made by Loyalty Co to American as borrower, and guaranteed by Parent, pursuant to the American Intercompany Note with the proceeds of the Term Loans and Notes issued under this Indenture that have been distributed to Loyalty Co.
“American Intercompany Note” shall mean that certain Intercompany Note, dated the Closing Date, executed by American as borrower, and Parent as guarantor, in favor of Loyalty Co, as amended, supplemented, restated or otherwise modified from time to time.
“American IP License” shall mean that certain Intellectual Property Sublicense Agreement between HoldCo2, as licensor, and American, as licensee, to be dated on or about the Closing Date, as amended, supplemented, restated or otherwise modified from time to time.
“American Security Agreement” shall mean that certain American Security Agreement, dated as of the Closing Date, among American and the Master Collateral Agent, as it may be amended, supplemented, restated or otherwise modified from time to time.
“American Traveler Related Data” shall mean (a) data generated, produced or acquired as a result of the issuance, modification or cancellation of customer tickets from American or for flights on American, including data in or derived from “Passenger Name Records” (including name and contact information) associated with flights on American, (b) payment-related information (other than payment-related information relating solely to the AAdvantage Program (such as the purchase of Miles)), and (c) data regarding a customer’s flight-related experience, but excluding in the case of clause (a) through (c) information that would not have been generated, produced, acquired or collected in the absence of the AAdvantage Program; provided that for the avoidance of doubt, customer name, contact information (including name, mailing address, email address, and phone numbers), passport information, customer login to the aa.com website or any successor website and any American mobile applications and communication consent preferences related to AAdvantage Program communications, in each case, solely for AAdvantage Program members as AAdvantage Program members, may be included in both AAdvantage Customer Data and American Traveler Related Data.
“AMR Merger” shall mean the merger contemplated by the AMR Merger Agreement.
“AMR Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of February 13, 2013, among Parent, AMR Merger Sub, Inc. and US Airways Group, Inc., as amended from time to time.
“Applicable Procedures” shall mean, with respect to any selection of Notes, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Notes Depositary, Euroclear and/or Clearstream that apply to such selection, transfer or exchange.
“Approved Independent Director” shall mean, at any time, (i) if the Term Loans are outstanding, each individual listed on the “Approved Independent Director List” (as defined in the Credit Agreement) at such time or who has otherwise been appointed in accordance with the provisions of the Credit Agreement as of such time and (ii) otherwise, each individual listed on the Approved Independent Director List at such time; provided that at least one Independent Director for each SPV Party must at all times be selected from part 1 of the Approved Independent Director List; provided further that if the ordinary shareholder(s) of an SPV Party reasonably believes that none of the individuals listed on the Approved Independent Director List (or, in the case of selecting a replacement for an Independent Director from part 1 of the Approved Independent Director List, part 1 of the Approved Independent Director List) (i) satisfy clause (c) in the definition of the Independent Director Criteria or (ii) are willing to act as Independent Director at a compensation level reasonably customary for directors of this type (it being agreed that the compensation level commensurate with that of the Independent Director the vacancy of which is being filled shall be deemed reasonably customary), then the ordinary shareholder(s) of the relevant SPV Party may, with the consent of the Master Collateral Agent (acting at the direction of the Collateral Controlling Party), appoint any other Person who meets the Independent Director Criteria as a replacement Independent Director.
“Approved Independent Director List” shall mean, (i) if the Term Loans are outstanding, the “Approved Independent Director List” (as defined in the Credit Agreement) as such list may be amended pursuant to the terms of the Credit Agreement and (ii) otherwise, the list of no fewer than four (4) individuals (with at least two (2) individuals listed under part 1 of such list) that are eligible to act as an Independent Director for the SPV Parties attached as Schedule I to this Indenture, which may be updated from time to time by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) by providing written notice to the Issuers; provided that, with respect to the individuals listed under part 1 of the initial list and any updates thereto made by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) thereafter, the relevant SPV Party may, upon providing thirty (30) days’ prior written notice to the Master Collateral Agent, reject up to two (2) listed individuals for any reason, and the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may thereafter amend the list to replace such individuals, provided further that, with respect to the individuals listed under part 2 of the initial list and any updates thereto, the Issuers may (without the consent of any other Person) substitute the name of any such individual with the name of any individual customarily serving in the capacity of an independent member, independent director or independent manager and employed by Walkers Fiduciary Limited or another service provider customarily providing fiduciary services for entities incorporated in the Cayman Islands; provided further that in all cases, the Approved Independent Director List shall only include individuals who satisfy the Independent Director Criteria.
“Assigned AAdvantage Agreement Rights” shall mean (a) all of American’s rights to receive payments under or with respect to each AAdvantage Agreement (other than the Intercompany Agreement) and all payments due and to become due thereunder (including all of American’s present and future “accounts”, “payment intangibles” and “general intangibles” (as each such term is defined in the UCC in effect from time to time in each relevant jurisdiction) arising under such AAdvantage Agreement), and (b) all of American’s other rights, title and interest in, to and under each AAdvantage Agreement (but not its obligations thereunder except, in the case of the Barclays Co-Branded Agreement and the Citi Co-Branded Agreement, to the extent set forth in the applicable Co-Branded Consent) other than the Intercompany Agreement; provided, however, that in the case of clauses (a) and (b), such rights, title and interest in, to and under each such AAdvantage Agreement shall be assigned only to the extent they are permitted to be assigned pursuant to the terms of the relevant AAdvantage Agreement (or any other agreement between American and the counterparty to such AAdvantage Agreement) or, if such assignment is not permitted pursuant to the terms of the relevant AAdvantage Agreement (or such other agreement), then to the extent such rights, title and interest in, to and under such AAdvantage Agreement may be assigned notwithstanding the terms of such AAdvantage Agreement pursuant to the applicable provisions of the UCC (including, without limitation, Sections 9-406 and 9-408) of any relevant jurisdiction.
“Available Funds” shall mean, with respect to any Payment Date, the sum of (i) the Notes’ Pro Rata Share of funds allocated pursuant to the Collateral Agency and Accounts Agreement for such Payment Date and transferred from the Collection Account to the Notes Payment Account on or prior to such Payment Date pursuant to the Collateral Agency and Accounts Agreement, (ii) any amounts transferred to the Notes Payment Account from the Notes Reserve Account for application on such Payment Date and (iii) any other amount deposited into the Notes Payment Account by or on behalf of any Issuer on or prior to such Payment Date.
“Banking Product Obligations” shall mean, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.
“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Law” shall mean the Bankruptcy Code or any similar federal, state or foreign law relating to reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other debtor relief, including, without limitation, Part V and sections 86-88 (inclusive) of the Companies Act (as amended) of the Cayman Islands and the Companies Winding Up Rules (as amended) of the Cayman Islands, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.
“Barclays Co-Branded Agreement” shall mean that certain Co-Branded Credit Card Program Agreement, dated as of July 8, 2016, by and between Barclays Bank Delaware and American (as the same has been or may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by the Barclays Co-Branded Consent).
“Barclays Co-Branded Consent” shall mean that certain Loyalty Partner Consent to Assignment and Pledge, dated as of the Closing Date, by and among Barclays Bank Delaware,

American and Loyalty Co, as amended, supplemented, restated or otherwise modified from time to time.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” shall mean:
(1)    with respect to a corporation or an exempted company, the board of directors of the corporation or exempted company, as applicable, or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City, Wilmington, Delaware or such other domestic city in which the Corporate Trust Office of the Trustee, Master Collateral Agent, Collateral Custodian or Depositary is located (in each case, as such locations may be updated) are required or authorized to remain closed.
“Capital Markets Offering” shall mean any offering of “securities” (as defined under the Securities Act and including for the avoidance of doubt, any offering of pass-through certificates by any pass-through trust established by the Parent or any of its Restricted Subsidiaries) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” shall mean:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association, exempted company or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing clauses (1) through (4) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” shall mean, as of the date acquired, purchased or made, as applicable:
(1)    marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date;
(2)    direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having, at the time of acquisition thereof, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of three years or less from such date;
(4)    investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody’s;
(5)    certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers’ acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, any lender under the Credit Facilities or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250,000,000;
(6)    fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months from such date;
(7)    Investments in money in an investment company registered under the 40 Act or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the 40 Act and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s;
(9)    auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody’s and with a maximum reset date at least every 30 days;
(10)    investments made pursuant to Parent’s or any of its Restricted Subsidiaries’ investment guidelines;
(11)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100,000,000;
(12)    securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and
(13)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.
“Cayman Share Mortgages” shall mean (i) the equitable mortgage over shares in Loyalty Co, dated the Closing Date, between HoldCo 2 and the Master Collateral Agent, (ii) the equitable mortgage over shares in HoldCo2, dated the Closing Date, between HoldCo 1 and the Master Collateral Agent, (iii) the equitable mortgage over shares in HoldCo 1, dated the Closing Date, between American and the Master Collateral Agent and (iv) each equitable mortgage over shares in any Subsidiary of Loyalty Co, entered into after the Closing Date, between the immediate parent of such Subsidiary and the Master Collateral Agent, in each case as amended, supplemented, restated or otherwise modified from time to time.
“CFC” shall mean “controlled foreign corporation” within the meaning of Section 957(a) of the Code; provided, for the avoidance of doubt, that no SPV Party shall be considered to be a CFC.
“Citi Co-Branded Agreement” shall mean that certain Co-Branded Credit Card Program Agreement, dated as of June 30, 2016, by and between Citibank, N.A. and American (as the same has been or may be amended, amended and restated, supplemented or otherwise modified from time to time, including, without limitation, by the Citi Co-Branded Consent).
“Citi Co-Branded Consent” shall mean that certain Loyalty Partner Consent to Assignment and Pledge, dated as of the Closing Date, by and among Citibank, N.A., American and Loyalty Co, as amended, supplemented, restated or otherwise modified from time to time.

“Clearstream” shall mean Clearstream Banking S.A. and its successors.
“Closing Date” shall mean the date of original issuance of the Notes.
“Closing Date AAdvantage Agreement” shall mean each AAdvantage Agreement in effect as of the Closing Date (including the Barclays Co-Branded Agreement and the Citi Co-Branded Agreement).
“Co-Branded Card Agreement(s)” shall mean that certain America West Co-Branded Card Agreement, dated as of January 25, 2005, between US Airways (as successor in interest to America West Airlines, Inc.) and Barclays Bank Delaware (as successor in interest to Juniper Bank), as amended, restated, supplemented or otherwise modified from time to time, including pursuant to that certain Assignment and First Amendment to the America West Co-Branded Card Agreement, dated as of August 8, 2005, among US Airways, America West Airlines, Inc. and Barclays Bank Delaware (as successor in interest to Juniper Bank) and any other similar agreements entered into by Parent or any of its Subsidiaries from time to time.
“Co-Branded Consent” shall mean each of the Barclays Co-Branded Consent and the Citi Co-Branded Consent.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean the assets and properties of the Grantors upon which Liens have been granted to the Master Collateral Agent or the Trustee to secure the obligations under the Notes Documents, including without limitation all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document or otherwise constituting Excluded Property.
“Collateral Administrator” shall mean Wilmington Trust National Association, as collateral administrator under the Credit Agreement or, its permitted successors and assigns in such capacity.
“Collateral Agency and Accounts Agreement” shall mean that certain Collateral Agency and Accounts Agreement dated as of the Closing Date, among the Issuers, each Grantor from time to time party thereto, the Depositary, the Collateral Administrator, the Trustee, each other Senior Secured Debt Representative from time to time party thereto and the Master Collateral Agent, as amended, supplemented, restated or otherwise modified from time to time.
“Collateral Controlling Party” shall mean (i) so long as the Term Loans are outstanding, the Collateral Administrator (acting at the direction of the Administrative Agent or the required lenders under the Credit Agreement, as applicable) and (ii) otherwise, the Required Debtholders (acting through the applicable Senior Secured Debt Representatives).
“Collateral Custodian” shall mean Wilmington Trust, National Association, as account bank with respect to the Notes Payment Account and the Notes Reserve Account, together with its permitted successors and assigns in such capacity.

“Collateral Documents” shall mean, collectively, any Account Control Agreements, the Security Agreement, the American Security Agreement, each IP Security Agreement, the Collateral Agency and Accounts Agreement, the Cayman Share Mortgages and other agreements, instruments or documents that create or purport to create a Lien in favor of the Master Collateral Agent or the Trustee for the benefit of the secured parties under this Indenture, in each case, as may be amended, supplemented, restated or otherwise modified from time to time, and so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Sale” shall mean the Disposition of any Collateral.
“Collection Account” shall mean the account of Loyalty Co held at Depositary with the account name of “AAdvantage Loyalty Card Program Collection Account” that is established and maintained at the New York office of the Depositary and under the control of the Master Collateral Agent pursuant to an Account Control Agreement.
“Collections” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Comparable Treasury Issue” shall mean the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2026 Notes or 2029 Notes, as applicable, to be redeemed (the “Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.
“Comparable Treasury Price” shall mean, with respect to any redemption date for a Series of Notes, the average of the Reference Treasury Dealer Quotations for such Series of Notes for such redemption date.
“Composite Marks” shall mean (i) the Intellectual Property set forth on a schedule to the Credit Agreement as being Composite Marks and (ii) any new marks that include at least one element of a mark owned by American and at least one element of an existing mark owned directly or indirectly by an SPV Party or one of its Subsidiaries or to which Loyalty Co is exclusively licensed under the Madrid IP License.
“Consolidated EBITDAR” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus
(2)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)    the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(4)    any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus
(5)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus
(6)    the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
(7)    deductions for grants to any employee of Parent or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus
(8)    any net loss arising from the sale, exchange or other disposition of capital assets by Parent or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus
(9)    any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus
(10)    proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus
(11)    any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger (including the AMR Merger, any Airlines Merger or any Airline/Parent Merger), disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus
(12)    non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus
(13)    the sum of (A) income tax credits and (B) interest income included in computing such Consolidated Net Income;
in each case, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
(1)    all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs (whether incurred before or after the effective date of any applicable reorganization plan, including, the Parent’s reorganization plan in connection with the AMR Merger, any Airline/Parent Merger or Airlines Merger); curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out of pocket expenses), cost savings, costs or charges incurred in connection with any issuance of securities (including the Notes), Permitted Investment, acquisition, disposition, recapitalization or incurrences or repayment of Indebtedness permitted under this Indenture, including a refinancing thereof (in each case whether or not successful) (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Parent Merger) and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;
(2)    the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;
(3)    the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(4)    the cumulative effect of a change in accounting principles on such Person will be excluded;
(5)    the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging will be excluded;

(6)    any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;
(7)    the effect on such Person of any non-cash items resulting from any write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to any one or more of the AMR Merger, any Airlines Merger and any Airline/Parent Merger) or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205—Presentation of Financial Statements, 350—Intangibles—Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;
(8)    any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and
(9)    any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) will be excluded.
“Consolidated Tangible Assets” shall mean, as of any date of determination, Consolidated Total Assets of Parent and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.
“Consolidated Total Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Parent and its consolidated Restricted Subsidiaries as the total assets of Parent and its Restricted Subsidiaries in accordance with GAAP.
“Contingent Payment Event” shall mean any indemnity, termination payment or liquidated damages under an AAdvantage Agreement, an IP Agreement or the Intercompany Agreement.
“Contribution Agreements” shall mean each of the agreements set forth on a schedule to the Credit Agreement and each other contribution, assignment or transfer agreement entered into after the date hereof pursuant to which American, HoldCo 1 or HoldCo 2 contributes, assigns or transfers (i) all of its rights, title and interest in and to the AAdvantage Intellectual Property that it owns or purports to own, or later develops (and owns) or acquires (excluding the Composite Marks, the Specified Intellectual Property and the Madrid IP except as provided therein), (ii) all of its rights to establish, create, organize, initiate, participate, operate, assist, benefit from, promote or otherwise be involved in or associated with, in any capacity, the AAdvantage Program or any other customer loyalty miles program or any similar customer loyalty program (other than with respect to a Specified Minority Owned Program or a Permitted Acquisition Loyalty Program), and (iii) all of its Assigned AAdvantage Agreement Rights, in each case, directly or indirectly to Loyalty Co (it being understood that any such contributed property will be transferred subject to existing third party use rights to such contributed property under the AAdvantage Agreements), in each case as amended, supplemented, restated or otherwise modified from time to time.
“Convertible Indebtedness” shall mean Indebtedness of Parent or a Restricted Subsidiary of Parent (which may be Guaranteed by American) permitted to be incurred under the terms of this Indenture that is either (a) convertible or exchangeable into common stock of Parent or a parent company of the Parent (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of Parent or a parent company of the issuer and/or cash (in an amount determined by reference to the price of such common stock).
“Corporate Trust Office” shall be at the address of the Trustee, specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuers.
“Credit Agreement” shall mean the Term Loan Credit and Guaranty Agreement, dated as of the Closing Date, by and among the Issuers, the Guarantors, the lenders party thereto, the Administrative Agent, Goldman Sachs Lending Partners LLC, Barclays Bank PLC and Citibank N.A. as joint lead arrangers and joint bookrunners, and Wilmington Trust, National Association as collateral administrator, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time.
“Credit Card” shall mean any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system.
“Credit Facilities” shall mean, one or more debt facilities, commercial paper facilities, reimbursement agreements, credit agreements or other agreements providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
“Currency” shall mean miles, points and/or other units that are a medium of exchange constituting a convertible, virtual and private currency that is tradable property and that can be sold or issued to Persons.

“Data Protection Laws” shall mean all laws, rules and regulations applicable to each applicable Issuer, Party or Subsidiary thereof regarding privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), processing, encryption, security, safeguarding, loss, disclosure and use of Personal Data (including Personal Data of employees, contractors, customers, loan applicants and third parties), On-line Tracking Data, and email and mobile communications, including any approvals or notices required in connection therewith.
“Day Count Fraction” shall mean the number of days elapsed in such period on a 30/360 basis.
“Deeds of Undertaking” shall mean (i) the deed of undertaking to be entered into on or about the Closing Date among Loyalty Co, HoldCo 2, the Master Collateral Agent and Walkers Fiduciary Limited, (ii) the deed of undertaking to be entered into on or about the Closing Date among HoldCo 2, HoldCo 1, the Master Collateral Agent and Walkers Fiduciary Limited, (iii) the deed of undertaking to be entered into on or about the Closing Date among HoldCo 1, American, the Master Collateral Agent and Walkers Fiduciary Limited and (iv) each deed of undertaking to be entered into after the Closing Date between any Subsidiary of Loyalty Co, the immediate parent of such Subsidiary, the Master Collateral Agent and Walkers Fiduciary Limited, in each case as amended, supplemented, restated or otherwise modified from time to time.
“Default” shall mean any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be an Event of Default.
“Definitive Note” shall mean a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note, in each case except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” shall mean Wilmington Trust, National Association in its capacity as Depositary under the Collateral Agency and Accounts Agreement.
“Determination Date” means, with respect to any Payment Date and the Related Quarterly Reporting Period, the third (3rd) Business Day preceding such Payment Date.
“Direction of Payment” shall mean a notice to a counterparty of an AAdvantage Agreement (other than the Intercompany Agreement), substantially in the form attached to the Credit Agreement, which shall include instructions to such counterparty to pay all amounts due to American, Loyalty Co or any of their respective Affiliates under the applicable AAdvantage Agreement directly to the Collection Account.
“Director Services Agreements” shall mean (i) the director and share trustee services agreement dated on or about the Closing Date among American, Loyalty Co and Walkers Fiduciary Limited, (ii) the director services agreement dated on or about the Closing Date among Loyalty Co, the Loan Party Director (as defined therein) party thereto and American, (iii) the director services agreement dated on or about the Closing Date among HoldCo 2, the Loan Party Director (as defined therein) party thereto and Loyalty Co and (iv) the director services agreement dated on or about the Closing Date among HoldCo 1, the Loan Party Director (as defined therein) party thereto and Loyalty Co, in each case as amended, supplemented, restated or otherwise modified from time to time.
“Discharge of Senior Secured Debt Obligations” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the Latest Maturity Date then in effect. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the requirements of Section 4.22. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“DTC” shall mean The Depository Trust Company.
“Early Amortization Cure” shall be deemed to occur on, (a) in the case of an Early Amortization Event that arises under Section 6.01(a)(i), the earlier of (i) the date Cure Amounts related to the Early Amortization Event have been deposited to the Collection Account and (ii) the first day of the Quarterly Reporting Period following the Quarterly Reporting Period related to the Determination Date on which the Peak Debt Service Coverage Ratio has been satisfied for two consecutive Determination Dates following the Determination Date on which the Early Amortization Event was triggered, (b) in the case of an Early Amortization Event that arises under Section 6.01(a)(ii), the date on which the balance in the Notes Reserve Account is at least equal to the Notes Reserve Account Required Balance, and (c) in the case of an Early Amortization Event that arises under Section 6.01(a)(iii) or Section 6.01(a)(iv), the date that the applicable Event of Default under this Indenture or “Early Amortization Event” under the Credit Agreement or other Senior Secured Debt Document, as applicable, shall not exist or be continuing.

“Early Amortization Payment” shall mean, with respect to any Payment Date, if an Early Amortization Period was in effect as of the last day of the Related Quarterly Reporting Period, an amount equal to the lesser of
(i)     50% of the excess of
(A)     the Notes’ Pro Rata Share of the sum of (1) the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period minus (2) if such Early Amortization Period was not in effect on the first day of such Quarterly Reporting Period, the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period prior to the first day of such Early Amortization Period plus (3) any Cure Amounts attributable to such Quarterly Reporting Period deposited in the Collection Account on or prior to the related Determination Date, over
(B)     the amount as most recently estimated by American to be distributed pursuant to clauses (a) through (h) of Section 4.01 on the related Payment Date;
and
(ii) the amount necessary to pay the outstanding principal balance of the Notes (and accrued interest thereon, if any) in full.
“Early Amortization Period” shall mean the period commencing on the occurrence of an Early Amortization Event, and ending on the earlier of (a) the date (if any) on which the Early Amortization Cure is consummated and (b) the date all Obligations (other than contingent obligations not due and owing) have been paid in full in cash.
“Eligible Deposit Account” shall mean (a) a segregated deposit account maintained with a depository institution or trust company whose short term unsecured debt obligations are rated at least, if rated by S&P, A-1 by S&P, if rated by Moody’s, P-1 by Moody’s, and, if rated by Fitch, F-1 by Fitch, (b) a segregated account which is maintained with a depository institution or trust company whose long term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch or (c) a segregated trust account maintained in the corporate trust department of a federally or state chartered depository institution whose long-term unsecured debt obligations are rated at least, if rated by S&P, A by S&P, if rated by Moody’s, A2 by Moody’s and, if rated by Fitch, BBB- by Fitch, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. §9.10(b) in effect on the Closing Date.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with American, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 and 430 of the Code, is treated as a single employer under Section 414 of the Code.
“Escrow Accounts” shall mean accounts of American or any Subsidiary, solely to the extent any such accounts hold funds set aside by American or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by American or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges; (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees; (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes; (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities; (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law); or (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary.
“Euroclear” shall mean Euroclear Bank SA/NV and its successors, as operator of the Euroclear System.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Rate” shall mean, on any day, the rate at which the currency other than the Required Currency may be exchanged into the Required Currency at approximately 11:00 a.m., New York City time, on such date on the Bloomberg Key Cross Currency Rates Page for the relevant currency. To the extent that such rate does not appear on any Bloomberg Key Cross Currency Rate Page, the Exchange Rate shall be determined by American in good faith.
“Excluded Accounts” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Excluded Contributions” shall mean net cash proceeds received by Parent after the Closing Date from:
(1)    contributions to its common equity capital (other than from any Subsidiary); or
(2)    the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Parent or any Subsidiary) of Qualifying Equity Interests,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such

Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (ii) of Section 4.22(a).
“Excluded Intellectual Property” shall mean all (a) Intellectual Property other than the AAdvantage Intellectual Property and (b) American Traveler Related Data.
“Excluded Property” shall mean (a) with respect to Collateral granted by an SPV Party, the meaning set forth in the Security Agreement, and (b) with respect to Collateral granted by American, the meaning set forth in the American Security Agreement; provided that, notwithstanding anything to the contrary in any Notes Document, Excluded Property shall include any assets of any CFC or FSHCO and any equity interests in excess of 65% of the voting equity interests of any CFC or FSHCO.
“Existing Indebtedness” shall mean all Indebtedness of the Parent and its Subsidiaries (other than the SPV Parties) (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt under Section 4.29) in existence on the Closing Date until such amounts are repaid.
“Existing Notes” shall mean (1) the 5.000% Senior Notes due 2022, issued by the Parent and guaranteed by American, (2) the 3.75% Senior Notes due 2025, issued by the Parent and guaranteed by American, (3) the 11.75% Senior Secured Notes due 2025, issued by American and guaranteed by the Parent, (4) the 10.75%/12.00% PIK Senior Secured Notes due 2026, issued by American and guaranteed by the Parent, (5) the 10.75%/12.00% PIK Senior Secured IP Notes due 2026, issued by American and guaranteed by the Parent and (6) the promissory note, dated April 20, 2020, issued by Parent in connection with the Coronavirus Aid, Relief, and Economic Security Act and the promissory note, dated January 15, 2021, issued by Parent in connection with the Consolidated Appropriations Act, 2021.
“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an Officer of American or Parent (unless otherwise provided in this Indenture); provided that any such Officer of American or Parent shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
“Fees” shall mean (i) to the Trustee, the fees set forth in the fee letter between the Trustee and the Issuers, and (ii) to the Collateral Administrator and the Master Collateral Agent, the fees set forth in the applicable fee letters, among the Collateral Administrator, the Master Collateral Agent and the Issuers, in each case at the times set forth therein.
“Finance Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be accounted for as a financing or capital lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect prior to giving effect to the adoption of

Accounting Standards Update (“ASU”) No. 2016-02 “Leases (Topic 842)” and ASU No. 2018-11 “Leases (Topic 842),” and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Fitch” shall mean Fitch Ratings, Inc., also known as Fitch Ratings, and its successors.
“Fixed Charge Coverage Ratio” shall mean with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Parent) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Parent and certified in an officers’ certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;
(2)    the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus
(2)    the interest component of Finance Lease Obligations of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus
(3)    any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus
(4)    the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to Parent or a Restricted Subsidiary of Parent, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus
(5)    the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP.
“Flyer Miles Obligations” shall mean, at any date of determination, all payment and performance obligations of American under any card marketing agreement with respect to credit cards co-branded by American and a financial institution which may include obligations in respect of the pre-purchase by third parties of frequent flyer miles and any other similar agreements entered into by Parent or any of its Subsidiaries with any bank from time to time.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of Parent that was not formed under the laws of the United States or any state of the United States or the District of Columbia.
“FSHCO” shall mean any Subsidiary substantially all the assets of which consist of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more (a) CFCs and/or (b) other Subsidiaries substantially all the assets of which consist (directly or indirectly) of equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more CFCs; provided that no SPV Party shall be considered to be a FSHCO.
“GAAP” shall mean generally accepted accounting principles in the United States of America, which, unless otherwise stated in connection with a particular metric are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Global Note Legend” shall mean the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” shall mean, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note, in each case, issued in accordance with Section 2.01, Section 2.06(b) or Section 2.06(d) hereof.
“Government Securities” shall mean securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Person thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean each Issuer and Guarantor that shall at any time pledge Collateral under a Collateral Document.
“Guarantee” shall mean a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” means the due and punctual payment, of the principal of (and premium, if any) and interest (including default interest), if any, on the Notes, when and as the same shall become due and payable, whether at the Stated Maturity, upon redemption, upon acceleration, upon tender for repurchase at the option of any Holder or otherwise, according to the terms thereof and of this Indenture and all other obligations of the Issuers or any other entity that becomes a Guarantor pursuant to Section 4.12 with respect to the Notes or the Agents.
“Guarantors” shall mean, collectively, Parent, HoldCo 1 and HoldCo 2, each Permitted Loyalty Subsidiary, and each Subsidiary of Parent that becomes a Guarantor pursuant to Section 4.12.
“Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities of such Person under:
(1)    interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“HoldCo 1” shall mean AAdvantage Holdings 1, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its successors.

“HoldCo 2” shall mean AAdvantage Holdings 2, Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, and its successors.
“HoldCo IP License” shall mean that certain Intellectual Property License Agreement between Loyalty Co, as licensor, and HoldCo 2, as licensee, dated on or about the Closing Date, as amended, supplemented, restated or otherwise modified from time to time.
“Holder” shall mean the Person in whose name a Note is registered on the Registrar’s books, which shall initially be the respective nominee of DTC.
“Incremental Priority Amount” shall mean, at any time, (a) if American has (1) completed the merger and consolidation of a Loyalty Program of a Specified Acquisition Entity or one of its Subsidiaries or of an entity principally associated with such Specified Acquisition Entity or any of its Subsidiaries (a “Specified Loyalty Program”) into the AAdvantage Program and (2) to the extent not effected pursuant to clause (1), caused such Specified Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees), accounts in which such payments in cash are deposited, Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of AAdvantage Intellectual Property, substituting references to the AAdvantage Program with references to such other Specified Loyalty Program) and all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements, related to or entered into in connection with such Specified Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Specified Loyalty Program) and intercompany agreements concerning the operation of such Specified Loyalty Program to be pledged as Collateral on a first lien basis (except to the extent constituting Excluded Property), subject to third-party rights, applicable law and other Permitted Liens, an amount equal to the excess of (i) 1.4 multiplied by the aggregate amount of Transaction Revenues for the most recently completed four Quarterly Reporting Periods over (ii) $10,000,000,000 and otherwise (b) zero.
“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (excluding air traffic liability, accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Finance Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the Ordinary Course of Business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Notwithstanding the foregoing, solely with respect to any Person that is not an SPV Party, none of the following will constitute Indebtedness: (a) Banking Product Obligations, (b) obligations under leases (other than leases determined to be Finance Lease Obligations under GAAP as in effect on the Closing Date), (c) obligations to fund pension plans and retiree liabilities, (d) Disqualified Stock and preferred stock, (e) Flyer Miles Obligations and other obligations in respect of the pre-purchase by others of frequent flyer miles, (f) maintenance deferral agreements, (g) an amount recorded as indebtedness in the Parent’s financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (h) obligations under any of the Co-Branded Card Agreements, (i) a deferral of pre-delivery payments relating to the purchase of Aircraft Related Equipment, (j) obligations under any of the flyer miles participation agreements, (k) air traffic liability, (l) payment obligations in connection with health or other types of social security benefits, (m) lease maintenance return conditions on leased aircraft, (n) reserves for capital tax obligations and (o) reserves for obligations under land leases; provided, that for purposes of Section 4.23 and Section 4.29, Flyer Miles Obligations and other obligations in respect of the pre-purchase by others of frequent flyer miles obligations under Co-Branded Card Agreements and obligations under flyer miles participation agreements shall constitute “Indebtedness”.
“Indenture” shall mean this Indenture, as amended, supplemented, restated or otherwise modified from time to time.
“Independent Director” shall mean, at any time with respect to any SPV Party, a director of such SPV Party that (1)(a) is appointed as Independent Director on the Closing Date and satisfies the Independent Director Criteria at such time or (b) is an Approved Independent Director that has been selected by the ordinary shareholder(s) of such SPV Party and (2) is a duly appointed “Independent Director” under and as defined in the Specified Organization Documents of such SPV Party.

“Independent Director Criteria” shall mean criteria that shall be satisfied only in respect of a natural person that (a) is a director who has prior experience as an independent director, independent manager or independent member with at least three years of employment experience; (b) either is approved by both American and the Collateral Controlling Party (or the Administrative Agent) or is provided by a company nationally recognized in the United States or the Cayman Islands for providing professional independent managers or directors, that is not an Affiliate of any Issuer Party or the Master Collateral Agent and that provides professional independent managers or directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director; and (c) is not, and has never been, and will not while serving as Independent Director be, any of the following: (i) a member, partner, equityholder, manager, director, officer or employee of Loyalty Co or any of its equityholders, the Master Collateral Agent or any Affiliates of the foregoing (other than (A) equity ownership in American which (x) constitutes an immaterial amount of American stock and (y) is not material to the net worth of such Independent Director or (B) as an Independent Director of any SPV Party or any other Affiliate of Loyalty Co that is required by a creditor to be a single purpose bankruptcy-remote entity, provided that such Person either is approved by the Collateral Controlling Party (or the Administrative Agent) or is employed by a company that routinely provides professional independent managers or directors); (ii) a creditor, supplier or service provider (including provider of professional services) to Loyalty Co, the Master Collateral Agent or any of their respective equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and other corporate services to Loyalty Co, the Master Collateral Agent or any of their respective equityholders or Affiliates in the ordinary course of business); (iii) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (iv) a Person that controls (whether directly, indirectly or otherwise) any of clause (i), (ii) or (iii) above.
“Indirect Participant” shall mean a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Purchasers” shall mean the persons named as initial purchasers in the Purchase Agreement, dated as of March 10, 2021.
“Insolvency or Liquidation Proceeding” shall mean:
(a)    any case commenced by or against any Issuer or Guarantor under the Bankruptcy Code or any similar foreign, federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of such Issuer or Guarantor, any receivership or assignment for the benefit of creditors relating to such Issuer or Guarantor or any similar case or proceeding relative to such Issuer or Guarantor or its creditors, as such, in each case whether or not voluntary;
(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to an Issuer or Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)    any other proceeding of any type or nature in which substantially all claims of creditors of an Issuer or Guarantor are determined and any payment or distribution is or may be made on account of such claims.
“Intellectual Property” shall mean all issued patents and patent applications, registered trademarks or service marks and applications to register any trademarks or service marks, brand names, trade dress, registered copyrights and applications for registration of copyrights, Trade Secrets, domain names, social media accounts and other intellectual property, whether registered or unregistered, including unregistered copyrights in software and source code and applications to register any of the foregoing, as amended, supplemented, restated or otherwise modified from time to time.
“Intercompany Agreement” shall mean the Intercompany Agreement, dated as of the Closing Date, between American and Loyalty Co, as amended, supplemented, restated or otherwise modified from time to time.
“Intercreditor Agreements” shall mean each of the Junior Lien Intercreditor Agreement and the Collateral Agency and Accounts Agreement.
“Interest Distribution Amount” means, with respect to each Payment Date, the sum of the amount equal to (1) the sum of the amount equal to (a) the product of (i) the Interest Rate for the 2026 Notes for the related Interest Period, multiplied by (ii) the Day Count Fraction, and multiplied by (iii) the outstanding principal amount of the 2026 Notes as of the first day of the related Interest Period, plus (b) any unpaid Interest Distribution Amount in respect thereof from prior Payment Dates plus, to the extent permitted by law, interest thereon at the applicable Interest Rate for the 2026 Notes for the related Interest Period, plus (2) the sum of the amount equal to (a) the product of (i) the Interest Rate for the 2029 Notes for the related Interest Period, multiplied by (ii) the Day Count Fraction, and multiplied by (iii) the outstanding principal amount of the 2029 Notes as of the first day of the related Interest Period, plus (b) any unpaid Interest Distribution Amount in respect thereof from prior Payment Dates plus, to the extent permitted by law, interest thereon at the applicable Interest Rate for the 2029 Notes for the related Interest Period.
“Interest Period” shall mean, for each Payment Date, the period from and including the Payment Date immediately preceding such Payment Date (or, with respect to the initial Payment Date, the Closing Date) to but excluding such Payment Date.
“Interest Rate” shall mean 5.500% per annum with respect to the 2026 Notes and 5.750% per annum with respect to the 2029 Notes, in each case plus, if applicable pursuant to Section 2.12, interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate equal to the rate then applicable plus 2.0%.
“Investments” shall mean with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and commission, travel and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Parent or any Restricted Subsidiary of Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Parent after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.22(e). Notwithstanding the foregoing, any Equity Interests retained by Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by Parent or any Restricted Subsidiary of Parent after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.22(e). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“IP Agreements” shall mean (a) the Contribution Agreements, (b) the IP Licenses, (c) the IP Management Agreement and (d) each other contribution agreement, license or sublicense related to the AAdvantage Intellectual Property that is required to be entered into after the Closing Date pursuant to the terms of the Notes Documents, in each case as amended, supplemented, restated or otherwise modified from time to time.
“IP Licenses” shall mean (a) the HoldCo IP License, (b) the American IP License and (c) the Madrid IP License, as applicable, as amended, supplemented, restated or otherwise modified from time to time.
“IP Management Agreement” shall mean that certain Management Agreement, to be dated on or about the Closing Date, among Loyalty Co, HoldCo 2, IP Manager and the Master Collateral Agent pursuant to which the IP Manager will provide certain services to Loyalty Co and HoldCo 2 with respect to AAdvantage Intellectual Property, as amended, supplemented, restated or otherwise modified from time to time.
“IP Manager” shall mean American (or any of its affiliates to the extent a permitted successor or assign) in its capacity as IP Manager under the IP Management Agreement, or any Successor Manager (as such term is defined under the IP Management Agreement).
“IP Security Agreements” shall have the meaning set forth in the Security Agreement.
“Issuer Order” shall mean a written request or order signed on behalf of each Issuer by an Officer of such Issuers and delivered to the Trustee.
“Issuer Parties” shall mean the Issuers and the Guarantors.

“Issuers” has the meaning set forth in the preamble hereto until a successor replaces the applicable entity in accordance with the applicable provisions of this Indenture and, thereafter, includes such successor.
“Junior Lien Debt” shall mean, any Indebtedness owed to any other Person, so long as (i) solely with respect to the Collateral, such Indebtedness is expressly subordinated in right of payment to the Priority Lien Debt in the agreement, indenture or other instrument governing such Indebtedness and in a Junior Lien Intercreditor Agreement, (ii) the Liens on the Collateral securing such Indebtedness are subordinated to the Liens on the Collateral securing the Notes, and such Indebtedness of the Issuer Parties shall be subordinated to the Notes, pursuant to a Junior Lien Intercreditor Agreement, (iii) the Weighted Average Life to Maturity of such Indebtedness shall be no shorter than the remaining Weighted Average Life to Maturity of the Notes, (iv) the maturity date for such Indebtedness shall be at least 91 days after the Latest Maturity Date, and (v) the terms and conditions governing such Indebtedness of the Issuer Parties shall (a) meet the requirements of the corresponding provision of the Credit Agreement or (b) not be materially more restrictive, when taken as a whole, on the SPV Parties (as determined in good faith by the Issuers), than the terms of the then-outstanding Notes (except for (x) terms that are conformed (or added) in the Notes Documents for the benefit of the Holders holding then-outstanding Notes pursuant to an amendment thereto, (y) covenants, events of default and guarantees applicable only to periods after the Latest Maturity Date (as of the date of the incurrence of such Junior Lien Debt) and (z) pricing, fees, rate floors, premiums, optional repurchase or redemption terms) unless the Holders under the then-outstanding Notes, receive the benefit of such more restrictive terms; provided that (i) in no event shall such Junior Lien Debt be subject to events of default, mandatory repurchase or acceleration resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Notes and (ii) any such Indebtedness shall include separateness provisions regarding each SPV Party substantially similar to the provisions set forth in Section 4.08.
“Junior Lien Debt Documents” shall mean any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Junior Lien Debt.
“Junior Lien Intercreditor Agreement” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date of any then outstanding Notes or other Priority Lien Debt.
“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of Parent and its Restricted Subsidiaries, (ii) cash and Cash Equivalents of Parent and its Restricted Subsidiaries restricted in favor of any Senior Secured Debt, (iii) the aggregate principal amount committed and available to be drawn by Parent and its Restricted Subsidiaries (taking into account all borrowing base limitations or other restrictions) under all revolving credit or other facilities of Parent and its Restricted Subsidiaries and (iv) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of Parent or any of its Restricted Subsidiaries that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof).
“Loyalty Program” shall mean any customer loyalty program available to individuals (i.e., natural persons) that grants members in such program Currency based on a member’s purchasing behavior and that entitles a member to accrue and redeem such Currency for a benefit or reward, including flights and/or other goods and services. For clarity, American’s AirPass program, Business Extra program and ConciergeKey program and any successors to those programs that are substantially similar and American’s Flagship lounges, Admirals’ Clubs and any other lounges or clubs and any memberships related thereto shall not constitute, and shall not be deemed to constitute, “Loyalty Programs.”
“Luxembourg Guarantor” shall mean any Guarantor organized under the laws of Luxembourg.
“Madrid IP” shall mean (i) International Registration No. 1240856 for the trademark AADVANTAGE registered with the World Intellectual Property Organization, (ii) International Registration No. 1330760 for the trademark AADVANTAGE registered with the World Intellectual Property Organization, (iii) International Registration No. 1321874 for the trademark AADVANTAGE PLATINUM PRO registered with the World Intellectual Property Organization, (iv) International Registration No.1321705 for the trademark PLATINUM PRO registered with the World Intellectual Property Organization, (v) any other AAdvantage Intellectual Property registered or pending for registration, as of the Closing Date or thereafter, due to the Madrid System of the World Intellectual Property Organization and (vi) any national extensions thereof.
“Madrid IP License” shall mean that certain license agreement between American, as licensor, and Loyalty Co, as licensee, dated on or prior to the Closing Date, as amended, supplemented, restated or otherwise modified from time to time.
“Madrid SPV” shall mean Madrid IP Lux Holdco, Madrid IP Lux Holdco 2, Alternative Madrid SPV and any other special purpose vehicle created to implement the Madrid Protocol Holding Structure or the Alternative Madrid Structure.
“Marketing and Service Agreements” shall mean those certain business, marketing and service agreements among an Issuer Party and/or any of its Subsidiaries and any franchises,

including Republic Airlines Inc., SkyWest Airlines, Inc., Mesa Airlines, Inc. and the Regional Airlines, and such other parties or agreements from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling, marketing, alliance and joint business agreements that are entered into in the Ordinary Course of Business.
“Master Collateral Agent” shall mean Wilmington Trust, National Association, in its capacity as master collateral agent for the Senior Secured Parties under the Collateral Agency and Accounts Agreement.
“Material AAdvantage Agreements” shall mean (a) the Intercompany Agreement, (b) the Citi Co-Branded Agreement, together with the Citi Co-Branded Consent, (c) the Barclays Co-Branded Agreement, together with the Barclays Co-Branded Consent, (d) each Permitted Replacement AAdvantage Agreement, and (e) as of any date, each other AAdvantage Agreement that generated Transaction Revenues equal to 10% or more of Transaction Revenues from AAdvantage Agreements received over the twelve months prior to such date, in each case, as amended, restated, supplemented, or otherwise modified from time to time as permitted by the Notes Documents.
“Material Adverse Effect” shall mean a material adverse effect on (a) the consolidated business, operations or financial condition of Parent and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of any Notes Document or the rights or remedies of the Secured Parties, (c) the ability of Loyalty Co to pay the Obligations, (d) the validity, enforceability or collectability of the Material AAdvantage Agreements, the IP Licenses or the Contribution Agreements generally or any material portion of the Material AAdvantage Agreements, the IP Licenses or the Contribution Agreements, taken as a whole, (e) the business and operations of the AAdvantage Program or (f) the ability of the Issuer Parties to perform their material obligations under the IP Agreements, the American Intercompany Loan, or the Material AAdvantage Agreements to which it is a party; provided, that no condition or event that has been disclosed in the public filings for American on or prior to the Closing Date shall be considered to be a “Material Adverse Effect” under this Indenture.
“Material Indebtedness” shall mean Indebtedness of any Issuer Party (other than the Notes) outstanding under the same agreement in a principal amount exceeding $200,000,000.
“Material Modification” shall mean:
(1)     any amendment or waiver of, or modification or supplement to, a Material AAdvantage Agreement (other than the Intercompany Agreement) executed or effected on or after the Closing Date which: (a) extends, waives, delays or contractually or structurally subordinates one or more payments due to any Issuer Party with respect to such Material AAdvantage Agreement; (b) reduces the rate or amount of payments due to any Issuer Party with respect to such Material AAdvantage Agreement; (c) gives any Person other than Issuer Parties party to such Material AAdvantage Agreement additional or improved termination rights with respect to such Material AAdvantage Agreement; (d) shortens the term of such Material AAdvantage Agreement or expands or improves any counterparty’s rights or remedies following a termination; or (e) imposes new financial obligations on any Issuer Party under such Material

AAdvantage Agreement, in each case, to the extent such amendment, waiver, modification or supplement would reasonably be expected to result in a Payment Material Adverse Effect; and
(2)     any amendment or waiver of, or modification or supplement to, the Intercompany Agreement or the American Intercompany Loan which: (a) sets or shortens the scheduled maturity or term of the Intercompany Agreement to a date earlier than the Latest Maturity Date then in effect, (b) (i) sets or shortens the scheduled maturity of the American Intercompany Loan to a date earlier than the Latest Maturity Date then in effect, (ii) changes the obligor on the American Intercompany Loan, (iii) reduces the outstanding principal amount of the American Intercompany Loan held by Loyalty Co to be less than the aggregate outstanding principal amount of the Senior Secured Debt outstanding, or (iv) changes the ability of American to repay the American Intercompany Loan or the payee under the American Intercompany Loan to demand payment in a manner that would result in the outstanding principal amount of the American Intercompany Loan held by Loyalty Co to be less than the aggregate outstanding principal amount of the Senior Secured Debt outstanding (c) amends, modifies or otherwise changes (i) the EBITDA Margin (as defined in the Intercompany Agreement) for Miles payments payable by American to Loyalty Co as specified in Section 3.3 of the Intercompany Agreement (including changes to the definitions of “EBITDA Margin” and “Excluded Miles” in the Intercompany Agreement or Exhibit 1 thereof) in a manner reducing the amount payable to Loyalty Co, (ii) the Intercompany Agreement in a manner that materially reduces any other amounts payable to Loyalty Co pursuant to Section 3.3 of the Intercompany Agreement or (iii) reduces the frequency of payments under the Intercompany Agreement to be less frequent than monthly and that, in each case, would reasonably be expected to result in a Payment Material Adverse Effect (provided, that in the case of this clause (c), any change to the 20% EBITDA Margin or any change to the inclusion of redemption cost or operating expense in EBITDA Margin, or any change to the Intercompany Agreement that reduces any other amounts payable to Loyalty Co pursuant to Section 3 of the Intercompany Agreement, will not be subject to a Payment Material Adverse Effect qualification), (d) amends, modifies or otherwise changes the calculation or rate of fees, expenses or termination payments due and owing under the Intercompany Agreement except to the extent addressed in clause (c) above, in a manner reducing the amount owed to Loyalty Co and that would reasonably be expected to result in a Payment Material Adverse Effect, (e) changes the contractual subordination of payments thereunder, in a manner materially adverse to the Holders of the Notes, (f) changes the ability for the Master Collateral Agent to demand payment under the American Intercompany Loan in a manner that would reasonably be expected to result in a Payment Material Adverse Effect, (g) permits payments due to Loyalty Co to be deposited to an account other than the Collection Account, (h) changes the amendment standards applicable to the Intercompany Agreement or the American Intercompany Loan (other than changes affecting rights of the Trustee or the Master Collateral Agent to consent to amendments, which is covered by clause (i)) in a manner that would reasonably be expected to result in a Payment Material Adverse Effect, (i) materially impairs the rights of the Trustee or the Master Collateral Agent to enforce or consent to amendments to any provisions of any such agreement in accordance therewith, (j) changes Section 2.8 of the Intercompany Agreement such that Loyalty Co no longer has the exclusive right to issue and create Miles (provided that, for the avoidance of doubt, American shall be permitted to credit or transfer Miles purchased and/or transferred from Loyalty Co to American’s customers and counterparties to any AAdvantage Agreement, American Airline Business Agreement or Retained Agreement) or (k) amends, modifies or otherwise changes Section 2.1 of the Intercompany Agreement in any manner that materially and adversely affects Loyalty Co’s ability to perform its obligations under the AAdvantage Agreements or any other agreement related to the AAdvantage Program.
Notwithstanding anything to the contrary in this definition, the entrance into a Permitted Replacement AAdvantage Agreement shall not constitute a Material Modification.
“Maximum Amortization Amount” shall mean, as of any day of determination, an amount equal to the greatest Senior Secured Amortization Amount for any Payment Date occurring on or after such day of determination until (and including) the Latest Maturity Date at such time.
“Maximum Quarterly Debt Service” shall mean, for any Determination Date, an amount equal to the sum of:
(1)    the Maximum Amortization Amount at such time;
(2)    the Interest Distribution Amount that is or will be due on the related Payment Date; and
(3)    the sum of the “Interest Distribution Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that are or will be due on the related Payment Date for each Series of Senior Secured Debt (other than the Notes).
“Miles” shall mean the Currency under the AAdvantage Program.
“Moody’s” shall mean Moody’s Investors Service, Inc. and its successors.
“Net Proceeds” shall mean (a) with respect to any Collateral Sale, Recovery Event or Contingent Payment Event, the aggregate cash proceeds and Cash Equivalents received by Parent or any of its Restricted Subsidiaries in respect thereof, net of: (i) the direct costs and expenses relating to such Collateral Sale, Recovery Event or Contingent Payment Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, taxes paid or payable as a result of the Collateral Sale, Recovery Event or Contingent Payment Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (ii) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established or to be established, in each case, in accordance with GAAP and (iii) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow; and (b) with respect to any issuance or incurrence of Indebtedness (including Indebtedness under the Credit Agreement or Permitted Pre-paid Miles Purchases), the cash proceeds thereof, net of (i) any fees, underwriting discounts and commissions, premiums, and other taxes, costs and expenses incurred in connection with such issuance and (ii) attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, and brokerage, consultant, accountant, and other customary fees.

“Non-Control Investment” shall mean an investment in an airline in which Parent and its Subsidiaries do not possess, directly or indirectly, (a) more than 50% of the voting power of the ownership interests of such airline or the entity that operates any Loyalty Program thereof or (b) the ability to appoint a majority of the members of the Board of Directors (or equivalent governing body) of such airline or the entity that operates the loyalty program thereof.
“Non-Recourse Debt” shall mean Indebtedness:
(1)    as to which neither Parent nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and
(2)    as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of Parent or any of its Restricted Subsidiaries (other than the Equity Interests of any Unrestricted Subsidiary).
“Non-Recourse Financing Subsidiary” means any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.
“Notes” shall mean the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.
“Notes Depositary” shall mean, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Notes Depositary with respect to the Notes, and any and all successors thereto appointed as Notes Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Notes Documents” shall mean the Notes, the guarantees thereof, this Indenture, the Collateral Documents, the Intercreditor Agreements, any supplemental indentures and any other instrument or agreement (which is designated as a Notes Document therein) executed and delivered by any Issuer or any Guarantor to the Trustee or the Master Collateral Agent.
“Notes Reserve Account Required Balance” shall mean, with respect to any date, an amount equal to the Interest Distribution Amount that was due with respect to the Notes on the most recent Payment Date; provided that (i) at any time prior to the second Payment Date following the Closing Date, the Notes Reserve Account Required Balance shall be an amount equal to the Interest Distribution Amount that would be payable on the next occurring Payment Date assuming the day count fraction is determined using an elapsed period of 90 days and (ii) for the avoidance of doubt, on each Payment Date (other than the first Payment Date following the Closing Date) the Notes Reserve Account Required Balance shall be the Interest Distribution Amount that is due on such Payment Date.
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Notes and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, winding up, reorganization or like proceeding, relating to any Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Issuers to any Agent or any Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Indenture or any other Notes Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to any Agent or any Holder that are required to be paid by the Issuers pursuant to this Indenture or under any other Notes Document) or otherwise.
“Offering Memorandum” shall mean the Offering Memorandum, dated March 10, 2021 relating to the offering of the Notes.
“Officer” shall mean, (i) with respect to any Person, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Director of the Board of Directors, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Corporate Secretary, the Treasurer or any Assistant Treasurer.
“Officer’s Certificate” shall mean a certificate delivered by an Issuer on its own behalf or on behalf of an Affiliate of an Issuer or Parent signed by any Officer of such Issuer or (at the Issuer’s option) Parent.
“On-line Tracking Data” shall mean any information or data collected in relation to on-line activities that can reasonably be associated with a particular user or computer or other device.
“Opinion of Counsel” shall mean a written opinion from legal counsel. Such counsel may be an employee of or counsel to the Issuer Parties.
“Ordinary Course of Business” shall mean with respect to Parent or any of its Subsidiaries, (a) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, Parent and its Subsidiaries, as applicable, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of one or more commercial air carriers in the United States.
“Parent” shall mean American Airlines Group Inc., or its successors.
“Parent Bankruptcy Event” shall mean (a) American or Parent (i) commences a voluntary case or proceeding under any Bankruptcy Law, (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law or (iii) consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of it or for all or substantially all of its property or (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against American or Parent, (ii) appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of American or Parent or for all or substantially all of the property of American or Parent, or (iii) orders the liquidation of American or Parent, and in each case under clause (b) of this definition, the order or decree remains unstayed and in effect for sixty (60) consecutive days.

“Parent Change of Control” shall mean the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its Subsidiaries taken as a whole, or American and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) (other than Parent or any of its Subsidiaries); or
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Parent (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2), (A) any such transaction where the Voting Stock of Parent (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (B) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of Parent with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (B), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
For the avoidance of doubt, any Airline/Parent Merger and any Airlines Merger will not be a Parent Change of Control under this Indenture.
“Parent Change of Control Offer” has the meaning assigned to that term in Section 4.34.
“Parent Change of Control Payment” has the meaning assigned to that term in Section 4.34.
“Parent Change of Control Payment Date” has the meaning assigned to that term in Section 4.34.
“Participant” shall mean, with respect to the Notes Depositary, Euroclear or Clearstream, a Person who has an account with the Notes Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Payment Date” shall mean (a) the 20th calendar day of January, April, July and October of each year, or if such day is not a Business Day, the next succeeding Business Day, commencing July 20, 2021, and (b) the Termination Date.
“Payment Date Statement” shall mean a written statement substantially in the form attached in Exhibit E hereto.

“Payment Material Adverse Effect” shall mean a material adverse effect on (a) the ability of Loyalty Co to pay the Obligations, (b) the validity or enforceability of the Notes Document or the rights or remedies of the secured parties under this Indenture, or (c) the validity, enforceability or collectability of the AAdvantage Agreements, the IP Licenses or the Contribution Agreements generally or any material portion of the AAdvantage Agreements, the IP Licenses or the Contribution Agreements, taken as a whole; provided that no condition or event that has been disclosed in the public filings for American on or prior to the Closing Date shall be considered a “Payment Material Adverse Effect” under this Indenture.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“Peak Debt Service Coverage Ratio” shall mean, with respect to any Determination Date, the ratio obtained by dividing (i) the sum (without duplication) of (x) the aggregate amount of Collections deposited to the Collection Account during the Related Quarterly Reporting Period and (y) Cure Amounts deposited to the Collection Account on or prior to such Determination Date (and which remain on deposit in the Collection Account on such Determination Date) by (ii) the Maximum Quarterly Debt Service for such Determination Date; provided, however, that any amounts due during a Quarterly Reporting Period but deposited into the Collection Account no later than the Determination Date related to such Quarterly Reporting Period may at either Issuer’s option upon notice to the Master Collateral Agent and the Trustee, be treated as if such amounts were on deposit in the Collection Account as of the end of such Quarterly Reporting Period and if so treated, such amounts shall not be considered Collections for any other Payment Date for purposes of the Peak Debt Service Coverage Ratio calculation.
“Peak Debt Service Coverage Ratio Test” shall be satisfied as of any Determination Date if the Peak Debt Service Coverage Ratio is not less than (i) for the Determination Dates in July 2021, October 2021 and January 2022, 0.75 to 1.00; (ii) for the Determination Dates in April 2022, July 2022 and October 2022, 1.00 to 1.00; (iii) for the Determination Dates in January 2023 and April 2023, 1.50 to 1.00; and (iv) for any Determination Date thereafter, 2.00 to 1.00.
“Permitted Acquisition Loyalty Program” shall mean a Loyalty Program owned, operated or controlled, directly or indirectly by a Specified Acquisition Entity or any of its Subsidiaries, or principally associated with such Specified Acquisition Entity or any of its Subsidiaries so long as: (1) the Specified Acquisition Entity’s Loyalty Program is operated so that it is not more competitive, taken as a whole, than the AAdvantage Program (as determined by American in good faith), (2) American, Parent and its Subsidiaries do not take any action that would reasonably be expected to disadvantage the AAdvantage Program relative to the Specified Acquisition Entity’s Loyalty Program, (3) no members of the AAdvantage Program are targeted for membership in the Specified Acquisition Entity’s Loyalty Program; provided that this clause (3) shall not prohibit general advertisements, promotions or similar general marketing activities related to the Specified Acquisition Entity, (4) except as attributable to market or business conditions as determined in good faith by American, American will devote substantially similar resources to the AAdvantage Program, including to American distribution and marketing channels, as were applicable immediately prior to the consummation of the acquisition of the Specified Acquisition Entity; and (5) American, Parent and its Subsidiaries do not announce to the public, the members of the AAdvantage Program or the members of the Specified

Acquisition Entity’s Loyalty Program that the Specified Acquisition Entity’s Loyalty Program is the primary Loyalty Program for American, Parent or its Subsidiaries.
“Permitted Bond Hedge Transaction” shall mean any call or capped call option (or substantively equivalent derivative transaction) on Parent’s common stock (or a parent company of the Parent’s common stock) purchased by the issuer of any Convertible Indebtedness in connection with the issuance of any such Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the issuer of such Convertible Indebtedness from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by such issuer from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Business” shall mean, (a) with respect to Parent and its Restricted Subsidiaries any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the businesses in which Parent and its Restricted Subsidiaries are engaged on the Closing Date, and (b) with respect to the SPV Parties, any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the businesses in which the SPV Parties are engaged (including the operation of the AAdvantage Program) on the Closing Date.
“Permitted Convertible Indebtedness Call Transaction” shall mean any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Deposit Amounts” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Permitted Disposition” shall mean any of the following:
(a)    the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)    the licensing or sub-licensing or granting of similar rights of Intellectual Property or other general intangibles pursuant to any AAdvantage Agreement or as otherwise permitted by (or pursuant to) the IP Agreements;
(c)    the abandonment or cancellation of Intellectual Property in the Ordinary Course of Business;
(d)    any transfer, deletion, de-identification or purge of any Personal Data that is required or permitted under applicable privacy laws, under any of the Issuer Parties’ public-facing privacy policies or in the Ordinary Course of Business (including in connection with terminating inactive AAdvantage Program member accounts) pursuant to the applicable Issuer Party’s privacy and data retention policies consistent with past practice;
(e)    the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;

(f)    to the extent constituting a Disposition, (i) the incurrence of Liens that are permitted to be incurred pursuant to Section 4.25, (ii) the making of (x) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.22 or (y) any Permitted Investment or (iii) the re-designation of any AAdvantage Agreement as a Retained Agreement (and the corresponding release thereof from the Collateral) in accordance with the applicable provisions of this Indenture;
(g)    Dispositions in connection with the Intercompany Agreement or any IP Agreement;
(h)    condemnation, expropriation or any similar action on assets or other dispositions required by a Governmental Authority or casualty or insured damage to assets;
(i)    surrender or waive contractual rights and settle, release, surrender or waive contractual or litigation claims (or other Disposition of assets in connection therewith);
(j)    the expiration of the following registered Intellectual Property:  (A) any copyright, the term of which has expired under applicable law; (B) any patent, the term of which has expired under applicable law, taking into account all patent term adjustments and extensions, and provided that all maintenance fees are paid; and (C) any trademark or service mark, the term of which has expired under applicable law because a declaration or statement of use to maintain the registration cannot be submitted to, or has been rejected by, the relevant governmental authority because such trademark or service mark is no longer in use; in each case, subject to the terms and conditions of the IP Management Agreement;
(k)    the sale of Miles in the Ordinary Course of Business under the terms of the AAdvantage Agreements;
(l)    the disposition or discount of inventory, accounts receivable, or notes receivable in the Ordinary Course of Business or the conversion of accounts receivable to notes receivable, in each case other than in respect of (A) the Intercompany Agreement and (B) the AAdvantage Agreements;
(m)    any disposition of (I) obsolete, negligible, uneconomical, worn out or surplus property or (II) other property (including any leasehold property interest) that is no longer (A) economically practical in its business, (B) commercially desirable to maintain or (C) used or useful in its business;
(n)    contributions of Collateral (i) from HoldCo1 to HoldCo2, (ii) HoldCo2 to Loyalty Co, and (iii) solely with respect the assets of a Permitted Acquisition Loyalty Program, from Loyalty Co to a Permitted Loyalty Subsidiary; and
(o)    the sale, lease or other transfer of any Currency in the Ordinary Course of Business or in accordance with any AAdvantage Agreement as in existence on the Closing Date (or any (i) permitted successor agreement thereto or (ii) new AAdvantage Agreement permitted under this Indenture, in each case that is included in the Collateral), or subsequently approved by the administrative agent under the Credit Agreement or any other Priority Lien Debt.

“Permitted Investments” shall mean:
(1)    with respect to any SPV Party:
(a)    to the extent constituting an Investment, Investments in any SPV Party arising from the transactions contemplated in any Notes Document;
(b)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(c)    any Investments received in a good faith compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;
(d)    prepayment or repurchase of any Senior Secured Debt in accordance with the terms and conditions of the Senior Secured Debt Documents;
(e)    any guarantee of Indebtedness of the SPV Parties to the extent otherwise permitted under this Indenture;
(f)    accounts receivable arising in the Ordinary Course of Business; and
(g)    Investments in connection with outsourcing initiatives in the Ordinary Course of Business; and
(2)    with respect to Parent and its Restricted Subsidiaries (other than the SPV Parties):
(a)    any Investment in Parent or in a Restricted Subsidiary of Parent;
(b)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(c)    any Investment by Parent or any Restricted Subsidiary of Parent (other than the SPV Parties) in a Person, if as a result of such Investment:
(i)    such Person becomes a Restricted Subsidiary of Parent; or
(ii)    such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary of Parent;
(d)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;
(e)    any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(f)    any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business of Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;
(g)    Investments represented by Hedging Obligations or made in connection therewith (including any cash collateral or other collateral that does not constitute Collateral provided to or by Parent or any of its Restricted Subsidiaries in connection with any Hedging Obligation);
(h)    loans or advances to officers, directors or employees made in the Ordinary Course of Business in an aggregate principal amount not to exceed $30,000,000 at any one time outstanding;
(i)    redemption, purchase, prepayment or repayment of the Notes;
(j)    any Guarantee of Indebtedness permitted to be incurred by Section 4.29 other than a Guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;
(k)    any Investment existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date (including, for avoidance of doubt, all AAdvantage Agreements); provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the Closing Date or (B) as otherwise permitted under this Indenture;
(l)    Investments or commitments to make Investments acquired after the Closing Date and any other Investments consisting of extensions, modifications or renewals of such Investments as a result of the acquisition by Parent or any Restricted Subsidiary of Parent (other than the SPV Parties) of another Person, including by way of a merger, amalgamation or consolidation with or into Parent or any of its Restricted Subsidiaries (other than the SPV Parties) in a transaction that is not prohibited under Section 4.28 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(m)    the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Parent or a Subsidiary of Parent (other than the SPV Parties) in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
(n)    Receivables arising in the Ordinary Course of Business, and Investments in Receivables and related assets including pursuant to a Receivables Repurchase Obligation;

(o)    Investments in connection with outsourcing initiatives in the Ordinary Course of Business;
(p)    Permitted Bond Hedge Transactions which constitute Investments;
(q)    Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (q) that are at the time outstanding, not to exceed 30% of the Consolidated Total Assets of Parent and its Restricted Subsidiaries at the time of such Investment;
(r)    Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (r) shall not be permitted if unreimbursed within 90 days of any such extension of credit;
(s)    Investments in connection with financing any pre delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;
(t)    Investments in any Non-Recourse Financing Subsidiary (other than Receivables Subsidiaries in connection with Qualified Receivables Transactions), in an aggregate amount outstanding at any time not to exceed $300,000,000;
(u)    Investments consisting of payments to or on behalf of any Person (including without limitation any third-party service provider) for purposes of improving or reconfiguring aircraft or Aircraft Related Equipment owned or operated by such Person in order to enhance or improve the brand under which Parent or any of its Affiliates operate, in an aggregate amount outstanding at any time not to exceed $300,000,000;
(v)    Investments in travel or airline related businesses made in connection with Marketing and Service Agreements, alliance agreements, distribution agreements, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (v) (excluding Investments existing on the Closing Date) shall not exceed $300,000,000 at any time outstanding;
(w)    Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;
(x)    Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;
(y)    Investments consisting of stock, obligations or securities received in settlement of amounts owing to Parent or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;
(z)    Investments made in Unrestricted Subsidiaries not to exceed $30,000,000 in any fiscal year in the aggregate;

(aa)    Investments (including through special-purpose subsidiaries or Unrestricted Subsidiaries) in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply and sales, in each case, in the Ordinary Course of Business;
(bb)    Investments consisting of advances and loans to Affiliates of Parent or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $300,000,000;
(cc)    Investments in connection with outsourcing initiatives in the Ordinary Course of Business;
(dd)    Guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with any of Parent’s Restricted Subsidiaries in connection with the regional air carrier’s business with such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which Parent or any of its Restricted Subsidiaries provides ground handling services;
(ee)    so long as no Default has occurred and is continuing, any Investment by Parent and/or any Restricted Subsidiary of Parent;
(ff)    Investments consisting of guarantees of Indebtedness of any Person to the extent that such Indebtedness is incurred by such Person in connection with activities related to the business of Parent or any Restricted Subsidiary of Parent and Parent has determined that the incurrence of such Indebtedness is beneficial to the business of Parent or any of its Restricted Subsidiaries, in an aggregate amount outstanding at any time not to exceed $300,000,000; and
(gg)    Investments in connection with outsourcing initiatives in the Ordinary Course of Business.
For the avoidance of doubt, any Investment by an SPV Party that is not a Permitted Investment pursuant to clause (a) in the definition of “Permitted Investment” above shall be a Restricted Investment.
“Permitted Liens” shall mean
(a)    Liens securing the Priority Lien Debt, including pursuant to this Indenture and the Collateral Documents, so long as such Indebtedness and such Liens are subject to the Collateral Agency and Accounts Agreement;
(b)    Liens securing Junior Lien Debt; provided that such Liens secured by the Collateral shall (i) rank junior to the Liens secured by the Collateral securing the Obligations and (ii) be subject to a Junior Lien Intercreditor Agreement;
(c)     Liens of a collection bank arising under Section 4-208 of the New York Uniform Commercial Code or any comparable or successor provision on items in the course of collection;

(d)    (i) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, (ii) Liens in favor of depositary banks or a securities intermediary arising as a matter of law or that are contractual rights of set off encumbering deposits and that are within the general parameters customary in the banking or finance industry and (iii) other than with respect to the SPV Parties, attaching to commodity trading accounts or other commodity brokerage accounts incurred in the Ordinary Course of Business;
(e)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(f)    Liens imposed by law, including carriers’ vendors’, materialmen’s, warehousemen’s, landlord’s mechanics’, repairmen’s, employees’ or other like Liens, in each case, incurred in the Ordinary Course of Business;
(g)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default under this Indenture;
(h)    to the extent constituting Liens, the rights granted by any Issuer Party to another Issuer Party or the Master Collateral Agent pursuant to the Intercompany Agreement or any IP Agreement (other than any rights granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Indenture);
(i)    (i) leases and subleases by any Grantor as they relate to any Collateral and to the extent such leases or subleases (A) do not interfere in any material respect with the business of such Grantor and (B) do not relate to Intellectual Property or AAdvantage Agreements or (ii) to the extent constituting Liens, licenses, sub-licenses and similar rights as they relate to any AAdvantage Intellectual Property (A) granted to any third-party counterparty of any AAdvantage Agreements pursuant to the terms of such agreement or (B) as otherwise expressly permitted by the IP Licenses and the Collateral Documents to be granted to any Person (other than any sub-license or similar right granted thereunder following any amendment or modification thereof that is not permitted by the terms of such agreement or this Indenture);
(j)    Liens on cash and Cash Equivalents that are earmarked to be used to satisfy or discharge Priority Lien Debt or Junior Lien Debt in connection with a permitted repayment thereof and in favor of the Master Collateral Agent (in the case of Priority Lien Debt) or the collateral agent, administrative agent or trustee in respect of such Junior Lien Debt; provided that (a) such cash and/or Cash Equivalents are deposited into an account from which payment is to be made, directly or indirectly, to the Person or Persons holding the Indebtedness that is to be satisfied or discharged, (b) such Liens extend solely to the account in which such cash and/or Cash Equivalents are deposited and are solely in favor of the Person or Persons holding the Indebtedness (or any agent or trustee for such Person or Persons) that is to be satisfied or discharged, and (c) the satisfaction or discharge of such Indebtedness is expressly permitted under this Indenture;

(k)    Liens consisting of an agreement to dispose of any property pursuant to a Disposition permitted hereunder;
(l)    rights reserved or vested in any Person by the terms of any lease, license, franchise, grant, or permit held by any Grantor or by a statutory provision, to terminate any such lease, license, franchise, grant, or permit, or to require annual or periodic payments as a condition to the continuance thereof, in each case so long as such rights (A) do not interfere in any material respect with the business of such Grantor and (B) do not relate to Intellectual Property or AAdvantage Agreements except as provided in the Collateral Documents;
(m)    Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal, or similar bonds or with respect to other regulatory requirements in connection therewith or (ii) letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the Ordinary Course of Business;
(n)    Liens in favor of banking or other financial institutions or other electronic payment service providers arising as a matter of law or customary contract encumbering deposits, including deposits in “pooled deposit” or “sweep” accounts (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(o)    Liens existing on the Closing Date;
(p)    Liens arising in connection with the Intercompany Agreement or any IP Agreements;
(q)    Liens (including all rights) of counterparties to AAdvantage Agreements arising under the terms thereof; and
(r)    any extension, modification, renewal, refinancing or replacement of the Liens described in clauses (a) through (q) above, provided that such extension, modification, renewal or replacement does not increase the amount of Indebtedness associated therewith.
“Permitted Loyalty Subsidiary” shall mean, at any time, a Subsidiary of an SPV Party formed after the Closing Date (a) in connection with the transactions contemplated under clauses (e) and/or (i) of Section 4.16 and designated as a Permitted Loyalty Subsidiary by the Issuers in accordance with the Section 4.16(l) or (b) that is a Madrid SPV; provided that any such Subsidiary shall only be a Permitted Loyalty Subsidiary so long as (1) such Subsidiary is an exempted company incorporated with limited liability under the laws of the Cayman Islands or, solely in the case of a Madrid SPV, an entity formed under the laws of Luxembourg or, in the case of the Alternative Madrid SPV, such other jurisdiction as the Issuers may reasonably determine, (2) such Subsidiary satisfies each of the requirements set forth in Section 4.08, (3) such Subsidiary is a wholly-owned Subsidiary of Loyalty Co (or, in the case of an Alternative Madrid SPV, a wholly-owned Subsidiary of another SPV Party), (4) 100% of the Equity Interests in such Subsidiary are pledged as Collateral, (5) such Subsidiary is a “Grantor” (as defined in the Security Agreement) under and in accordance with the Security Agreement and (6) such Subsidiary is a Guarantor and guarantees the Guaranteed Obligations in accordance with this Indenture and the other Notes Documents.

“Permitted Noteholders” shall mean, at any time, Holders holding more than 50% of the aggregate outstanding principal amount of any Series of Notes.
“Permitted Pre-paid Miles Purchases” shall mean Pre-paid Miles Purchases permitted by Section 4.23.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness (or commitments in respect thereof) of Parent or any of its Restricted Subsidiaries (other than the SPV Parties) incurred in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge all or a portion of other Indebtedness of any of Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);
(2)    if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the final maturity date of the Notes;
(3)    if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and
(4)    notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.
“Permitted Replacement AAdvantage Agreement” shall mean any AAdvantage Agreement entered into by any Issuer Party to replace any Material AAdvantage Agreement (other than the Intercompany Agreement) that has been (or will be) terminated, cancelled or expired; provided that:
(1)    the Rating Agency Condition has been met;
(2)    the counterparty to such Permitted Replacement AAdvantage Agreement shall have a corporate rating from at least two of S&P, Moody’s and Fitch of not lower than BBB (or the equivalent thereof), Baa2 (or the equivalent thereof) and BBB (or the equivalent thereof), respectively;
(3)    the projected cash payments (as determined in good faith by the Issuer Parties) under such Permitted Replacement AAdvantage Agreement for the immediately succeeding 12 months shall equal no less than 85% of the actual cash payments of the Material AAdvantage Agreement that it is replacing for the 12 months preceding the termination of such Material AAdvantage Agreement;
(4)    such Permitted Replacement AAdvantage Agreement shall expressly permit American or the applicable Issuer Party to pledge its rights thereunder to the Master Collateral Agent;
(5)    such Permitted Replacement AAdvantage Agreement shall have confidentiality obligations that are not materially more restrictive (taken as a whole) than the confidentiality obligations in the Material AAdvantage Agreements in existence on the date hereof (as determined in good faith by American and the SPV Parties);
(6)    such Permitted Replacement AAdvantage Agreement shall not have a scheduled termination date prior to the scheduled termination date of the AAdvantage Agreement being replaced; and
(7)    no Early Amortization Event or Event of Default would result therefrom.
It being acknowledged and agreed that so long as the conditions in clauses (1) through (7) of this definition are satisfied, an amendment and restatement, amendment and/or extension of a then existing Material AAdvantage Agreement with an existing counterparty shall constitute a Permitted Replacement AAdvantage Agreement.
“Permitted Warrant Transaction” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on Parent’s common stock (or a parent company of the Parent’s common stock) sold by Parent substantially concurrently with any purchase of a related Permitted Bond Hedge Transaction.

“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, exempted company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Personal Data” shall mean (i) any information or data that alone or together with any other data or information can be used to identify, directly or indirectly, a natural person or otherwise relates to an identified or identifiable natural person and (ii) any other information or data considered to be personally identifiable information or data under applicable law.
“Plan” shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is a pension plan subject to the provisions of Title IV of ERISA, Sections 412 or 430 of the Code or Section 302 of ERISA.
“Pre-paid Miles Purchases” shall mean the sale by any Issuer Party of pre-paid Miles to a counterparty of an AAdvantage Agreement or another co-brand, partnering or similar agreement relating to the AAdvantage Program or any similar transaction involving a counterparty of such an agreement advancing funds to Parent or any of its Subsidiaries against future payments to Parent or any of its Subsidiaries by such counterparty under such agreement for the purchase of Miles.
“Priority Lien Cap” shall mean, at any time, an amount equal to the sum of (a) $10,000,000,000 plus (b) the Incremental Priority Amount at such time (if any).
“Priority Lien Debt” shall mean (i) the Term Loans outstanding under the Credit Agreement on the Closing Date; (ii) the Notes issued and outstanding on the Closing Date; and (iii) any incremental Term Loans incurred or additional notes (including Additional Notes) issued under the Indenture or one or more other indenture(s) or any other Indebtedness incurred, in each case, incurred or issued after the Closing Date pursuant to and in accordance with Section 4.23(c).
“Priority Lien Debt Documents” shall mean any documents, instruments, notes, credit agreements, purchase agreements or other agreements entered into in connection with the incurrence or issuance of any Priority Lien Debt (including the Notes Documents and the Term Loan Documents).
“Private Placement Legend” shall mean the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
“Pro Rata Share” shall mean, on any date, a proportion equal to (a) the aggregate principal amount of the Notes (or applicable Series of Notes, as the case may be) outstanding on such date divided by (b) the aggregate principal amount of Priority Lien Debt outstanding on such date.
“proceeds” shall mean all “proceeds” as such term is defined in Article 9 of the UCC, including, without limitation, payments or distributions made with respect to any investment property, whatever is receivable or received when Collateral or proceeds are sold, leased, licensed, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and any and all proceeds of loans.
“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.
“QIB” shall mean a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Receivables Transaction” shall mean any transaction or series of transactions entered into by Parent or any of its Subsidiaries (other than the SPV Parties) pursuant to which Parent or any of its Subsidiaries (other than the SPV Parties) sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person other than any SPV Party (in the case of a transfer by Parent or any of its Subsidiaries) and (b) any other Person other than any SPV Party (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any Receivables (whether now existing or arising in the future) of Parent or any of its Subsidiaries (other than any SPV Party), and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, other than assets that constitute Collateral or proceeds of Collateral. For the avoidance of doubt, in no event shall (i) any SPV Party be permitted to enter into any Qualified Receivables Transaction or (ii) any assets that constitute Collateral be pledged, sold, conveyed or otherwise transferred under or in connection with any Qualified Receivables Transaction.
“Qualified Replacement Assets” shall mean assets used or useful in the business of any Issuer Party that shall be pledged as Collateral on a first lien basis.
“Qualifying Equity Interests” shall mean Equity Interests of Parent other than Disqualified Stock.
“Quarterly Reporting Period” shall mean (a) initially, the period commencing on the Closing Date and ending on June 30, 2021, and (b) thereafter, each successive period of three consecutive months.
“Quotation Agent” shall mean one of the Reference Treasury Dealers appointed by the Issuers.
“Rating Agency” shall mean (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of American’s control, a “nationally recognized statistical rating organization” as defined in Section 3 (a)(62) of the Exchange Act, selected by American (as certified by a resolution of American’s Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.
“Rating Agency Condition” shall mean, with respect to any then-outstanding Notes and any applicable action, the Issuers have provided evidence to the Trustee that each Rating Agency that has provided a rating for the Notes at such time has provided a written confirmation that such action will not result in either (A) a withdrawal of its credit ratings on the then-outstanding Notes or (B) the assignment of credit ratings on the then-outstanding Notes below the lower of (x) the then-current credit ratings on such Notes and (y) the initial credit ratings assigned to such Notes (in each case, without negative implications); provided that any time that there are no Notes rated by a Rating Agency, references to any condition or requirement that the “Rating Agency Condition” shall have been satisfied shall have no effect and no such action shall be required.
“Receivables” shall mean Accounts, and shall also include ticket receivables, sales of frequent flyer miles and other present and future revenues and receivables that may be the subject of a Qualified Receivables Transaction.
“Receivables Repurchase Obligation” shall mean any obligation of a seller of Receivables in a Qualified Receivables Transaction to repurchase Receivables and related assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a Receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” shall mean (x) a Subsidiary of Parent (other than the SPV Parties) which engages in no activities other than in connection with the financing or securitization of Receivables and which is designated by the Board of Directors of American or of Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by Parent or any Restricted Subsidiary of Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates Parent or any Restricted Subsidiary of Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of Parent or any Subsidiary of Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither Parent nor any Subsidiary of Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither Parent nor any Subsidiary of Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results or (y) any Subsidiary of a Receivables Subsidiary. Any such designation by the Board of Directors of American or of Parent will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of American or of Parent giving effect to such designation and an Officer’s

Certificate certifying that such designation complied with the foregoing conditions. For the avoidance of doubt, (A) Parent and any Restricted Subsidiary of Parent (other than any SPV Party) may enter into Standard Securitization Undertakings for the benefit of a Receivables Subsidiary, and (B) in no event shall any SPV Party (i) be a Receivables Subsidiary, (ii) be permitted to enter into any Qualified Receivables Transaction or (iii) have any obligations (whether contingent or otherwise) under, with respect to or in connection with any Qualified Receivables Transaction (including any Standard Securitization Undertakings) in any manner whatsoever.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral.
“Reference Treasury Dealer” shall mean each of Goldman Sachs & Co. LLC, Barclays Capital Inc. and Citibank, N.A. or one of their respective affiliates; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuers will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuers, of the bid and asked prices for the Comparable Treasury Issue for the applicable Series of Notes (expressed in each case as a percentage of its principal amount) quoted in writing to us and the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
“Regional Airline” shall mean Envoy Aviation Group Inc., Piedmont Airlines, Inc. and PSA Airlines, Inc. and their respective Subsidiaries.
“Regulation S” shall mean Regulation S promulgated under the Securities Act.
“Regulation S Global Note” shall mean a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable.
“Regulation S Permanent Global Note” shall mean a permanent Global Note in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note, in each case bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Notes Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” shall mean a temporary Global Note in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note, in each case bearing the Global Note Legend, the Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of and registered in the name of the Notes Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” shall mean the legend set forth in Section 2.06(g)(iii) hereof.
“Related Quarterly Reporting Period” shall mean, with respect to any Allocation Date, Determination Date or Payment Date, the most recently completed Quarterly Reporting Period.
“Required Debtholders” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Required Number of Independent Directors” shall mean, (x) with respect to HoldCo 1 and HoldCo 2, one (1) Independent Director, and (y) with respect to each other SPV Party, two (2) Independent Directors.
“Requirement of Law” shall mean, with respect to any Person, the common law and any federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, or requirements of, any Governmental Authority, in each case having the force of law and that are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Responsible Officer” shall mean, with respect to any Person other than the Trustee or the Collateral Custodian, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, any Director of the Board of Directors, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Corporate Secretary, the Treasurer or any Assistant Treasurer and, with respect to the Trustee of the Collateral Custodian, any officer within the Corporate Trust Office of the Trustee of the Collateral Custodian (or any successor division, unit, or group of the trustee or the Collateral Custodian) who shall have direct responsibility for the administration of this Indenture.
“Restricted Definitive Note” shall mean a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” shall mean a Global Note bearing the Private Placement Legend.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Period” shall mean the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Retained Agreements” shall mean, at any time, all currently existing co-branding agreements, partnering agreements, airline-to-airline frequent flyer program agreements or similar agreements related to or entered into in connection with the AAdvantage Program, in each case, as amended, restated, extended, replaced, supplemented or otherwise modified from time to time, and with respect to which the rights therein have not been transferred to Loyalty Co to the extent permitted under Section 4.16(j), but excluding the American Airline Business Agreements.
“Rule 144” shall mean Rule 144 promulgated under the Securities Act.
“Rule 144A” shall mean Rule 144A promulgated under the Securities Act.
“Rule 903” shall mean Rule 903 promulgated under the Securities Act.
“Rule 904” shall mean Rule 904 promulgated under the Securities Act.
“S&P” shall mean Standard & Poor’s Ratings Services and its successors.
“Sale of a Grantor” shall mean, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of:
(i) in the case where the Grantor that owns such Collateral is an SPV Party, the Equity Interests of such Grantor, or
(ii) in the case of any other Grantor, the Capital Stock of the applicable Grantor that owns such Collateral, other than (1) an issuance of Equity Interests by a Grantor to Parent or another Restricted Subsidiary of Parent and (2) an issuance of directors’ qualifying shares.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“Scheduled Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Scheduled Principal Amortization Amount” shall mean the 2026 Notes Scheduled Principal Amortization Amount or the 2029 Notes Scheduled Principal Amortization Amount, as applicable.
“SEC” shall mean the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” shall mean that certain Security Agreement, dated on or prior to the Closing Date, among Loyalty Co, HoldCo 1, HoldCo 2, certain other grantors party thereto from time to time and the Master Collateral Agent, as it may be amended, supplemented, restated or otherwise modified from time to time.
“Senior Secured Amortization Amount” shall mean, with respect to any Payment Date, the sum of:
(a)    the Scheduled Principal Amortization Amount that will be due on such Payment Date for each Series of Notes; and
(b)    the sum of the “Scheduled Principal Amortization Amounts” (as such term, or such similar or analogous term, is defined in the other applicable Senior Secured Debt Documents) that will be due on such Payment Date for each Series of Senior Secured Debt (other than the Notes) (but excluding, for the avoidance of doubt, any balloon or bullet payments of the principal amount thereof at final maturity thereof).
“Senior Secured Debt” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Documents” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Event of Default” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Obligations” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Debt Representative” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Senior Secured Parties” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Series” shall mean any series of Notes established pursuant to this Indenture.
“Series of Senior Secured Debt” has the meaning ascribed to such term in the Collateral Agency and Accounts Agreement.
“Specified Acquisition Entity” shall mean any entity that is (x) acquired by American or any of its Subsidiaries (other than any SPV Party) after the Closing Date (whether such entity becomes wholly or less than 100% owned by American or any of its Subsidiaries (other than any SPV Party)) or (y) another commercial airline (including any business lines or divisions thereof) with which American or such a Subsidiary of American merges or enters into an acquisition transaction

“Specified Intellectual Property” shall mean (i) any AAdvantage Intellectual Property (A) listed in any Contribution Agreement entered into on the Closing Date as being Specified Intellectual Property, or (B) consisting of trademarks developed or acquired after the Closing Date, in each case, which cannot be transferred or contributed due to applicable law or regulation in any applicable jurisdictions, applicable privacy policy restrictions, domain registrar restrictions or existing contractual restrictions; or (ii) Composite Marks that must, by determination of an applicable trademark office for a particular country, be owned by an entity that otherwise owns the related contributed property.
“Specified Minority Owned Program” shall mean the primary Loyalty Program operated by China Southern Airlines or any other airline (or entity that operates the loyalty program thereof) in which Parent and its applicable Subsidiaries have a Non-Control Investment, in each case only so long as such entity remains a Non-Control Investment of Parent and its applicable Subsidiaries.
“Specified Organization Documents” shall mean (i) the Amended and Restated Memorandum and Articles of Association of Loyalty Co, dated the Closing Date, (ii) the Amended and Restated Memorandum and Articles of Association of HoldCo2, dated the Closing Date, (iii) the Amended and Restated Memorandum and Articles of Association of HoldCo1, dated the Closing Date and (iv) the Memorandum and Articles of Association of each Permitted Loyalty Subsidiary (if any), in each case as amended from time to time.
“SPV Guarantors” shall mean HoldCo1, HoldCo2 and any Permitted Loyalty Subsidiaries.
“SPV Parties” shall mean Loyalty Co, HoldCo1, HoldCo2 and any Permitted Loyalty Subsidiaries.
“SPV Party Change of Control” shall mean the occurrence of any of the following:
(i)    the failure of American to directly own 100% of the Equity Interests in HoldCo 1 (excluding any special share(s) issued to Walkers Fiduciary Limited);
(ii)    the failure of HoldCo 1 to directly own 100% of the Equity Interests in HoldCo 2 (excluding any special share(s) issued to Walkers Fiduciary Limited); or
(iii)    the failure of HoldCo 2 to directly own 100% of the Equity Interests in Loyalty Co (excluding any special share(s) issued to Walkers Fiduciary Limited).
“SPV Provisions” shall mean the definitions and articles specified in the definition of “Prohibited Resolutions” (or comparable term) in the Specified Organization Documents of each SPV Party.
“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” shall mean, with respect to any Person:
(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantor” shall mean each Guarantor (other than Parent and the SPV Guarantors).
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Documents” shall mean the Credit Agreement, the Collateral Documents, and all other documents designated as “Loan Documents” (or similar terms) in or pursuant to the Credit Agreement.
“Term Loans” shall mean all term loans made pursuant to the Credit Agreement (including any term loan refinancings or replacements thereof).
“Termination Date” shall mean, (1) for the 2026 Notes, the earlier to occur of (a) April 20, 2026 and (b) the date of acceleration of the 2026 Notes in accordance with the terms of this Indenture and (2) for the 2029 Notes, the earlier to occur of (a) April 20, 2029 and (b) the date of acceleration of the 2029 Notes in accordance with the terms of this Indenture.
“Third-Party Processors” shall mean a third-party provider or other third party that accesses, collects, stores, transmits, transfers, processes, discloses or uses Personal Data on behalf of an Issuer.

“Trade Secrets” shall mean confidential and proprietary information, including trade secrets (as defined under the Uniform Trade Secrets Act or the federal Defend Trade Secrets Act of 2016, or as otherwise defined in the applicable jurisdiction) and proprietary know-how, which may include all inventions (whether or not patentable), invention disclosures, methods, processes, designs, algorithms, source code, customer lists and data (including AAdvantage Customer Data), databases, compilations, collections of data, practices, processes, specifications, test procedures, flow diagrams, research and development, and formulas.
“Transaction Documents” shall mean the Notes Documents, the IP Agreements, the Intercompany Agreement, the American Intercompany Note, the Deeds of Undertaking, the Co-Branded Consents and the Specified Organization Documents.
“Transaction Revenue” shall mean, without duplication, (a) all payments in cash paid to any Issuer Party under the AAdvantage Agreements other than the Intercompany Agreement, (b) all payments in cash paid to Loyalty Co under the Intercompany Agreement and the IP Licenses and (c) all other payments in cash received by Loyalty Co. For the avoidance of doubt, Transaction Revenues shall not include (i) payments made by any SPV Party to any other SPV Party, (ii) any Permitted Deposit Amounts and (iii) any taxes paid to Loyalty Co that Loyalty Co collects for, or on behalf of, any Governmental Authority.
“Treasury Rate” shall mean, with respect to any redemption date for either Series of Notes, (1) the yield, under the heading which represents the average for the immediately preceding week, as reported on the most recent H.15 page available through the website of the Board of Governors of the Federal Reserve System, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the applicable Series of Notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue for the applicable Series of Notes, calculated using a price for the Comparable Treasury Issue for the applicable Series of Notes (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable Series of Notes for such redemption date. The Treasury Rate will be calculated by the Issuers on the third Business Day preceding the redemption date.
“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date hereof.
“Trustee” shall mean Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“Unrestricted Definitive Note” shall mean one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
“Unrestricted Global Note” shall mean a permanent Global Note, substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note, in each case that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Notes Depositary, representing Notes that do not bear the Private Placement Legend.
“Unrestricted Subsidiary” shall mean any Subsidiary of Parent (other than American or any SPV Party) that is designated by an Officer of Parent or American as an Unrestricted Subsidiary in compliance with Section 4.04 or any Subsidiary of an Unrestricted Subsidiary, but only if such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    except to the extent permitted under the comparable provision of the Credit Agreement, is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary of Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent;
(3)    is a Person with respect to which neither Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any of its Restricted Subsidiaries; and
(5)    does not own any assets or properties that constitute Collateral.
“US Airways” shall mean US Airways, Inc., a Delaware corporation, which merged with and into American with American as the surviving entity, or such entity’s successor.
“U.S. Person” shall mean a U.S. person as defined in Rule 902(k) under the Securities Act.
“Voting Stock” of any specified person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(x) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(y) the then-outstanding principal amount of such Indebtedness.
Section 1.02Other Definitions.

Term	Defined in Section
“Agreed Guarantee Principles”	4.12(c)
“Alternative Madrid SPV”	4.31(g)
“Alternative Madrid Structure”	4.31(g)
“American”	Preamble
“American Agreements”	Definition of “American Case Milestones”
“Applicable Mandatory Repurchase Offer Proceeds”	3.09(e)
“Applicable Mandatory Prepayment Amount”	3.08(d)
“Assumption Motion”	Definition of “American Case Milestones”
“Assumption Order”	Definition of “American Case Milestones”
“Authentication Order”	2.02
“Bankruptcy Case”	Definition of “American Case Milestones”
“Bankruptcy Court”	Definition of “American Case Milestones”
“Cash Bond”	Definition of “American Case Milestones”
“Covenant Defeasance”	8.03
“CP Excess Proceeds”	3.09(c)
“CP Mandatory Repurchase Offer”	3.09(c)

Term	Defined in Section
“CP Mandatory Repurchase Offer Proceeds”	3.09(c)
“CP Threshold Amount”	3.09(c)
“CS Excess Proceeds”	3.09(b)
“CS Mandatory Repurchase Offer”	3.09(b)
“CS Mandatory Repurchase Offer Proceeds”	3.09(b)
“CS Threshold Amount”	3.09(b)
“Cure Amounts”	4.33
“Debtors”	Definition of “American Case Milestones”
“Early Amortization Event”	6.01(a)
“Event of Default”	6.02(a)
“Excess PPM Net Proceeds”	3.08(b)
“Fraudulent Transfer Laws”	12.01(a)
“guarantor”	Definition of “Guarantee”
“Initial Notes”	Recitals
“Issuance Mandatory Prepayment Amount”	3.08(a)
“Issuance Prepayment Date”	3.08(a)
“Issuers”	Preamble
“Legal Defeasance”	8.02(a)
“Loyalty Co”	Preamble
“Madrid IP Lux Holdco”	4.31(f)
“Madrid IP Lux Holdco 2”	4.31(f)
“Madrid Protocol Holding Structure”	4.31(f)
“Mandatory Repurchase Offer Price”	3.09(f)
“Mandatory Prepayment Event”	3.08(d)
“Mandatory Repurchase Date”	3.09(f)
“Mandatory Repurchase Offer”	3.09(e)
“Mandatory Repurchase Offer Notices”	3.09(h)
“Mandatory Repurchase Offer Period”	3.09(f)
“Note Guarantees”	10.01(a)
“Note Register”	2.03
“Notes Payment Account”	4.18(a)
“Notes Reserve Account”	4.17(a)
“parent”	Definition of “Subsidiary”
“Parent Change of Control Offer”	4.34(a)
“Parent Change of Control Payment”	4.34(a)
“Parent Change of Control Payment Date”	4.34(a)
“Petition Date”	Definition of “American Case Milestones”

Term	Defined in Section
“PPM Mandatory Prepayment Amount”	3.08(b)
“PPM Mandatory Prepayment Event”	3.08(b)
“PPM Prepayment Date”	3.08(b)
“Prepayment Date”	3.08(d)
“Prepayment Record Date”	3.08(e)
“primary obligor”	Definition of “Guarantee”
“RE Excess Proceeds”	3.09(a)
“RE Mandatory Repurchase Offer”	3.09(a)
“RE Mandatory Repurchase Offer Proceeds”	3.09(a)
“RE Threshold Amount”	3.09(a)
“Redemption Date”	3.07(a)
“Registrar”	2.03
“Required Currency”	12.18
“Restricted Payments”	4.22(a)
“Shortfall Period”	4.33
“AAdvantage Customer Database”	4.31(e)
“Specified Loyalty Program”	Definition of “Incremental Priority Amount”
“Trustee”	8.05(a)
Section 1.03[Reserved].
Section 1.04Rules of Construction.
Unless the context otherwise requires:
(a)a term has the meaning assigned to it;
(b)an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)“or” is not exclusive;
(d)words in the singular include the plural, and in the plural include the singular;
(e)“will” shall be interpreted to express a command;
(f)provisions apply to successive events and transactions;

(g)references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)unless the context otherwise requires, any reference to an “Article,” “Section,” “clause” or “Exhibit” refers to an Article, Section, clause or Exhibit, as the case may be, of this Indenture; and
(i)the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause, other subdivision or Exhibit.
Section 1.05Acts of Holders.
(a)Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments or records of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuers. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuers, if made in the manner provided in this Section 1.05.
(b)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
(c)The ownership of Notes shall be proved by the Note Register.
(d)Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuers in reliance thereon, whether or not notation of such action is made upon such Note.
(e)The Issuers may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuers prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
(f)Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this Section 1.05(f) shall have the same effect as if given or taken by separate Holders of each such different part.
(g)Without limiting the generality of the foregoing, a Holder, including a Notes Depositary as the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and such Notes Depositary may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.
(h)The Issuers may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Notes Depositary entitled under the Applicable Procedures to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2
THE NOTES
Section 2.01Form and Dating; Terms.
(a)General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof.
(b)Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of Exhibit A-2 hereto for a 2029 Note (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto for a 2026 Note or substantially in the form of

Exhibit A-2 hereto for a 2029 Note (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect prepayments, repurchases, exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby resulting from exchange from one Global Note to another shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
(c)Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Notes Depositary, and registered in the name of the Notes Depositary or the nominee of the Notes Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Notes Depositary or its nominee, as the case may be, in connection with transfers of interest, exchanges, prepayments, repurchases and redemption as hereinafter provided.
(d)Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
The terms and provisions contained in the Notes in Exhibit A-1 and Exhibit A-2 attached hereto shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be subject to repurchase by the Issuers pursuant to a Mandatory Repurchase Offer as provided in Section 3.09 hereof or a Parent Change of Control Offer as provided in Section 4.34 hereof. The Notes shall not be redeemable or prepayable, other than as provided in Article 3.
Additional Notes ranking pari passu with the 2026 Notes or the 2029 Notes, as applicable, may be created and issued from time to time by the Issuers without notice to or consent of the Holders and shall be consolidated with and form a single class with such applicable Initial Notes and shall have identical terms and conditions (other than the issue price, issuance date, first Payment Date, the date from which interest will accrue, CUSIP and/or other securities numbers and, to the extent necessary, certain temporary securities law transfer restrictions) as such Initial Notes; provided, that the Issuers’ ability to issue Additional Notes shall be subject to the Issuers’ compliance with Section 4.23 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. Upon issuance of Additional Notes, the remaining applicable Scheduled Principal Amortization Amounts shall be increased on a pro rata basis to reflect such issuance, which increase will occur automatically upon the issuance of such Additional Notes.
(e)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02Execution and Authentication.
One or more Responsible Officers of each Issuer shall sign the Notes on behalf of the Issuers by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. A Note shall be dated the date of its authentication unless otherwise provided by resolution of the Board of Directors of the Issuers, a supplemental indenture or an Officer’s Certificate. On the Closing Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.
The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent of services of notices and demands.
Section 2.03Registrar and Paying Agent.
The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without prior notice to any Holder. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers hereby appoint the Trustee at its Corporate Trust Office as Registrar and Paying Agent for the Notes unless another Registrar or Paying Agent, as the case may be, is appointed prior to the time the Notes are first issued. The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture.
The Issuers initially appoint DTC to act as Notes Depositary with respect to the Global Notes.
Section 2.04Paying Agent to Hold Money in Trust.
The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of interest, principal and premium, if any, on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money. If the Issuers or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Notes Depositary or to a successor Notes Depositary or a nominee of such successor Notes Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Notes Depositary (x) notifies the Issuers that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Notes Depositary is not appointed by the Issuers within 120 days or (ii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Notes Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(b)(ii)(B) and Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or Section 2.06(c) hereof.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Notes Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
(ii)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof but otherwise comply with the terms of this Indenture, including Section 2.06(a) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Notes Depositary in accordance with the Applicable Procedures directing the Notes Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) subsequent to any of the events in clauses (i) or (ii) of Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Notes Depositary in accordance with the Applicable Procedures directing the Notes Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Notes Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of the certificates in the form of Exhibit B hereto. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
(iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(iv)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(b)(iv), if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to this Section 2.06(b)(iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(i)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in clauses (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to the Issuers, the Guarantors or any of their respective Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and upon receipt of an Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Notes Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(ii)Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Section 2.06(c)(i)(A) and Section 2.06(c)(i)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certifications required pursuant to Exhibit B hereto, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(iii)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if the Registrar receives the following:
(A)if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iv)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from or through the Notes Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(i)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to the Issuers, the Guarantors or any of their respective Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) of this Section 2.06(d)(i), the applicable Restricted Global Note, in the case of clause (B) of this Section 2.06(d)(i), the applicable 144A Global Note, and in the case of clause (C) of this Section 2.06(d)(i), the applicable Regulation S Global Note.
(ii)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(d)(ii), if the Registrar or Issuers so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the applicable conditions in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to clauses (ii) or (iii) of this Section 2.06(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
(i)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
(C)if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(ii)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted

Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this Section 2.06(e)(ii), if the Registrar or Issuers so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar and Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)[Reserved].
(g)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S

UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. EACH HOLDER OF THE NOTES EVIDENCED HEREBY AGREES TO THE FOREGOING TRANSFER RESTRICTIONS AND EACH HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE TRANSFER RESTRICTIONS SET FORTH HEREIN.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(ii)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE NOTES DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(H) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR NOTES DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE NOTES DEPOSITARY TO A NOMINEE OF THE NOTES DEPOSITARY OR BY A NOMINEE OF THE NOTES DEPOSITARY TO THE NOTES DEPOSITARY OR ANOTHER NOMINEE OF THE NOTES DEPOSITARY OR BY THE NOTES DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR NOTES DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR NOTES DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER

STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON, UNLESS SUCH NOTES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THESE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THESE NOTES.”
(iv)OID Legend. Each Global Note and each Definitive Note issued at a more than de minimis discount to its redemption price at maturity (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE CLOSING DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUERS AT AMERICAN AIRLINES, INC., 1 Skyview Drive, Fort Worth, Texas 76155, 817-963-1234.”
(v)ERISA Legend. Each Global Note and each Definitive Note issued in exchange for a beneficial interest in a Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:
“OTHER THAN WITH RESPECT TO ONE OR MORE PURCHASERS ON THE CLOSING DATE WHICH HAVE MADE CERTAIN REPRESENTATIONS SATISFACTORY TO THE ISSUERS, BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER: (A) IT IS

NOT AND IS NOT DEEMED TO BE (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA“), (II) A PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE“), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR“), OR (IV) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS“); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAWS.”
(h)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Notes Depositary at the direction of the Trustee to reflect such increase.
(i)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(ii)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 3.07, Section 3.08, Section 3.09, Section 4.34 and Section 9.05 hereof).
(iii)Neither the Registrar nor the Issuers shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(iv)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(v)The Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Parent Change of Control Offer, a Mandatory Repurchase Offer or other tender offer, in whole or in part, except the unredeemed or untendered portion of any Note being redeemed or repurchased in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of interest, principal and premium, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.
(vii)Upon surrender for registration of transfer of any Note at the office or agency of the Issuers designated pursuant to Section 4.35 hereof, the Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
(viii)At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuers shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.
(ix)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or other form of electronic transmission approved by the Registrar.
(x)The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a Participant or Indirect Participant in, the Notes Depositary or other Person with respect to the accuracy of the records of the Notes Depositary or its nominee or of any Participant or Indirect Participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant or Indirect Participant, member, beneficial owner, or other Person (other than the Notes Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. The Trustee may rely and shall be fully protected in relying upon information furnished by the Notes Depositary with respect to its members, Participants or Indirect Participants, and any beneficial owners.
(xi)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Notes Depositary’s participants, members, or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. None of the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Notes Depositary.
Section 2.07Replacement Notes.
If any mutilated Note is surrendered to the Trustee, the Issuers shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuers and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuers or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuers shall execute, and upon the Issuers’ request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuers, in their discretion, may, instead of issuing a new Note, pay such Note.
Upon the issuance of any new Note under this Section, the Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every replacement Note is a contractual obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in this Section 2.08 or Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuers holds the Note.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuers, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, repurchase date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Subject to Section 2.09, in determining whether the Holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of Notes that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.
Section 2.09Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, or by any Affiliate of the Issuers, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that an Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not either Issuer or any obligor upon the Notes or any Affiliate of the Issuers or of such other obligor.
Section 2.10Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders and beneficial Holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial Holders, respectively, of Notes under this Indenture.
Section 2.11Cancellation.
The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange Act) in accordance with its customary procedures. Certification of the disposal of all cancelled Notes shall be delivered to the Issuers upon their written request. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. Upon any cancellation of Notes that have been acquired by the Issuers and delivered to the Trustee for cancellation pursuant to this Section 2.11, the remaining applicable Scheduled Principal Amortization Amounts shall be reduced on a pro rata basis to reflect such cancellation.
Section 2.12Defaulted Interest.
If the Issuers or the Guarantors default in a payment of interest or principal on the Notes or in the payment of any other amount become due under this Indenture, whether at the Stated Maturity, by acceleration or otherwise, the Issuers shall on written demand of the Trustee pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate equal to the rate then applicable plus 2.0%, pursuant to clause (a) or (b) below, as the Issuers shall elect:
(a)The Issuers may elect to make such payment to the persons who are Holders of the Notes on a subsequent special record date. The Issuer shall fix the payment date for such defaulted interest and the special record date therefor, which shall not be more than 15 days nor less than 10 days prior to such payment date. At least 10 days before the special record date, the Issuers shall mail to the Trustee and to each Holder of the Notes a notice that states the special record date, the payment date and the amount of interest to be paid.
(b)The Issuers may elect to make such payment in any other lawful manner.

Payment of defaulted interest and any interest thereon to the Trustee shall be deemed to satisfy the Issuers’ obligation to pay such defaulted interest and any interest thereon for all purposes of this Indenture.
Section 2.13CUSIP and ISIN Numbers.
The Issuers in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers.
ARTICLE 3
REDEMPTION

Section 3.01Notices to Trustee.
If the Issuers elect to redeem Notes of a Series pursuant to Section 3.07 hereof, they shall furnish to the Trustee, not less than 10 days before notice of redemption is required to be sent or caused to be sent to Holders of Notes of such Series pursuant to Section 3.03 hereof but not more than 60 days before a redemption date (except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture), an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed, (iv) the redemption price and (v) if applicable, any conditions to such redemption.
Section 3.02Selection of Notes to Be Redeemed.
If less than all of the Notes of a Series are to be redeemed at any time, such Notes shall be selected for redemption by the Trustee (1) if such Notes are listed on an exchange and such listing is known to the Trustee, in compliance with the requirements of such exchange or in the case of Global Notes, in accordance with customary procedures of the Notes Depositary or (2) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method as the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances. Such Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date from the outstanding Notes not previously called for redemption.
The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $2,000 or integral multiples of $1.00 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1.00, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
The Trustee shall not be responsible for any actions taken or not taken by a Notes Depositary pursuant to its Applicable Procedures.
Section 3.03Notice of Redemption.
If the Issuers elect to redeem Notes of a Series pursuant to Section 3.07 hereof, the Issuers shall deliver notices of redemption electronically or by first-class mail, postage prepaid, at least 10 but not more than 60 days before the purchase or redemption date to each Holder of Notes of such Series (with a copy to the Trustee) at such Holder’s registered address or otherwise in accordance with the Applicable Procedures of the Notes Depositary, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof. Notices of redemption may be conditional.
(a)The notice shall identify the Notes to be redeemed and shall state:
(i)the redemption date;
(ii)the redemption price;
(iii)if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note;
(iv)the name and address of the Paying Agent;
(v)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(vi)that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(vii)the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(ix)any condition to such redemption.
At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ names and at their expense; provided that the Issuers shall have delivered written notice to the Trustee, at least 5 Business Days prior to the date on which notice of redemption is to be sent (unless a shorter notice shall be agreed to by the Trustee) in the form of an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, without limitation, the consummation of an incurrence or issuance of debt or equity or a Parent Change of Control or other corporate transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.
Section 3.04Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, unless such redemption is conditioned on the happening of a future event. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.05Deposit of Redemption or Purchase Price.
Subject to the last paragraph of Section 3.03, prior to 4:00 p.m. (Eastern time) on the Business Day prior to the redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06Notes Redeemed or Purchased in Part.
Upon surrender of a Definitive Note that is redeemed or purchased in part, the Issuers shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided, that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1.00 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.
Section 3.07Optional Redemption.
(a)At any time, the Issuers may on one or more occasions redeem all or a part of the 2026 Notes, upon notice as described under Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the 2026 Notes to be redeemed plus the 2026 Notes Make-Whole Amount as of, and accrued and unpaid interest, if any, thereon, to, but not including, the date of redemption (the “Redemption Date”).
(b)At any time, the Issuers may on one or more occasions redeem all or a part of the 2029 Notes, upon notice as described under Section 3.03 hereof, at a redemption price equal to 100.0% of the principal amount of the 2029 Notes to be redeemed plus the 2029 Notes Make-Whole Amount as of, and accrued and unpaid interest, if any, thereon, to, but not including, the Redemption Date.
(c)Notwithstanding this Section 3.07, in connection with a Parent Change of Control Offer, if Holders of not less than 90.0% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making such a tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price equal to 101% of the principal amount thereof plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the applicable Redemption Date (subject to the right of Holders on record on the relevant record date to receive interest on the relevant interest payment).
(d)If the optional Redemption Date is on or after a record date and on or before the corresponding Interest Payment Date, the accrued and unpaid interest, if any, to, but not including, the Redemption Date will be paid on the Redemption Date to the Holder in whose name the Note is registered at the close of business on such record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuers.
(e)If a portion but not all of a Series of Notes are redeemed, automatically upon such redemption the remaining applicable Scheduled Principal Amortization Amounts shall be reduced on a pro rata basis to reflect such partial redemption.
(f)Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.
Section 3.08Mandatory Prepayments.
(a)Within five (5) Business Days of Loyalty Co or any other SPV Party receiving any Net Proceeds from the issuance or incurrence of any Indebtedness of Loyalty Co or any other SPV Party (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 4.23), the Issuers shall cause each Series of Notes’ Pro Rata Share of such Net Proceeds (the “Issuance Mandatory Prepayment Amount”), to be remitted to the Trustee to be paid by the Trustee to Holders as of the Prepayment Record Date (as defined below) (such remittance date, as the case may be, a “Issuance Prepayment Date”).
(b)Within ten (10) Business Days of Parent or any of its Subsidiaries receiving any Net Proceeds of a Pre-paid Miles Purchase which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Pre-paid Miles Purchases since the Closing Date, are in excess of $500.0 million (such excess, “Excess PPM Net Proceeds”, and such event, a “PPM Mandatory Prepayment Event”), the Issuers shall cause each Series of Notes’ Pro Rata Share of such Excess PPM Net Proceeds (the “PPM Mandatory Prepayment Amount”), to be remitted to the Trustee to be paid by the Trustee to Holders as of the Prepayment Record Date (as defined below) (such remittance date, as the case may be, a “PPM Prepayment Date”); provided that the Issuers shall not be required to make such prepayment so long as the aggregate amount of Net Proceeds received from Pre-paid Miles Purchases since the Closing Date is less than $505.0 million.
(c)Notwithstanding the foregoing, to the extent that the prepayment obligation under the immediately preceding paragraph arises as a result of Net Proceeds generated by a Subsidiary of Parent (other than an SPV Party) that is not organized in the United States (or a Subsidiary of Parent that is organized in the United States but that is a Subsidiary of an entity (other than an SPV Party) that is not organized in the United States) and the Issuers determine in good faith that actions reasonably required to use such Net Proceeds to effect any such prepayment would result in material and adverse tax consequences to Parent or its Affiliates, then the relevant amounts shall be entitled to be retained by Parent or the applicable Affiliate of Parent and such amounts shall not be required to be used to effect a repayment pursuant to Section 3.08(b).
(d)“Mandatory Prepayment Event” shall mean each of the events set forth in the foregoing clauses (a) and (b). “Applicable Mandatory Prepayment Amount” shall mean either the Issuance Mandatory Prepayment Amount or the PPM Mandatory Prepayment Amount, as

applicable. “Prepayment Date” shall either the Issuance Prepayment Date or the PPM Prepayment Date, as applicable.
(e)On each Prepayment Date, the Trustee will apply the Applicable Mandatory Prepayment Amount to prepay the maximum outstanding principal amount of the Notes plus accrued unpaid interest thereon that may be prepaid with the portion of such Mandatory Prepayment Amount representing the Applicable Mandatory Prepayment Amount at a prepayment price equal to the redemption price that would be due if the Series of Notes were being redeemed pursuant to Section 3.07 on the applicable Prepayment Date, plus accrued and unpaid interest on the principal amount being prepaid up to, but excluding, the Prepayment Date. The “Prepayment Record Date” for any Prepayment Date will be the Business Day prior to the Prepayment Date.
(f)Notwithstanding Sections 3.08(a), (b), (c), (d) and (e), if following a Mandatory Prepayment Event but prior to the related Prepayment Date, the Issuers pay the related Applicable Mandatory Prepayment Amount to the Holders on an intervening Payment Date pursuant to the provisions described under Section 4.01, no mandatory prepayment pursuant to the provisions of Sections 3.08(a), (b), (c), (d) and (e) will be required.
(g)In connection with any mandatory prepayment of a Series of Notes pursuant to this Section 3.08, the Issuers, or the Trustee of behalf of the Issuers pursuant to written instructions from the Issuers to the Trustee, shall issue a written notice to the Holders at least two (2) Business Days prior to the Prepayment Date, which notice shall include a description of the Mandatory Prepayment Event, the aggregate outstanding principal amount of Notes to be prepaid, the prepayment price (including the amount of accrued and unpaid interest included therein) and the Prepayment Date.
(h)If a portion but not all of a Series of Notes are prepaid (which, for the avoidance of doubt, shall include a prepayment consummated on an intervening Payment Date pursuant to Section 3.08(f)), automatically upon such prepayment the remaining applicable Scheduled Principal Amortization Amounts shall be reduced on a pro rata basis to reflect such partial repayment.
(i)Any prepayment made pursuant to this Section 3.08 shall be made pursuant to the procedures set forth in this Indenture, except to the extent inconsistent with this Section 3.08. The Notes shall not be entitled to the benefit of any sinking fund.
Section 3.09Mandatory Repurchase Offers.
(a)No later than ten (10) Business Days following the date of receipt by Parent or any of its Subsidiaries of any Net Proceeds in respect of any Recovery Event (in each case, in respect of Collateral) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Recovery Events since the later of (x) the date that is 36 months prior to the date of the subject Recovery Event and (y) the Closing Date, are in excess of $10.0 million (the “RE Threshold Amount”, and all such Net Proceeds in excess of the RE Threshold Amount, “RE Excess Proceeds”), the Issuers shall (i) give written notice to the Trustee of such Recovery Event and (ii) make an offer (an “RE Mandatory Repurchase Offer”) to all Holders to purchase the maximum outstanding principal amount of Notes of each Series may be purchased utilizing such Series of Notes’ Pro Rata Share of such RE Excess Proceeds (other than any such RE Excess Proceeds withheld for reinvestment pursuant to the proviso in this clause (a)) (the “RE Mandatory Repurchase Offer Proceeds”); provided that (1) so long as no Event of Default shall have occurred and be continuing at the time of receipt of such RE Excess Proceeds, the Issuers shall upon notice to the Holders and Trustee have the option to (x) invest such RE Excess Proceeds within 365 days of receipt thereof in Qualified Replacement Assets (or, if a binding commitment for any such investment has been entered into within such 365-day period, within 180 days after the end of such 365-day period) or (y) repair, replace or restore the assets which are the subject of such Recovery Event; and (2) within ten (10) Business Days of the end of such permitted reinvestment period (or earlier if the Issuers so elect), the Issuers shall make an RE Mandatory Repurchase Offer with respect to any aggregate amount of such RE Excess Proceeds not used in accordance with the preceding subclause (1).
(b)No later than ten (10) Business Days following the date of receipt by Parent or any of its Subsidiaries of any Net Proceeds in respect of (x) any Collateral Sale of AAdvantage Intellectual Property (other than with respect to any Permitted Disposition) or (y) any other Collateral Sale (other than with respect to any Permitted Pre-paid Miles Purchase, AAdvantage Intellectual Property or Permitted Disposition) which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from such Collateral Sales (other than with respect to any Permitted Pre-paid Miles Purchases or Permitted Disposition) during the fiscal year in which such date occurs, are in excess of $10.0 million (the “CS Threshold Amount”, and all such Net Proceeds in excess of the CS Threshold Amount together with all Net Proceeds of any Collateral Sale of AAdvantage Intellectual Property (other than with respect to any Pre-paid Miles Purchase or Permitted Disposition), “CS Excess Proceeds”), the Issuers shall make an offer (a “CS Mandatory Repurchase Offer”) to all Holders to purchase the maximum outstanding principal amount of each Series of Notes that may be purchased utilizing such Series of Notes’ Pro Rata Share of such CS Excess Proceeds (the “CS Mandatory Repurchase Offer Proceeds”).
(c)No later than ten (10) Business Days of Parent or any of its Subsidiaries receiving any Net Proceeds as a result of any Contingent Payment Event which Net Proceeds, together with the aggregate amount of Net Proceeds previously received from Contingent Payment Events since the Closing Date, are in excess of $50.0 million (the “CP Threshold Amount”, and all such Net Proceeds in excess of the CP Threshold Amount, “CP Excess Proceeds”), the Issuers shall make an offer (a “CP Mandatory Repurchase Offer”) to all Holders to purchase the maximum outstanding principal amount of each Series of Notes that may be purchased utilizing such Series Notes’ Pro Rata Share of such CP Excess Proceeds (the “CP Mandatory Repurchase Offer Proceeds”).
(d)Notwithstanding the foregoing, to the extent that any obligation under this Section 3.09 to effect a repurchase offer arises as a result of Net Proceeds generated by a Subsidiary of Parent (other than an SPV Party) that is not organized in the United States (or a Subsidiary of Parent that is organized in the United States but that is a Subsidiary of an entity (other than an SPV Party) that is not organized in the United States) and the Issuers determine in good faith that actions reasonably required to use such Net Proceeds to effect any such repurchase offer would result in material and adverse tax consequences to Parent or its Affiliates, then the relevant amounts shall be entitled to be retained by Parent or the applicable Affiliate of Parent and such amounts shall not be required to be used to effect a repurchase offer pursuant to this Section 3.09.

(e)“Mandatory Repurchase Offer” shall mean an RE Mandatory Repurchase Offer, a CS Mandatory Repurchase Offer or a CP Mandatory Repurchase Offer, as applicable. “Applicable Mandatory Repurchase Offer Proceeds” shall mean RE Mandatory Repurchase Offer Proceeds, CS Mandatory Repurchase Offer Proceeds or CP Mandatory Repurchase Offer Proceeds, as applicable.
(f)The Mandatory Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Mandatory Repurchase Offer Period”). Promptly after the expiration of the Mandatory Repurchase Offer Period (the “Mandatory Repurchase Date”), the Issuers shall apply all of the Applicable Mandatory Repurchase Offer Proceeds with respect to each Series of Notes to repurchase all of the Notes of such Series tendered in the Mandatory Repurchase Offer at a repurchase price equal to 100% of the principal amount being repurchased, plus accrued and unpaid interest thereon (if any) to, but excluding the Mandatory Repurchase Date (the “Mandatory Repurchase Offer Price”); provided that if the aggregate Mandatory Repurchase Offer Price for all Notes tendered of such Series in such Mandatory Repurchase Offer exceeds the total amount of Applicable Mandatory Repurchase Offer Proceeds, then the tendered Notes of such Series shall be repurchased pro rata up to the maximum amount of such Series of Notes that can be repurchased with such Applicable Mandatory Repurchase Offer Proceeds.
(g)If the Mandatory Repurchase Date is on or after a record date and on or before the related Payment Date, any accrued and unpaid interest up to but excluding the Mandatory Repurchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Mandatory Repurchase Offer.
(h)Subject to Section 3.09(a), the Issuers will mail or send electronically pursuant to the Notes Depositary’s Applicable Procedures a notice of Mandatory Repurchase Offer (“Mandatory Repurchase Offer Notices”) to all Holders no later than ten (10) Business Days after the receipt of Net Proceeds therefrom. The Mandatory Repurchase Offer Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Mandatory Repurchase Offer. The Mandatory Repurchase Offer shall be made to all Holders. The Mandatory Repurchase Offer Notice, which shall govern the terms of the Mandatory Repurchase Offer, shall state:
(i)that the Mandatory Repurchase Offer is being made pursuant to this Section 3.09 and the length of time the Mandatory Repurchase Offer shall remain open;
(ii)the Applicable Mandatory Repurchase Offer Proceeds, the repurchase price and the Mandatory Repurchase Date;
(iii)that any Note not tendered or accepted for payment shall continue to accrue interest;
(iv)that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Mandatory Repurchase Offer shall cease to accrue interest after the Mandatory Repurchase Date;

(v)that Holders electing to have a Note purchased pursuant to a Mandatory Repurchase Offer may elect to have Notes purchased in minimum amounts of $2,000 or integral multiples of $1.00 in excess thereof only;
(vi)that Holders electing to have a Note purchased pursuant to any Mandatory Repurchase Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuers, the Notes Depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least two (2) Business Days before the Mandatory Repurchase Date;
(vii)that Holders shall be entitled to withdraw their election if the Issuers, the Notes Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Mandatory Repurchase Offer Period, a facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;
(viii)that, if the aggregate principal amount of Notes surrendered by the Holders thereof exceeds the amount that can be repurchased with the Applicable Mandatory Repurchase Offer Proceeds, the Trustee shall select the Notes (while the Notes are in global form pursuant to the procedures of the Notes Depositary) to be purchased on a pro rata basis based on the principal amount of the Notes tendered (with such adjustments as may be deemed appropriate by the Issuers so that only Notes in denominations of $2,000, or integral multiples of $1.00 in excess thereof, shall remain outstanding after such purchase) to the extent practicable, or, if the pro rata basis is not practicable for any reason, by lot or by such other method the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances; and
(ix)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
(i)To the extent that the aggregate principal amount of Notes of a Series validly tendered or otherwise surrendered in connection with a Mandatory Repurchase Offer is less than the Applicable Mandatory Repurchase Offer Proceeds, the Issuers may, after purchasing all such Notes of such Series validly tendered and not withdrawn, use the remaining Applicable Mandatory Repurchase Offer Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes of a Series validly tendered pursuant to any Mandatory Repurchase Offer exceeds the amount that can be repurchased with the Applicable Mandatory Repurchase Offer Proceeds with respect to such Series, the Trustee will allocate the Applicable Mandatory Repurchase Offer Proceeds to purchase Notes of such Series on a pro rata basis on the basis of the aggregate principal amount of tendered Notes of such Series; provided that no Notes will be selected and purchased in an unauthorized denomination. Upon completion of any repurchase of Notes in a Mandatory Repurchase Offer, the amount of Applicable Mandatory Repurchase Offer Proceeds shall be reset at zero.
(j)On or before the Mandatory Repurchase Date, the Issuers shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Notes or portions thereof validly tendered pursuant to the Mandatory Repurchase Offer, or if less than the Mandatory Repurchase Offer Price has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
(k)The Issuers, the Notes Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the repurchase price of the Notes properly tendered by such Holder and accepted by the Issuers for repurchase, and the Issuers shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a minimum denomination of $2,000 or an integral multiple of $1.00 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof.
(l)If a portion but not all of a Series of Notes are prepaid, redeemed repurchased, automatically upon such prepayment, redemption or repurchase the remaining applicable Scheduled Principal Amortization Amounts shall be reduced on a pro rata basis to reflect such partial repurchase.
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Mandatory Repurchase Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 3.09, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 by virtue of such compliance.
ARTICLE 4
COVENANTS
Section 4.01Payment of Notes.
Subject to Section 6.02, on each Payment Date on which no Event of Default has occurred and is continuing, all Available Funds in the Notes Payment Account as of such Payment Date shall be distributed based upon the Payment Date Statement for such Payment

Date furnished to the Trustee on the Determination Date for such Payment by the Issuers in the following order of priority:
(a)first, (x) ratably to (i) the Master Collateral Agent and the Depositary, the Notes’ Pro Rata Share of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Persons on such Payment Date pursuant to the terms of this Indenture and the Collateral Documents and, so long as Wilmington Trust, National Association shall be serving as the Master Collateral Agent and Depositary, such amounts to be transferred to the payment account under the Credit Agreement for payment to the Master Collateral Agent and Depositary in accordance with the Credit Agreement on such Payment Date, and (ii) the Trustee and the Collateral Custodian, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Persons on such Payment Date pursuant to the terms of the Notes Documents, provided that the amounts distributed pursuant to this clause (x) shall not exceed the sum of $200,000 in the aggregate per annum and then (y) ratably, the Notes’ Pro Rata Share of the amount of fees, expenses and other amounts due and payable on such Payment Date to any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) or any government fees in an amount not to exceed $200,000 in the aggregate per Payment Date, in the case of each of clauses (x) and (y), to the extent not otherwise paid or provided for or to the extent such Persons have agreed with the Issuers for payment at a later date;
(b)second, to the Trustee, on behalf of the Holders, an amount equal to the Interest Distribution Amount with respect to such Payment Date minus the amount of interest paid by the Issuers for each Series of Notes after the immediately preceding Payment Date and prior to such Payment Date;
(c)third, to the Trustee, on behalf of the Holders, in an amount equal to the Scheduled Principal Amortization Amount due and payable on such Payment Date;
(d)fourth, to the Notes Reserve Account, to the extent the amount on deposit in the Notes Reserve Account is less than the Notes Reserve Account Required Balance on such Payment Date, the amount of such shortfall;
(e)fifth, to the extent due and not already paid, to the Trustee on behalf of the Holders, as a reduction in the outstanding principal amount of the Notes, the amount of any outstanding mandatory prepayments or repurchase offers required pursuant to Sections 3.08, 3.09 or 4.34 (including any related premium due with respect thereto);
(f)sixth, after the fifth anniversary of the Closing Date, any “AHYDO catch-up payments” on the Notes;
(g)seventh, any premium without duplication of any premium paid in clause fifth, due and unpaid as of such Payment Date;
(h)eighth, to pay (x) ratably to (i) the Master Collateral Agent and the Depositary and, so long as Wilmington Trust, National Association shall be serving as the Master Collateral Agent and Depositary, such amounts to be transferred to the payment account under the Credit Agreement for payment to the Master Collateral Agent and Depositary in accordance with the Credit Agreement and (ii) the Trustee and the Collateral Custodian, and then (y) to any other Person (other than American and any of its Subsidiaries (provided that any payment to the IP Manager pursuant to the IP Management Agreement shall be permitted pursuant to this clause (8)), including any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) and the IP Manager, any additional Obligations due and payable to such Person on such Payment Date, in the case of clauses (x) and (y), to the extent not otherwise paid or provided for or to the extent such Persons have agreed with the Issuers for payment at a later date;
(i)ninth, if an Early Amortization Period was in effect as of the last day of the Related Quarterly Reporting Period, then to the Trustee on behalf of the Holders, as a reduction in the outstanding principal balance of the Notes, an amount equal to the Early Amortization Payment for such Payment Date;
(j)tenth, to the extent any amounts are due and owing under any other Senior Secured Debt, to the Master Collateral Agent for further distribution to the appropriate Person pursuant to the Collateral Agency and Accounts Agreement; and
(k)eleventh, all remaining amounts shall be released to or at the direction of Loyalty Co.
For the avoidance of doubt, to the extent Available Funds with respect to any Payment Date are insufficient to pay amounts due and payable under this Indenture to the Agents, Holders or any other Person on such Payment Date, the Issuers, and to the extent provided in Article 10 hereof, the Guarantors, are fully obligated to timely pay such amounts to the Agents, Holders or other Persons.
Section 4.02Financial Statements, Reports, Etc.
The Issuers shall furnish to the Trustee:
(a)The Issuers will furnish to the Trustee within 30 days after it files them with the SEC, copies of the Parent’s annual report, quarterly reports, current reports and the other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Parent is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Reports, information and documents filed by the Parent with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR;
(b)Within 180 days after the end of the fiscal year ending December 31, 2021, and within one hundred twenty (120) days after the end of each fiscal year thereafter, HoldCo1’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of HoldCo1 and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, such consolidated financial statements of HoldCo1 to be audited for HoldCo1 by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (which opinion shall be unqualified as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of HoldCo1 and its Subsidiaries on a consolidated basis in accordance with GAAP;
(c)[reserved];
(d)Within ninety (90) days after the end of the fiscal quarter ending June 30, 2021 and thereafter within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, HoldCo1’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of HoldCo1 and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, each certified by an Officer of HoldCo1 as fairly presenting in all material respects the financial condition and results of operations of HoldCo1 and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes;
(e)Within ninety (90) days after the end of the fiscal year, a certificate of an Officer of American certifying that, to the knowledge of such Officer, no Early Amortization Event or Event of Default has occurred and is continuing, or, if, to the knowledge of such Officer, such an Early Amortization Event or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(f)On or prior to each Determination Date with respect to each Related Quarterly Reporting Period, an Officer’s Certificate demonstrating in reasonable detail compliance with (i) Section 4.27 as of the last day of the Related Quarterly Reporting Period and (ii) the Peak Debt Service Coverage Ratio Test as of the last day of the Related Quarterly Reporting Period;
(g)No later than each Determination Date with respect to each Related Quarterly Reporting Period, a certificate of an Officer of American, (i) setting forth the name of each new AAdvantage Agreement entered into as of such date and each of the parties thereto, (ii) certifying compliance with deposit requirements with respect to such AAdvantage Agreements and (iii) certifying that Transaction Revenues representing 90% of all AAdvantage Revenues for such Quarterly Reporting Period were deposited directly into the Collection Account;
(h)[Reserved];
(i)[Reserved];
(j)[Reserved];
(k)Subject to any confidentiality restrictions under binding agreements or limitations imposed by applicable law, a notice (which will be posted on a password protected website to which the Trustee will have access to such notice (or which will otherwise be delivered to the Trustee, including, without limitation, by electronic mail) with respect to the occurrence of: (i) any material amendment, restatement, supplement, waiver or other material modification to any Material AAdvantage Agreement (with such notice posted or delivered, as applicable, promptly but in each case within thirty (30) days of the effectiveness of such material amendment, restatement, supplement, waiver or other material modification) and (ii) any termination, cancellation or expiration of a Material AAdvantage Agreement (with such notice posted or delivered, as applicable, as soon as reasonably practicable after such termination, cancellation or expiration); and
(l)On each Determination Date, a Payment Date Statement to the Trustee and the Master Collateral Agent. The Trustee may, prior to the related Payment Date, provide notice to the Issuers and the Master Collateral Agent of any information contained in the Payment Date Statement that the Trustee believes to be incorrect. If the Trustee provides such a notice, the Issuers shall use their reasonable efforts to resolve the discrepancy and provide an updated Payment Date Statement on or prior to the related Payment Date. If the discrepancy is not resolved and a replacement Payment Date Statement is not received by the Trustee prior to the payment of Available Funds on the related Payment Date pursuant to Section 4.01 and it is later determined that the information identified by the Trustee as incorrect was in fact incorrect and such error resulted in a party receiving a smaller distribution on the Payment Date than they would have received had there not been such an error, then the Issuers shall indemnify such party for such shortfall. For the avoidance of doubt and, notwithstanding anything to the contrary in this Indenture or in any Collateral Document, the Trustee shall have no obligation to inquire into, investigate, verify or perform any calculations in connection with a Payment Date Statement or notice from the Trustee in respect of the same; it being understood and agreed that the Trustee shall be entitled to conclusively rely, and shall not be liable for so relying, on the Payment Date Statement last received by it on or prior to each Payment Date and the Trustee shall have no obligation, responsibility or liability in connection with any indemnification payment of the Issuers pursuant to the immediately preceding sentence.
In no event shall the Trustee be entitled to inspect, receive and make copies of materials, (i) except in connection with any enforcement or exercise of remedies, that constitute non-registered AAdvantage Intellectual Property, non-financial Trade Secrets (including the AAdvantage Customer Data) or non-financial proprietary information, (ii) in respect of which disclosure to the Trustee, the Master Collateral Agent or any Holder (or their respective representatives or contractors) is prohibited by law or any binding agreement (or would otherwise cause a breach or default thereunder) (including, but not limited to, copies of any AAdvantage Agreements or any information thereof) or (iii) that are subject to attorney client or similar privilege or constitute attorney work product or constitute Excluded Intellectual Property or an AAdvantage Agreement. The Issuers agree to provide copies of any notices or any deliverables given or received under the Collateral Agency and Accounts Agreement to the Trustee, including any notice or deliverable required to be provided to the Senior Secured Debt Representatives.
Subject to the next succeeding sentence, information required to be delivered pursuant to this Section 4.02 to the Trustee may be made available by American to the Holders by posting such information on a private, restricted website to which Holders, prospective investors, broker-dealers and securities analysts are given access. Information other than information required to be delivered pursuant to this Section 4.02 by any Issuer Party shall be delivered pursuant to Section 12.02 hereto. Information required to be delivered pursuant to this Section 4.02 (solely to the extent not already made available as set forth above) shall be deemed to have been delivered to the Trustee on the date on which Loyalty Co provides written notice to the Trustee that such information has been posted on American’s general commercial website (to the extent such information has been posted or is available as described in such notice), as such website may be specified by Loyalty Co to the Trustee from time to time. Information required to be delivered pursuant to this Section 4.02 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 4.02, or otherwise pursuant to this Indenture, shall be deemed to contain non-public information unless (i) expressly marked by an Issuer Party as “PUBLIC”, (ii) such notice or communication consists of copies of any Issuer Party’s public filings with the SEC or (iii) such notice or communication has been posted on American’s general commercial website, as such website may be specified by Loyalty Co or American to the Trustee from time to time.
Delivery of reports, information and documents to the Trustee is for informational purposes only, and its receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including any Issuer Party’s or any other Person’s compliance with any of its covenants under this Indenture or any other Notes Document. The Trustee shall have no liability or responsibility for the content, filing or timeliness of any report or other information delivered, filed or posted under or in connection with this Indenture, the other Notes Documents or the transactions contemplated hereunder or thereunder. For the avoidance of doubt, the Trustee shall have no duty to monitor or access any website of an Issuer Party or any other Person referenced herein, shall not have any duty to monitor, determine or inquire as to compliance or performance by any Issuer Party or any other Person of its obligations under this Section 4.02 or otherwise and the Trustee shall not be responsible or liable for any Issuer Party’s or any other Person’s non-performance or non-compliance with such obligations.
Section 4.03Taxes.
Each Issuer and each Guarantor shall pay, and shall cause each of its Subsidiaries to pay, all material taxes, assessments and governmental levies imposed or assessed on any of them or any of their assets before the same shall become more than ninety (90) days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings or (ii) the failure to effect such payment of which are not reasonably be expected to have, individually or collectively, a Material Adverse Effect.
Section 4.04Designation of Restricted and Unrestricted Subsidiaries
(a)Parent may designate any Restricted Subsidiary of it (other than any Issuer or SPV Party) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under Section 4.22 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
(b)Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Parent; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and the applicable provisions of this Indenture, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (ii) no Default would be in existence following such designation.
(c)In connection with the designation of an Unrestricted Subsidiary as provided in Section 4.04(a) above, (x) such designated Unrestricted Subsidiary shall be released from its Guarantee of the Obligations and (y) any Liens on such designated Unrestricted Subsidiary and any of the Collateral of such designated Unrestricted Subsidiary shall be released.
Section 4.05Corporate Existence.
Each Issuer Party shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(a)its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational and/or constitutional documents (as the same may be amended from time to time) of such Issuer Party or any such Restricted Subsidiary; and
(b)the rights (charter and statutory) and material franchises of each Issuer Party and its Restricted Subsidiaries;
provided that no Issuer Party shall be required to preserve any such right or franchise, or the corporate, partnership or other existence of such Issuer Party (other than an SPV Party) or any of its Restricted Subsidiaries (other than an SPV Party), if an Officer of American or Parent shall, in such officer’s reasonable judgment, determine that the preservation thereof is no longer desirable in the conduct of the business of Parent and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, the preceding shall not prohibit (i) sales of assets not restricted by Section 4.24 or (ii) mergers, liquidations and dissolutions permitted by Section 4.28.
Section 4.06Compliance with Laws.
Each Issuer Party shall comply, and cause each of its Restricted Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 4.07Contribution of AAdvantage Intellectual Property.
American shall contribute Intellectual Property and data to Loyalty Co pursuant to the Contribution Agreements from time to time so that at all times Parent and its Subsidiaries (other than Loyalty Co) would not be able to operate the AAdvantage Program in a manner materially consistent with the operation of the AAdvantage Program at such time, or any other similar airline loyalty program (other than a Permitted Acquisition Loyalty Program or Specified Minority Owned Program), without the rights granted to American with respect to such

Intellectual Property under the IP Licenses; provided that, for the avoidance of doubt, American shall not be required to so contribute any Airlines Business Intellectual Property or sublicense any Intellectual Property owned by any non-Affiliate third party.
Section 4.08Special Purpose Entity.
Other than as required or permitted by the Transaction Documents or the AAdvantage Agreements, the SPV Parties have not and shall not:
(a)engage in any business or activity other than (i) the purchase, receipt, management and sale of Collateral and Excluded Property; provided that in no event shall any SPV Party purchase, receive, manage or sell real property, (ii) the transfer and pledge of Collateral pursuant to the terms of the Collateral Documents and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (iii) the entry into and the performance under the Transaction Documents and AAdvantage Agreements to which it is a party and the Priority Lien Debt Documents and Junior Lien Debt Documents and (iv) such other activities as are incidental to the foregoing clauses (i) through (iii);
(b)acquire or own any material assets other than (i) the Collateral and Excluded Property; provided that in no event shall any SPV Party acquire or own real property, or (ii) incidental property as may be necessary or desirable for the operation of any SPV Party and the performance of its obligations under the Transaction Documents and AAdvantage Agreements to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(c)except as permitted by this Indenture (i) merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets, or (ii) change its legal structure, or jurisdiction of incorporation, unless, in connection with any of the foregoing, such action shall result in the substantially contemporaneous occurrence of the Discharge of Senior Secured Debt Obligations;
(d)except as otherwise permitted under Section 4.08(c), fail to preserve its existence as an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(e)form, acquire or own any Subsidiary, own any Equity Interests in any other entity, or make any Investment in any Person other than to the extent permitted in its memorandum and articles of association and the Notes Documents (it being understood that each SPV Party shall only be permitted to form and thereafter own one or more Subsidiaries that are SPV Parties or will become SPV Parties upon satisfaction of the requirements set forth in clause (4), (5) and (6) of the proviso in the definition of “Permitted Loyalty Subsidiary” within the time periods set forth in the Section 4.16(l);
(f)except as contemplated in the Senior Secured Debt Documents, commingle its assets with the assets of any of its Affiliates, or of any other Person;
(g)incur any Indebtedness other than (i) Indebtedness to the Senior Secured Parties under this Indenture or in conjunction with a repurchase, prepayment or redemption of all or a portion of the Notes owed to the Holders, (ii) any other Priority Lien Debt, (iii) any Junior

Lien Debt and (iv) ordinary course contingent obligations under or any terms thereof related to the AAdvantage Agreements (such as customary indemnities to fronting banks, administrative agents, collateral agents, depository banks, escrow agents, etc.);
(h)become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due in the ordinary course of business;
(i)fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;
(j)enter into any contract or agreement with any Person, except (i) the Transaction Documents to which it is a party and the Priority Lien Debt Documents and the Junior Lien Debt Documents, (ii) organizational documents, (iii) AAdvantage Agreements or other co-branding, partnering or similar agreements, (iv) agreements between any SPV Party and American and/or its Subsidiaries substantially consistent with American’s arrangements with its other Subsidiaries that (w) terminate upon such SPV Party ceasing to be a Subsidiary of American, (x) do not involve the payment of cash to or from such SPV Party, (y) are entered into for the primary purpose of managing the transfer and processing of data among the parties thereto and (z) contain non-petition and nonrecourse covenants with respect to such SPV Party consistent with the provisions set forth in this Indenture, (v) intercompany loans from Loyalty Co to American permitted under Section 4.22, or (vi) other contracts or agreements that (x) are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with third parties other than such Person, (y) contain non-petition covenants with respect to such SPV Party consistent with the provisions set forth in this Indenture and (z) contain non-recourse covenants with respect to such SPV Party consistent with the provisions set forth in this Indenture.
(k)seek its dissolution or winding up in whole or in part;
(l)fail to use commercially reasonable efforts to correct promptly any material known misunderstandings regarding the separate identities of any SPV Party, on the one hand, and any Affiliate or any principal thereof or any other Person, on the other hand;
(m)except pursuant to the Transaction Documents and AAdvantage Agreements, the Priority Lien Debt Documents and the Junior Lien Debt Documents guarantee, become obligated for, or hold itself out to be responsible for the Indebtedness of another Person;
(n)fail, in any material respect, either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business, solely in its own name in order not (i) to mislead others as to the identity of the Person with which such other party is transacting business, or (ii) to suggest that it is responsible for the Indebtedness of any third party (including any of its principals or Affiliates (other than as contemplated or required pursuant to the Transaction Documents or AAdvantage Agreements));
(o)fail, to the extent of its own funds (taking into account the requirements in the Transaction Documents and AAdvantage Agreements), to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(p)[reserved];
(q)fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the SPV Parties’ assets may be included in a consolidated financial statement of its Affiliates so long as (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the SPV Parties from such Person and to indicate that the SPV Parties’ assets and credit are not available to satisfy the Indebtedness and other obligations of such Person or any other Person except for Indebtedness incurred and other obligations pursuant to the Notes Documents, the Priority Lien Debt Documents and the Junior Lien Debt Documents and (ii) such assets shall also be listed on the SPV Parties’ own separate balance sheet (in each case, subject to clause (y) below);
(r)fail to pay its own separate liabilities and expenses only out of its own funds (other than as contemplated under any Director Services Agreement);
(s)maintain, hire or employ any individuals as employees; provided that the SPV Parties are not prohibited or limited in any manner from having directors and officers;
(t)acquire the obligations or securities issued by its Affiliates or members (other than (i) any equity interests of another SPV Party that is a Subsidiary of such SPV Party, (ii) Madrid SPV or in connection with the implementation of the Madrid Protocol Holding Structure or an Alternative Madrid Structure or (iii) intercompany loans permitted under Section 4.22);
(u)fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;
(v)pledge its assets to secure the obligations of any other Person other than pursuant to the Notes Documents, the Priority Lien Debt Documents and the Junior Lien Debt Documents;
(w)fail to satisfy the requirements of Section 4.09;
(x)(i) institute proceedings to be adjudicated bankrupt or insolvent, (ii) institute or consent to the institution of bankruptcy, winding up or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (iv) seek or consent to the appointment of a receiver, liquidator, provisional liquidator, assignee, trustee, sequestrator, collateral agent or any similar official for any SPV Party, (v) make any general assignment for the benefit of any SPV Party’s creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action to approve any of the foregoing; or
(y)fail to file its own tax returns separate from those of any other Person, except to the extent that any SPV Party is treated as a disregarded entity for U.S. federal and applicable state and local income tax purposes or except as otherwise required by law.

Section 4.09SPV Party Independent Directors.
No SPV Party shall fail for five (5) consecutive Business Days to have at least the Required Number of Independent Directors (or 30 days in the case of such Independent Director’s death, disability or resignation, provided that in the case of Loyalty Co, one Independent Director remains at Loyalty Co during such period). Each SPV Party agrees that no vote for a “Material Action” (as defined in the Specified Organization Document of such SPV Party) shall be held unless such SPV Party has the Required Number of Independent Directors at such time, all of the Required Number of Independent Directors are present for such vote and the affirmative vote of all Independent Directors is required for such SPV Party to take such “Material Action”.
Section 4.10Regulatory Matters; Utilization.
American shall:
(a)maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold or co-hold a certificate under Section 41102(a)(1) of Title 49; and
(b)maintain at all times its status at the FAA as an “air carrier” and hold or co-hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time.
Section 4.11Collateral Ownership.
Subject to the provisions described (including the actions permitted) under this Article 4, each Grantor shall continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as would not reasonably be expected to result in a Material Adverse Effect.
Section 4.12Guarantors; Grantors; Collateral.
(a)Parent shall take, and cause each SPV Guarantor and each Subsidiary Guarantor to take, such actions as are necessary (including, if applicable, the execution and delivery of a supplemental indenture substantially in the form attached hereto and if reasonably requested by the Trustee, deliver to the Trustee, a customary written opinion of counsel to Parent or such Subsidiary, as applicable) in order to ensure that the obligations of the Issuer Parties hereunder and under the other Notes Documents are guaranteed by all of Parent’s Subsidiaries that are required to provide a note guarantee pursuant to the applicable provisions of this Indenture.
(b)The Issuers and Parent shall, in each case at their own expense, (A) cause each Subsidiary of any SPV Party to become a Grantor and to become a party to the Security Agreement and each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to any Permitted Liens) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of the Notes Documents, (B) promptly execute and deliver (or cause such Grantor to execute and deliver) to the Master Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 4.25 and the filing of UCC financing statements, as applicable) in favor of the Master Collateral Agent on such assets of such Grantor to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Trustee or the Master Collateral Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens (it being understood that only American and the SPV Parties shall be required to become Grantors and pledge their respective Collateral), and (C) if reasonably requested by the Trustee or the Master Collateral Agent, deliver to the Trustee and the Master Collateral Agent, the Collateral Administrator, the Collateral Custodian and the Depositary, a customary written Opinion of Counsel to Parent or such Grantor, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral.
(c)Notwithstanding anything in this Indenture to the contrary, a supplemental indenture effecting a Note Guarantee pursuant to the terms of this Indenture following the Closing Date may be modified in respect of any Guarantor organized outside the United States of America to the extent necessary to (1) comply with applicable law, (2) avoid any applicable legal limitations such as applicable statutory limitations, financial assistance requirements, corporate benefit requirements, “thin capitalization” rules, retention of title claims or similar matters or (3) avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors (collectively referred to as “Agreed Guarantee Principles”), in each case as determined by American in good faith in its reasonable discretion.
(d)American and Parent shall cause each Subsidiary that becomes a borrower (other than the Issuers) or that guarantees the Term Loans (excluding any refinancing or replacement thereof, other than any refinancing or replacement with term loan debt that constitutes Priority Lien Debt or Junior Lien Debt), within 30 days of becoming a borrower or the incurrence of such guarantee, to execute and deliver to the Trustee a supplemental indenture to this Indenture pursuant to which such Subsidiary of the Parent will guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.
Section 4.13[Reserved].
Section 4.14Further Assurances.
(a)In each case, subject to the terms, conditions and limitations in the Notes Documents, each of the Issuers and SPV Guarantors shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law or that the Master Collateral Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, in each case to the extent required under this Indenture or the Collateral Documents. For the avoidance of doubt, the requirements of this covenant shall not create any obligation of the Issuers or any Guarantor to provide any AAdvantage Agreements (or copies thereof) or disclose any information therein that is not otherwise disclosed on the Closing Date.
(b)Promptly following the entry by Parent or any of its Subsidiaries into any AAdvantage Agreements after the Closing Date (or, in the case of an agreement that previously was a Retained Agreement that becomes an AAdvantage Agreement, upon such agreement becoming an AAdvantage Agreement), Loyalty Co will deliver to the Master Collateral Agent an executed Direction of Payment.
(c)Promptly after the date upon which it is permissible to transfer and assign any Specified Intellectual Property, the Issuer Parties shall, if such Specified Intellectual Property is not transferred and assigned pursuant to an existing Contribution Agreement or an amendment thereto, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required and advisable, and take all further actions that may be required or advisable under applicable law or that the Master Collateral Agent may reasonably request, to transfer and assign all of the Issuer Parties’ right, title and interest in and to such Specified Intellectual Property to Loyalty Co, and shall promptly provide the Trustee and the Master Collateral Agent copies of any such documents.
Section 4.15Maintenance of Rating.
The Issuer Parties shall use commercially reasonable efforts to cause the Notes to be continuously rated (but not any specific rating) by the two (2) Rating Agencies that initially rated the Notes. The Issuer Parties shall make commercially reasonable efforts to provide such Rating Agencies (at American’s sole expense) such reports, records and documents as each shall reasonably request to monitor or affirm such ratings, except to the extent the disclosure of any such document or any such discussion would result in the violation of any Issuer Party’s contractual (including all confidentiality obligations set forth in the AAdvantage Agreements) or legal obligations; provided that the Issuer Parties’ failure to obtain such a rating after using commercially reasonable efforts shall not constitute an Event of Default.
Section 4.16AAdvantage Program; AAdvantage Agreements.
(a)Each Issuer Party (as applicable) agrees to honor Miles according to the policies and procedures of the AAdvantage Program except to the extent that would not reasonably be expected to cause a Payment Material Adverse Effect.
(b)Each Issuer Party shall take any action permitted under the AAdvantage Agreements and applicable law that it, in its reasonable business judgment, determines is advisable, in order to diligently and promptly (i) enforce its rights and any remedies available to it under the AAdvantage Agreements, (ii) perform its obligations under the AAdvantage Agreements and (iii) cause the applicable counterparties to perform their obligations under the related AAdvantage Agreements, including such counterparties’ obligations to make payments to and indemnify the applicable Issuer Party in accordance with the terms thereof in each case except to the extent that would not reasonably be expected to cause a Payment Material Adverse Effect.
(c)The Issuer Parties shall not substantially reduce the AAdvantage Program business or modify the terms of the AAdvantage Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.

(d)Parent shall not and shall not permit any of its Subsidiaries to change the policies and procedures of the AAdvantage Program in any manner that would reasonably be expected to cause a Payment Material Adverse Effect.
(e)No Issuer Party shall, or shall permit any of its Subsidiaries to, establish, create, or operate any Loyalty Program, other than a Permitted Acquisition Loyalty Program or a Specified Minority Owned Program, unless substantially all (i) such Loyalty Program cash payments (which excludes, for the avoidance of doubt, airline revenues such as ticket sales and baggage fees), (ii) accounts in which such cash payments are deposited, (iii) Intellectual Property and member data (but solely to the extent that such Intellectual Property and member data would be included in the definition of AAdvantage Intellectual Property, substituting references to the AAdvantage Program with references to such other Loyalty Program), and (iv) material third-party co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements related to or entered into in connection with such Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements) substituting references to the AAdvantage Program with references to such other Loyalty Program) and intercompany agreements concerning the operation of such Loyalty Program are transferred to and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis (except to the extent such revenues or assets constitute Excluded Property), subject to Permitted Liens; provided that, for the avoidance of doubt, nothing shall prohibit Parent or any of its Subsidiaries from offering and providing discounts or other incentives for travel or carriage on American or any of the oneworld partners (or, in the case of, American’s AirPass program, Business Extra program and ConciergeKey program, from offering and providing other goods and services) to (A) any Person that is not a natural person or (B) members of American’s AirPass program, Business Extra program and ConciergeKey program so long as no Currency is provided to such members other than Miles or, in the case of members of the Business Extra program that are Persons other than natural persons, the Currency of the Business Extra program
(f)The Issuer Parties agree that, with respect to each AAdvantage Agreement entered into after the Closing Date that would be an AAdvantage Agreement and not a Retained Agreement at such time, (i) Loyalty Co shall either be (A) party to such AAdvantage Agreement and have the right to enforce the terms of such AAdvantage Agreement pursuant to the terms thereof or (B) an express third party beneficiary of such AAdvantage Agreement, including the express right to enforce the terms of such AAdvantage Agreement, pursuant to the terms thereof and (ii) such AAdvantage Agreement shall (x) provide that payment made by the counterparty thereunder shall be made to Loyalty Co and deposited directly into the Collection Account and (y) permit Loyalty Co to grant a Lien on such AAdvantage Agreement to secure the Obligations; provided, that the foregoing shall not apply to any renewals, extensions or modifications of Closing Date AAdvantage Agreements as long as commercially reasonable efforts (as determined by American) have first been made to have Loyalty Co be a party to (or an express third party beneficiary of) such renewed, extended or modified agreement; provided further that in no event shall American be required to pay or provide concessions to a counterparty of such a renewed, extended or modified Closing Date AAdvantage Agreement in order to have Loyalty

Co added as a party to such agreement (or an express third party beneficiary thereof). In the event that the Barclays Co-Branded Agreement or the Citi Co-Branded Agreement is renewed, extended or modified, American and Loyalty Co shall ensure that the applicable Co-Branded Consent is effective with respect to such renewed, extended or modified agreement.
(g)American shall assign all of its Assigned AAdvantage Agreement Rights with respect to each AAdvantage Agreement to Loyalty Co. The Issuer Parties shall, if any such Assigned AAdvantage Agreement Rights with respect to any AAdvantage Agreement is not assigned pursuant to an existing Contribution Agreement, execute and deliver one or more Contribution Agreements together with all further documents and instruments that may be required, and take all further actions that may be required under applicable law or that the Master Collateral Agent may reasonably request, to transfer and assign all of the Issuer Parties’ Assigned AAdvantage Agreement Rights to Loyalty Co, and shall promptly provide the Trustee and the Master Collateral Agent copies of any such documents.
(h)Notwithstanding anything to the contrary, with respect to any Permitted Acquisition Loyalty Program, each Issuer Party shall be permitted to undertake any of the following actions at any time after such actions are permitted under the Material AAdvantage Agreements and applicable law:
(i)terminate the Permitted Acquisition Loyalty Program;
(ii)merge and consolidate the Permitted Acquisition Loyalty Program into the AAdvantage Program; or
(iii)cause all or part of the Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees) to be pledged as Collateral.
(i)For the avoidance of doubt, (i) until it is merged into or consolidated with the AAdvantage Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis, any Permitted Acquisition Loyalty Program shall not be deemed part of the AAdvantage Program, its co-branding, partnering or similar agreements, including airline-to-airline frequent flyer program agreements shall not constitute AAdvantage Agreements, and its customer data shall not constitute AAdvantage Customer Data and (ii) following a merger or consolidation of such Permitted Acquisition Loyalty Program into the AAdvantage Program or substantially all of the payments in cash and Intellectual Property of such Permitted Acquisition Loyalty Program, all material third-party co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements related to or entered into in connection with such Permitted Acquisition Loyalty

Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Permitted Acquisition Loyalty Program are transferred and held at Loyalty Co or a Permitted Loyalty Subsidiary and pledged as Collateral on a first lien basis (subject to Permitted Liens), (A) none of the restrictions described in the definition of “Permitted Acquisition Loyalty Program” will continue to apply to the merged program, (B) the co-branding, partnering and similar agreements, including airline-to-airline frequent flyer program agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program shall become AAdvantage Agreements (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and (C) to the extent not effected pursuant to such merger or consolidation, American shall promptly cause such Permitted Acquisition Loyalty Program’s payments in cash (which excludes airline revenues such as ticket sales and baggage fees), accounts in which such payment in cash are deposited, Intellectual Property and member data related to such Permitted Acquisition Loyalty Program (but solely to the extent that such Intellectual Property and member data would be included in the definition of AAdvantage Intellectual Property, substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program), all material third-party co-branding, partnering, and similar agreements, including airline-to-airline frequent flyer program agreements related to or entered into in connection with such Permitted Acquisition Loyalty Program (but solely to the extent that such agreements would be included in the definition of AAdvantage Agreements (e.g., Retained Agreements are excluded from all of the foregoing so long as such agreements remain Retained Agreements or later again become Retained Agreements), substituting references to the AAdvantage Program with references to such other Permitted Acquisition Loyalty Program) and intercompany agreements concerning the operation of such Loyalty Program and all other assets of such Permitted Acquisition Loyalty Program to be transferred and held at Loyalty Co or a Permitted Loyalty Subsidiary and be pledged as Collateral pursuant to the Collateral Documents.
(j)Each Issuer Party agrees that if, as of any Determination Date, the aggregate amount of payments in cash attributable to the Retained Agreements for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date) are greater than or equal to 7.0% of the AAdvantage Revenues for such period, (i) American shall promptly transfer (or cause to be transferred) its Assigned AAdvantage Agreement Rights with respect to one or more Retained Agreements to Loyalty Co such that the aggregate amount of payments in cash produced by the Retained Agreements not so transferred is less than 7.0% of the AAdvantage Revenues in such period (on a pro forma basis) and (ii) upon the effectiveness of such transfer, such Retained Agreement(s) shall become AAdvantage Agreement(s); provided that, in the case of any airline-to-airline frequent flyer program agreement that was previously a Retained Agreement and subsequently becomes an AAdvantage Agreement, such airline-to-airline frequent flyer program may be re-designated as a Retained Agreement and released from the Collateral so long as after giving effect to such release and re-designation, the aggregate amount of revenues of the Retained Agreements is less than 7.0% (on a pro forma basis) for the preceding four Quarterly Reporting Periods (or, in the case of the first three Quarterly Reporting Periods, since the Closing Date).
(k)Loyalty Co shall have the exclusive right to issue Miles in connection with the AAdvantage Program (including any Miles purchased by American, AAdvantage Program members or any other third parties pursuant to AAdvantage Agreements, Retained Agreements, American Airline Business Agreements or otherwise from Loyalty Co, American or any of its Affiliates). Neither American nor any of its Affiliates (other than Loyalty Co) shall issue or create Miles. American shall purchase Miles from Loyalty Co in order to comply with its obligations under the AAdvantage Agreements, the Retained Agreements and the American Airline Business Agreements. Loyalty Co shall issue Miles purchased by American in accordance with the Intercompany Agreement. The sale, transfer and redemption of Miles between Loyalty Co and American shall be governed solely by the Intercompany Agreement.
(l)In connection with the transactions contemplated by clauses (e) and/or (i) of this section, any SPV Party may form a Permitted Loyalty Subsidiary; provided that such Permitted Loyalty Subsidiary satisfies the requirements set forth in the definition of “Permitted Loyalty Subsidiary” within thirty (30) days after the formation of such Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion) and Loyalty Co provides written notice to the Trustee designating such Subsidiary as a “Permitted Loyalty Subsidiary” and an “SPV Party”.
(m)Parent shall not enter into, be party to or otherwise obtain any rights under any AAdvantage Agreement.
Section 4.17Notes Reserve Account.
(a)Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co, for the purpose of holding a minimum balance of not less than the Notes Reserve Account Required Balance (such account, the “Notes Reserve Account”). The Notes Reserve Account shall be subject at all times to an Account Control Agreement. So long as the Collateral Custodian has not been notified by the Trustee or any Issuer that an Event of Default has occurred and is continuing, then the Collateral Custodian shall, at the written direction of either Issuer from time to time cause the funds held in the Notes Reserve Account, from time to time, to be invested in one or more Cash Equivalents selected by such Issuer (which Cash Equivalents shall at all times be subject to the Lien created under this Indenture); provided that in no event shall the Collateral Custodian: (i) have any responsibility whatsoever as to the validity or quality of any Cash Equivalent (or for determining whether any investment made qualifies under the definition of “Cash Equivalent”), (ii) be liable for the selection of Cash Equivalents or for investment losses incurred thereon or in respect of losses incurred as a result of the liquidation of any Cash Equivalent before its stated maturity pursuant to this Section 4.17 or the failure of an Issuer to provide timely written investment direction or (iii) have any obligation to invest or reinvest any such amounts in the absence of such investment direction. Following the Collateral Custodian’s receipt of written notice from the Trustee or from an Issuer that an Event of Default has occurred and is continuing, the Collateral Custodian shall cease making or renewing such Investments and funds on deposit in the Notes Reserve Account shall thereafter remain uninvested. The Collateral Custodian shall not have any obligation to invest or reinvest the funds held in the Notes Reserve Account on any day to the extent that the Collateral Custodian has not received investment instruction on or prior to 11:00 a.m. (New York time) on such day. Notwithstanding anything in this Indenture to the contrary, in no event shall any Issuer direct any investment in any such Cash Equivalent that will mature later than the Business Day before the next occurring Payment Date. It is agreed and understood that the entity serving as the Trustee or the Collateral Custodian may earn fees associated with the investments outlined above in accordance with the terms of such investments. In no event shall the Trustee or the Collateral Custodian be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Trustee, the Collateral Custodian or their respective affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s or the Collateral Custodian’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments. All income from such Cash Equivalents shall be retained in the Notes Reserve Account, subject to release as permitted by this Indenture. All investments in such Cash Equivalents shall be at the risk of Loyalty Co. All income from Cash Equivalents in the Notes Reserve Account shall be taxable to Loyalty Co (or its regarded parent entity), and the Collateral Custodian shall prepare and timely distribute to American or, Loyalty Co, as applicable, Form 1099 or other appropriate U.S. federal and state income tax forms with respect to such income.
(b)As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, Loyalty Co hereby grants to the Trustee for the benefit of the secured parties under this Indenture a security interest in and lien upon, all of the Loyalty Co’s right, title and interest in and to (i) the Notes Reserve Account, (ii) all funds held in the Notes Reserve Account, and all certificates and instruments, if any, from time to time representing or evidencing the Notes Reserve Account or such funds, (iii) all Investments from time to time of amounts in the Notes Reserve Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Trustee or any secured party under this Indenture or any assignee or agent on behalf of the Trustee or any secured party under this Indenture in substitution for or in addition to any of the then existing Collateral in the Notes Reserve Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the Notes Reserve Account.
(c)The Issuers hereby acknowledge and agree that: (i) the Trustee shall be the only Person that has a right to withdraw from the Notes Reserve Account and (ii) the funds on deposit in the Notes Reserve Account shall at all times continue to be Collateral security for the benefit of the secured parties under this Indenture and shall not be subject to any Lien other than a Lien benefiting the Trustee on behalf of the secured parties under this Indenture.
(d)If, on any Determination Date, the amount on deposit in the Notes Reserve Account exceeds the Notes Reserve Account Required Balance for the related Payment Date, Loyalty Co shall be entitled to request the Trustee by notice in writing (which may be the

Payment Date Statement) to transfer such excess amounts in the Notes Reserve Account to the Collection Account on the related Allocation Date. In such circumstances, the Trustee shall promptly direct the Collateral Custodian to wire such excess amounts from the Notes Reserve Account to the Collection Account.
(e)If, on any Determination Date, Available Funds for the related Payment Date will not be sufficient to pay in full the amounts due pursuant to (a) through (c) of Section 4.01 on the related Payment Date, Loyalty Co shall request by notice in writing (which may be the Payment Date Statement) to the Trustee that the Trustee, on or prior to the related Payment Date, transfer amounts in the Notes Reserve Account to the Notes Payment Account to the extent necessary so that Available Funds on the related Payment Date will be sufficient to pay such amounts on the related Payment Date. In such circumstances, the Trustee shall promptly direct the Collateral Custodian to wire such amounts from the Notes Reserve Account to the Notes Payment Account.
(f)Loyalty Co will at all times maintain a minimum balance of not less than the Notes Reserve Account Required Balance in the Notes Reserve Account (for the avoidance of doubt, except to the extent a lesser balance is maintained during the period from (and including) any Allocation Date to the time at which funds are distributed in accordance with Section 4.01 on the related Payment Date as a result of funds being remitted from the Notes Reserve Account to the Notes Payment Account in accordance with the Notes Documents).
(g)In the event that (A) an Officer of an Issuer obtains actual knowledge that the Collateral Custodian shall no longer have the deposit rating necessary for the Notes Reserve Account to be an Eligible Deposit Account or (B) an Issuer receives notice from the Trustee of such deposit rating change, Loyalty Co shall provide prompt written notice to the Trustee and, within thirty (30) days (provided, that such period shall be automatically extended if and to the extent such period is extended under the corresponding provision of the Credit Agreement) of obtaining such knowledge or receiving such notice, move the Notes Reserve Account to a new depositary institution pursuant terms of this Indenture. In the event that any reserve account with respect to the Credit Agreement has been moved to a new depositary institution pursuant to the terms of the Credit Agreement, such new depositary institution shall be deemed to satisfy the ratings required to be an Eligible Deposit Account with respect to the Notes Reserve Account.
Section 4.18Notes Payment Account
(a)Loyalty Co shall establish and maintain or cause to be maintained at the Collateral Custodian, a segregated non-interest bearing trust account in the name of Loyalty Co, for the purpose of holding amounts allocated to the Notes pursuant to the Collateral Agency and Accounts Agreement and the terms of this Indenture (such account, the “Notes Payment Account”). The Notes Payment Account shall be subject at all times to an Account Control Agreement. Funds on deposit in the Notes Payment Account shall be uninvested.
(b)As security for the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise, of all Obligations, Loyalty Co will under this Indenture grant to the Trustee for the benefit of the secured parties under this

Indenture a security interest in and lien upon, all of the Loyalty Co’s right, title and interest in and to (i) the Notes Payment Account, (ii) all funds held in the Notes Payment Account, and all certificates and instruments, if any, from time to time representing or evidencing any Notes Payment Account or such funds, (iii) all Investments from time to time of amounts in the Notes Payment Account and all certificates and instruments, if any, from time to time representing or evidencing such Investments, (iv) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by the Trustee or any secured party under this Indenture or any assignee or agent on behalf of the Trustee or any secured party under this Indenture in substitution for or in addition to any of the then existing Collateral in the Notes Payment Account, and (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the then existing Collateral in the Notes Payment Account.
(c)Each Issuer Party hereby acknowledges and agrees that: (i) at all times, the Trustee shall be the only Person that has a right to withdraw funds from the Notes Payment Account and (ii) the funds on deposit in the Notes Payment Account shall at all times continue to be Collateral security for all of the Obligations and shall not be subject to any Lien other than a Lien benefiting the Trustee on behalf of the secured parties under this Indenture.
(d)In the event that (A) an Officer of an Issuer obtains actual knowledge that the Collateral Custodian shall no longer have the deposit rating necessary for the Notes Payment Account to be an Eligible Deposit Account or (B) an Issuer receives notice from the Trustee of such deposit rating change, Loyalty Co shall provide prompt written notice to the Trustee and, within thirty (30) days (provided, that such period shall be automatically extended if and to the extent such period is extended under the corresponding provision of the Credit Agreement) of obtaining such knowledge or receiving such notice, move the Notes Payment Account to a new depositary institution pursuant to terms of this Indenture. In the event that any payment account with respect to the Credit Agreement has been moved to a new depositary institution pursuant to the terms of the Credit Agreement, such new depositary institution shall be deemed to satisfy the ratings required to be an Eligible Deposit Account with respect to the Notes Payment Account.
Section 4.19Collections; Releases from Collection Account.
(a)American and Loyalty Co shall instruct and use commercially reasonable efforts to cause sufficient counterparties to AAdvantage Agreements to direct payments of Transaction Revenues into the Collection Account such that in any Quarterly Reporting Period, at least 90% of AAdvantage Revenues are deposited directly into the Collection Account.
(b)To the extent any Issuer Party or any of its controlled Affiliates receives any payments of Transaction Revenue to an account other than the Collection Account, such Issuer Party or Affiliate shall cause such amounts to be deposited into the Collection Account within three (3) Business Days after receipt and identification thereof.
(c)American, Parent and HoldCo 2 shall make, and Loyalty Co shall ensure that, all payments payable to Loyalty Co pursuant to the Intercompany Agreement and the IP Licenses are made directly into the Collection Account.

(d)No Issuer Party shall withdraw or release funds from the Collection Account except in accordance with the terms of the Collateral Agency and Accounts Agreement.
(e)Notwithstanding anything to the contrary in this Indenture or any Transaction Document, any funds released from the Notes Payment Account to Loyalty Co in accordance with eleventh described under Section 4.01 or from the Collection Account to Loyalty Co pursuant to Section 2.11 of the Collateral Agency and Accounts Agreement, may, in each case, be transferred by Loyalty Co to American in any manner without restriction.
Section 4.20Mandatory Prepayments or Repurchases.
Solely to the extent not applied in accordance with Section 3.08 or Section 3.09, the Issuers shall cause an amount equal to the Net Proceeds from all transactions that result in mandatory prepayments or repurchases pursuant to the terms of Section 3.08 or Section 3.09 to be deposited promptly into the Collection Account, which amounts shall be applied in accordance with the terms of Section 4.01.
Section 4.21Privacy and Data Security.
Except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Issuer or Guarantor shall maintain in effect commercially reasonable privacy and data security policies. Without limiting the generality of the foregoing, except as would not reasonably be expected to result in a Material Adverse Effect, each applicable Issuer and Guarantor shall comply in all material respects, and shall cause each of its Subsidiaries and shall use commercially reasonable efforts to cause each of its Third-Party Processors to be in compliance in all material respects, with (i) all applicable internal privacy policies and privacy policies contained on any websites maintained by or on behalf of each such Issuer Party or such Subsidiary and such policies are consistent with the actual practices of such entity, (ii) all applicable Data Protection Laws with respect to Personal Data, including Data Protection Laws anywhere in the United States, the State of California, the Cayman Islands, the United Kingdom and the European Union and (iii) its contractual commitments and obligations regarding Personal Data.
Section 4.22Restricted Payments.
(a)The Parent shall not, and shall not permit any of its Restricted Subsidiaries (other than the SPV Parties, who shall be governed exclusively by Section 4.22(f) below) to, directly or indirectly:
(i)declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than, solely with respect to the Issuer Parties that are not SPV Parties, (x) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Parent, an increase in the liquidation value thereof, and (y) dividends, distributions or payments payable to the Parent or a Restricted Subsidiary of the Parent);

(ii)purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Parent or any SPV Party;
(iii)make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (3), a “purchase”) any Indebtedness of the Issuer Parties that is contractually subordinated in right of payment to the Notes or to the note guarantees (excluding, solely with respect to the Issuer Parties that are not SPV Parties, (x) any intercompany Indebtedness between or among the Parent and any of its Restricted Subsidiaries) and (y) any scheduled payment of interest and any purchase within two years of the Scheduled Maturity of such Indebtedness; or
(iv)make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Parent and its Restricted Subsidiaries since the Closing Date and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (21) of Section 4.22(b) below), the sum of such Restricted Payments is less than the greater of (i) $0 and (ii) the sum, without duplication, of:
(1)    50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of the Parent for the period (taken as one accounting period) from April 1, 2013 to the end of the Parent’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment or Restricted Investment; plus 50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of US Airways for the period (taken as one accounting period) from October 1, 2011 through December 8, 2013; plus
(2)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent after June 30, 2020, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Parent, and excluding Excluded Contributions and other than proceeds from any Permitted Warrant Transaction); plus
(3)    100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent or a Restricted Subsidiary of the Parent from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or a Restricted Subsidiary of the Parent or convertible or exchangeable debt securities of the Parent or a Restricted Subsidiary of the Parent (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after June 30, 2020, for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent); plus
(4)    to the extent that any Restricted Investment that was made after the Closing Date by the Parent or any of its Subsidiaries is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
(5)    to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Parent designated as such after June 30, 2020, is redesignated as a Restricted Subsidiary after the Closing Date, the greater of (i) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus
(6)    100% of any dividends received in cash by the Parent or a Restricted Subsidiary of the Parent after the June 30, 2020, from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period;
provided, however, there shall be no increase in respect of any amount contemplated by clause (4), (5) or (6) of this Section 4.22(a) pursuant to any such clause to the extent such amount otherwise increases the capacity of the Parent or any of its Restricted Subsidiaries to make Restricted Payments pursuant to Section 4.22(a) or clause (15) of the Section 4.21(b).
(b)Solely in the case of Parent and its Restricted Subsidiaries (other than SPV Parties), the provisions of Section 4.22(a) shall not prohibit:
(1)    the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of this Indenture;
(2)    the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (2) of Section 4.22(a) and will not be considered to be Excluded Contributions;
(3)    the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;
(4)    the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Parent, American or any Restricted Subsidiary (other than an SPV Party) that is contractually subordinated in right of payment to the Notes or to the note guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(5)    the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Parent or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $60.0 million in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture, in which case the aggregate price paid by the Parent and its Restricted Subsidiaries may not exceed $150.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation); provided further that the Parent or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $30.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;
(6)    the repurchase of Equity Interests or other securities deemed to occur upon (a) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (b) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
(7)    so long as no Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Parent or any preferred stock of any Restricted Subsidiary of the Parent in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with Section 4.29;
(8)    payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person or (iii) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;
(9)    the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Parent to the extent such dividends are included in the definition of Fixed Charges for such Person;
(10)    in the event of a Parent Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Parent or American, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Parent or American (or a third party to the extent permitted by this Indenture) has made a Parent Change of Control Offer as a result of such Parent Change of Control (it being agreed that the Parent or American may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);
(11)    Restricted Payments made with Excluded Contributions;
(12)    the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;
(13)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary (other than any SPV Party) or similar transactions; provided that (a) in connection with any full or partial “spin-off” or similar transactions of the Subsidiary that is American, the Parent would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.29(a) or (ii) the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would be greater than or equal to such ratio for the Parent and its Restricted Subsidiaries immediately prior to such transaction and (b) for any full or partial “spin-off” or similar transactions of the Subsidiary that is not American, no Default has occurred and is continuing; provided, further, that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
(14)    the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary (other than any SPV Party) or similar transactions having an aggregate Fair Market Value not to exceed $600.0 million since the Closing Date; provided, further, that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
(15)    so long as no Default or Event of Default has occurred and is continuing any Restricted Payment (other than a Restricted Investment) made on and after the Closing Date in an aggregate amount not to exceed $900.0 million;
(16)    the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Parent or any Restricted Subsidiary of the Parent;
(17)    the making of cash payments in connection with any conversion of Convertible Indebtedness in an aggregate amount since the date of this Indenture not to exceed the sum of (a) the principal amount of such Convertible Indebtedness plus (b) any payments received by the Parent or any of its Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related Permitted Bond Hedge Transaction;
(18)    (a) any payments in connection with a Permitted Bond Hedge Transaction and (b) the settlement of any related Permitted Warrant Transaction (i) by delivery of shares of the Parent’s or a parent company of the Parent’s common stock upon settlement thereof or (ii) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of such common stock are entitled to receive cash or other consideration for their shares of the such common stock) or similar transaction with respect to the Parent, such parent company or such common stock, cash and/or other property;
(19)    so long as no Default or Event of Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of the Parent or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);
(20)    any Restricted Payment so long as both before and after giving effect to such Restricted Payment, the Parent and its Restricted Subsidiaries are in pro forma compliance with the covenant in Section 4.27 at such times; and
(21)    Restricted Payments (with assets or properties that do not consist of Collateral or Capital Stock of Parent) in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (21), do not exceed 5.0% of the Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries.

(c)For purposes of determining compliance with this Section 4.22(b), if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (21) above, or is entitled to be made pursuant to Section 4.22(a) the Parent will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.
(d)Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under this Indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.
(e)In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary of the Parent, as the case may be, pursuant to the Restricted Payment.
(f)Notwithstanding anything in this Indenture or any other Collateral Document to the contrary, no SPV Party shall, directly or indirectly, make any Restricted Payments or any payments in respect of any intercompany Indebtedness; provided that the provisions of this paragraph of this section will not prohibit:
    (1)    Restricted Payments (including the making of any intercompany loans, any payments in respect of intercompany debt or Junior Lien Debt or any payments with respect to Indebtedness in the nature of an “AHYDO catch up” payment with respect to any Indebtedness that constitutes an applicable high yield discount obligation) with amounts released to Loyalty Co under Section 4.01(k) or pursuant to Section 2.11 of the Collateral Agency and Accounts Agreement; and
    (2)    (i) the making of the American Intercompany Loan on the Closing Date from the proceeds of the Term Loans and the Notes;
provided, further, that notwithstanding anything to the contrary in this Indenture or any other Notes Document, other than funds released to Loyalty Co pursuant to Section 6.02(b)(iv), no SPV Party shall be permitted to make any Restricted Payment at any time when an Event of Default has occurred and is continuing.
Section 4.23Incurrence of Indebtedness and Issuance of Preferred Stock by SPV Parties.
The SPV Parties shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness other than the following (and Parent and its Restricted Subsidiaries shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness with respect to any Pre-paid Miles Purchase other than as set forth in clause (b) below):

(a)Junior Lien Debt; provided that (i) prior to the incurrence of such Junior Lien Debt, the Rating Agency Condition shall have been satisfied with respect to the incurrence of such Junior Lien Debt, (ii) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Junior Lien Debt, (iii) to the extent that immediately after giving effect to the issuance of such Junior Lien Debt the aggregate outstanding amount of Junior Lien Debt would exceed $1.0 billion, the ratio of (A) (I) the aggregate outstanding amount of Junior Lien Debt (including such Junior Lien Debt being then issued) plus (II) the greater of (x) the then-outstanding principal amount of Priority Lien Debt and (y) the Priority Lien Cap divided by (B) the sum of (x) the aggregate amount of Transaction Revenue received during the period of four consecutive Quarterly Reporting Periods ending on the most recent Determination Date, and (y) Cure Amounts transferred to the Collection Account pursuant to Section 4.33 in connection with such Determination Date shall not exceed 1.65 to 1.00 on a pro forma basis and (iv) such Junior Lien Debt shall not be incurred by or subject to a guarantee by any Subsidiary of Parent other than any SPV Party, unless such Subsidiary guarantees the Notes;
(b)Pre-paid Miles Purchases, so long as (i) the aggregate amount of Miles purchased under all Pre-paid Miles Purchases since the Closing Date does not reduce the present value of the cash payments to the Issuer Parties under the related co-brand, partnering or similar agreements relating to the AAdvantage Program by more than $550,000,000 (computed on the date of each Pre-paid Miles Purchase using a discount rate equal to 5.750% per annum), (ii) such sale is non-refundable by the SPV Parties and non-recourse to the SPV Parties, (iii) such Miles are purchased by American from Loyalty Co pursuant to the Intercompany Agreement in order to satisfy its obligations in connection therewith, (iv) the Indebtedness related thereto is unsecured or secured by assets of Parent or its Subsidiaries (other than the SPV Parties) that do not constitute Collateral (subject, in each case, to customary rights of setoff) and (v) no Early Amortization Period or Event of Default is continuing at the time of such sale or would immediately result therefrom;
(c)Indebtedness represented by (1) the Notes issued and outstanding as of the Closing Date, and the Note Guarantees related thereto, (2) the Term Loans outstanding on the Closing Date, and the related Guarantees by the Guarantors thereof, and (3) additional Priority Lien Debt incurred under the Credit Agreement, this Indenture or one or more other indenture(s); provided that, in the case of this clause (3), (i) any such Indebtedness (other than with respect to Section 4.23(c)(A) and (B), (1) customary bridge loans which, subject only to customary conditions (which shall be limited to no payment or bankruptcy event of default) would either automatically be converted into or required to be exchanged for long-term refinancing in the form of debt securities issued under an indenture or incremental term loans, replacement term loans or Priority Lien Debt, as applicable, permitted under (and subject to the requirements of) Section 4.23(c)(A) and (B) and each other provision of this Section 4.23(c)(3) and (2) Term Loans made on the Closing Date so long as such Term Loans are not amended to make the maturity date thereof earlier than the maturity date thereof as in effect on the Closing Date or to shorten the Weighted Average Life to Maturity thereof), (A) shall have a maturity date not earlier than the Latest Maturity Date, (B) shall have a Weighted Average Life to Maturity thereof no shorter than the remaining Weighted Average Life to Maturity of the then-outstanding Notes or the Term Loans (in the case of Indebtedness to be incurred under the Credit Agreement), and (C) shall not be subject to or benefit from any Guarantee by any Person other than an Issuer Party, (ii) after giving effect to such Indebtedness, the outstanding principal amount of the

Priority Lien Debt shall not exceed the Priority Lien Cap (plus, fees, expenses, premium and accrued interest in respect of any Indebtedness incurred pursuant to this Section 4.23(c) which refinances other Indebtedness of Loyalty Co permitted under this Indenture), (iii) prior to the issuance of any additional Indebtedness issued in a Capital Markets Offering after the initial issuance of the Notes on the Closing Date, the Rating Agency Condition shall have been satisfied, (iv) [reserved], (v) in the case of the issuance of any additional Indebtedness issued in a Capital Markets Offering after the initial issuance of the Notes, (A) the terms and conditions governing such Indebtedness shall (x) be reasonably acceptable to the Administrative Agent pursuant to the comparable provision of the Credit Agreement or (y) be substantially similar to, or (taken as a whole) no more favorable (as reasonably determined by Loyalty Co) to the investors or holders providing such Indebtedness than those applicable to the Notes under this Indenture (except to the extent such terms are (I) are conformed (or added) in the Notes Documents for the benefit of the Holders of the Notes pursuant to a supplemental indenture, (II) are applicable solely to periods after the latest final maturity date of the then-outstanding Notes at the time of such incurrence) or (III) consist of pricing fees, rate floors, premiums, optional prepayment or redemption terms) and (B) shall be issued pursuant to this Indenture (or one or more other indenture(s)) and the trustee thereunder shall become a Senior Secured Debt Representative and the holders of such Indebtedness shall be subject to and bound by the Collateral Agency and Accounts Agreement; provided that notwithstanding the foregoing, in no event shall such Indebtedness be subject to events of default resulting (either directly or through a cross-default or cross-acceleration provision) from the occurrence of any event described in the definition of “Parent Bankruptcy Event” (or the occurrence of any such event with respect to any Subsidiary of Parent other than any SPV Party) except on the same terms as the then-outstanding Notes, (v) no Event of Default or Early Amortization Event shall have occurred and be continuing or would result from the issuance of such Indebtedness and (vi) the pro forma Peak Debt Service Coverage Ratio (calculated using the Maximum Quarterly Debt Service of the then outstanding Priority Lien Debt and such Indebtedness) as of the immediately preceding Determination Date, immediately after giving effect to the issuance of such Indebtedness shall be more than (i) for any date of determination prior to the Determination Date occurring in January 2022, 1.10 to 1:00, (ii) for any date of determination during the period beginning on or after the Determination Date occurring in January 2022 but excluding the Determination Date occurring in January 2023, 1.50 to 1.00, (iii) for any date of determination during the period beginning on or after the Determination Date occurring in January 2023 but excluding the Determination Date occurring in July 2023, 1.75 to 1:00 and (iv) for any date of determination occurring on or after the Determination Date in July 2023, 2.25 to 1:00;
(d)Indebtedness arising from customary indemnification or other similar obligations under the Notes Documents and the other agreements entered into on the Closing Date in connection therewith (or replacements or amendments thereto which are permitted under this Indenture); and
(e)Indebtedness otherwise permitted to be secured under Section 4.25.
Section 4.24Disposition of Collateral.
None of the Grantors shall sell or otherwise Dispose of any Collateral (or, in the case of any SPV Party, any of its property or assets (including the Collateral)), including by way of any Sale of a Grantor, except for (i) a Permitted Disposition, (ii) Permitted Pre-paid Miles Purchases in an aggregate amount not to exceed $550.0 million since the Closing Date and (iii) any other sale or Disposition (other than a Sale of a Grantor) of assets having a Fair Market Value in an aggregate amount not to exceed $25.0 million in any fiscal year.
Section 4.25Liens.
No Issuer Party will, and each Issuer Party will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any property or assets that constitutes Collateral except Permitted Liens. No SPV Party shall directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any of its property or assets (including the Collateral) except Permitted Liens.
Section 4.26Business Activities.
(a)Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Parent and its Restricted Subsidiaries taken as a whole.
(b)The SPV Parties shall not engage in any business other than Permitted Businesses.
Section 4.27Minimum Liquidity.
Parent will not permit the aggregate amount of Liquidity at the close of any Business Day to be less than $2,000,000,000.
Section 4.28Merger, Consolidation, or Sale of Assets.
(a)Neither Parent nor American (whichever is applicable, the “Subject Company”) shall directly or indirectly: (i) consolidate or merge with or into another Person or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(i)either:
(A)the Subject Company is the surviving corporation; or
(B)the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(ii)the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Subject

Company under the Notes Documents by operation of law (if the surviving Person is the Subject Company) or pursuant to customary (as determined by Parent) assumption agreements;
(iii)immediately after such transaction, no Early Amortization Event or Event of Default exists; and
(iv)the Subject Company shall have delivered to the Trustee an Officer’s Certificate stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition complies with this Indenture.
(b)In addition, a Subject Company will not, directly or indirectly, lease all or substantially all of the properties and assets of such Subject Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(c)The above paragraph will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and/or its Restricted Subsidiaries that are not SPV Parties.
        Clauses (iii) and (iv) above will not apply to any merger, consolidation or transfer of assets:
(i)between or among Parent and any of Parent’s Restricted Subsidiaries that are not SPV Parties;
(ii)between or among any of Parent’s Restricted Subsidiaries that are not SPV Parties or by a Restricted Subsidiary that is not an Issuer Party; or
(iii)with or into an Affiliate solely for the purpose of reincorporating a Subject Company in another jurisdiction.
(d)Notwithstanding the foregoing, no SPV Party shall: (i) consolidate or merge with or into another Person, or permit any other Person to merge into or consolidate with it, or (ii) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties, in one or more related transactions, to another Person.
(e)Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Subject Company in a transaction that is subject to, and that complies with the provisions above the successor Person formed by such consolidation or into or with which such Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to such Subject Company shall refer instead to the successor Person and not to such Subject Company), and may exercise every right and power of such Subject Company under this Indenture with the same effect as if such successor Person had been named as such Subject Company herein; provided, however, that the predecessor Subject Company, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Notes except in the case of a sale of all or substantially all of such Subject Company’s assets in a transaction that is subject to, and that complies with the above.
Section 4.29Incurrence of Indebtedness and Issuance of Preferred Stock by Parent and its Restricted Subsidiaries
(a)The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that (1) the Parent may incur Indebtedness (including Acquired Debt but excluding Pre-paid Miles Purchases, which shall only be permitted in accordance with clause (b) in Section 4.23) or issue Disqualified Stock and the Parent’s Restricted Subsidiaries (other than the SPV Parties) may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Parent’s Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period, and (2) the SPV Parties may create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness in accordance with Section 4.23.
(b)Section 4.29(a) above will not prohibit the incurrence of any of the following items of Indebtedness by Parent or its Restricted Subsidiaries that are not SPV Parties (collectively, “Permitted Debt”):
(i) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of the Priority Lien Debt, the Junior Lien Debt and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to this clause (1);
(ii) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of the Existing Indebtedness, the Existing Notes and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;
(iii) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of (A) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (iii) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $21.0 billion and (y) 40% of the Consolidated Tangible Assets of the Parent and its Restricted Subsidiaries and (B) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (A) of this clause (iii) in an aggregate principal amount at any one time outstanding under this clause (iii)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $4.0 billion;
(iv) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of Indebtedness (including Finance Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the Parent or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including without limitation (and in each case, whether or not owned by the Parent or its Restricted Subsidiaries) Aircraft Related Facilities or Aircraft Related Equipment) used in the business of the Parent or any of its Restricted Subsidiaries;
(v) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the Section 4.29(a) or clauses (2), (4), (5), (6), (13), (20), (21), (24) or (25) of this Section 4.29(b) and (B) Permitted Refinancing Indebtedness secured by Aircraft Related Equipment or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Parent or any of its Restricted Subsidiaries that was secured by Aircraft Related Equipment or other assets; including, in the case of both clauses (A) and (B), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Parent and its Restricted Subsidiaries (other than the SPV Parties) of Indebtedness of any other Restricted Subsidiaries (other than the SPV Parties) in connection with, or in contemplation of, a spin-off of such other Restricted Subsidiary;
(vi) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Parent or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Parent or a Restricted Subsidiary of the Parent, or into which the Parent or a Restricted Subsidiary of the Parent is merged, consolidated or amalgamated, or (C) that is an outstanding obligation or commitment to enter into an obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Parent or a Restricted Subsidiary of the Parent and becomes a Restricted Subsidiary of the Parent;
(vii) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of intercompany Indebtedness between or among the Parent and/or any of its Restricted Subsidiaries;

(viii) the issuance by any of the Parent’s Restricted Subsidiaries (other than the SPV Parties) to the Parent or to any of its Restricted Subsidiaries of shares of preferred stock;
(ix) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of Hedging Obligations in the Ordinary Course of Business;
(x) the Guarantee (including by way of co-obligation or assumption) by the Parent or any Restricted Subsidiary of the Parent (other than the SPV Parties) of Indebtedness of the Parent or a Restricted Subsidiary of the Parent (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed or assumed;
(xi) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the Ordinary Course of Business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);
(xii) the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
(xiii)Indebtedness of the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) (A) constituting credit support or financing from aircraft or engine or parts manufacturers or their affiliates or (B) incurred to finance or refinance Aircraft Related Equipment or other operating assets (including, without limitation, to reimburse the Parent or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such Indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subsection (B) of this clause (xiii), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an officer of the Parent or Restricted Subsidiary, as applicable, (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);
(xiv)Indebtedness of the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (A) to purchase or redeem Capital Stock of the Parent issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $30.0 million in any twelve-month period or (B) pursuant to any deferred compensation plan approved by the Board of Directors of the Parent;
(xv)reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances (other than with respect to the SPV Parties);
(xvi)surety and appeal bonds that do not secure judgments that constitute an Event of Default (other than with respect to the SPV Parties);
(xvii)Indebtedness of the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the Ordinary Course of Business, whether in the form of hold-backs or otherwise;
(xviii)the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Parent or to any other Restricted Subsidiary of the Parent or their assets (other than such Receivables Subsidiary and its assets and, as to the Parent or any other Restricted Subsidiary of the Parent, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;
(xix)the incurrence of Indebtedness of the Parent or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the Ordinary Course of Business;
(xx)Indebtedness in respect of or in connection with tax-exempt or tax-advantaged municipal bond and similar financings related to Aircraft Related Facilities (other than with respect to the SPV Parties);
(xxi)Credit Card purchases of fuel (other than with respect to the SPV Parties);
(xxii)Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;
(xxiii)Indebtedness of the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements either (a) entered into in the Ordinary Course of Business or (b) otherwise customary, typical or appropriate for a Permitted Business;
(xxiv)the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of additional Indebtedness that is either (a) unsecured and expressly contractually subordinated in right of payment to the prior payment in full in cash of all Notes and the Guaranteed Obligations on terms not materially less favorable to the Holders of the Notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Parent) for senior subordinated “high yield” debt securities or (b) unsecured, pari passu with all Notes and the Guaranteed Obligations and convertible into common stock of the Parent; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (a) and (b) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (xxiv), does not exceed $1.5 billion at any time outstanding; and
(xxv)the incurrence by the Parent or any of its Restricted Subsidiaries (other than the SPV Parties) of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (xx), not to exceed $3.0 billion, at any time outstanding.
For the avoidance of doubt, (i) the SPV Parties may only create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness pursuant to Section 4.23, and (ii) Parent and its Restricted Subsidiaries may only create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness with respect to any Pre-paid Miles Purchase pursuant to Section 4.29(a).
(c)For purposes of determining compliance with this Section 4.29 covenant for the Parent and its Restricted Subsidiaries that are not SPV Parties, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xxv) above, or is entitled to be incurred pursuant to Section 4.29(a), the Parent will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that the term “Existing Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (i) or (iii) of the definition of Permitted Debt.

Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (i) through (xxv) above so long as such item (or portion) of Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.
(d)None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.29 covenant for the Parent and its Restricted Subsidiaries:
(i) the accrual of interest or preferred stock dividends,
(ii) the accretion or amortization of original issue discount,
(iii) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms,
(iv) the reclassification of preferred stock or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP, and
(v) the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.
(e)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness for the Parent and its Restricted Subsidiaries, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
(f)The amount of any Indebtedness outstanding as of any date will be:
(i)the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;
(ii)the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and
(iii)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(1)the Fair Market Value of such assets as of such date; and
(2)the amount of the Indebtedness of the other Person as of such date.

Section 4.30[Reserved].
Section 4.31Intellectual Property.
(a)The Issuer Parties shall not terminate, amend, waive, supplement or otherwise modify any IP Agreement or any provision thereof, or exercise any right or remedy under or pursuant to or under any IP Agreement, in each case, without the prior written consent of the Permitted Noteholders for each Series of Notes if such termination, amendment, waiver, supplement or modification or exercise of remedies would reasonably be expected to result in a Material Adverse Effect; provided, that (i) termination of any IP Agreement or any amendment to the termination provisions thereof, or (ii) any amendment to an IP Agreement that (A) materially and adversely affects rights to the AAdvantage Intellectual Property or rights to use the AAdvantage Intellectual Property or in the case of the Contribution Agreements, rights to or rights to use other applicable Collateral, (B) shortens the scheduled term thereof, (C) in the case of any IP License, materially and adversely changes the amount or calculation of the termination payment, or the amount, calculation or rate of fees due and owing thereunder, (D) changes the contractual subordination of payments thereunder in a manner materially adverse to Holders, (E) reduces the frequency of payments thereunder to an SPV Party or permits payments due to an SPV Party thereunder to be deposited to an account other than the Collection Account, (F) changes the amendment standards applicable to such IP Agreement (other than changes affecting rights of the Trustee or the Master Collateral Agent to consent to amendments, which is covered by the following clause (G)) in a manner that would reasonably be expected to result in a Material Adverse Effect or (G) materially impairs the rights of the Trustee or the Master Collateral Agent to enforce or consent to amendments to any provisions thereof in accordance therewith shall, in each case, be deemed to have a Material Adverse Effect.
(b)American shall grant to Loyalty Co a license to the Composite Marks pursuant to and as set forth in the Intercompany Agreement.
(c)Any assignment, pursuant to a Contribution Agreement, of AAdvantage Intellectual Property registered in the United States shall be filed in the applicable intellectual property office on or before the date that is thirty (30) days after the Closing Date (as extendable automatically for not more than thirty (30) days without further consent to the extent the Issuers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of the COVID-19 pandemic or other similar events and conditions (e.g., natural disaster), which are outside the control of the Issuers); provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree. Any assignment, pursuant to a Contribution Agreement, of AAdvantage Intellectual Property registered outside the United States shall be filed in the applicable intellectual property office on or before the date that is one hundred and eighty (180) days after the Closing Date (as extended automatically without further consent to the extent the Issuers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of applicable law or the COVID-19 pandemic or other similar events and conditions (e.g., natural disaster), which are outside the control of the Issuers); provided that such period may be extended to a later date as the Master Collateral Agent (acting at the direction of the Collateral Controlling Party) may agree.
(d)[Reserved].

(e)On or before the date that is six (6) months after the Closing Date (or such later date as agreed by the Master Collateral Agent (acting at the direction of the Collateral Controlling Party)), American shall segregate, compile and host, and thereafter American shall maintain, current and future AAdvantage Customer Data in a database (the “AAdvantage Customer Database”) separate from the database containing any data owned or purported to be owned, or later developed or acquired and owned or purported to be owned, by Parent or any of its Subsidiaries (other than the AAdvantage Customer Data); provided that American is not required to segregate or remove copies of American Traveler Related Data contained in the AAdvantage Customer Database but copies of any such American Traveler Related Data contained in the AAdvantage Customer Database shall be subject to the Lien granted under the Collateral Documents over the AAdvantage Customer Database and American shall not have access to the AAdvantage Customer Database (including the copies of American Traveler Related Data contained therein) upon the termination of the licenses granted under any IP License (excluding the Madrid IP License). The proviso in the immediately preceding sentence shall not restrict or limit American’s rights with respect to American Traveler Related Data maintained on any database that is not the AAdvantage Customer Database. As between the parties, it is American’s responsibility to maintain a separate version of the American Traveler Related Data, but a failure by American to do so shall not be deemed a breach of this Indenture. The AAdvantage Customer Database shall be property of Loyalty Co and subject to the Lien granted under the Collateral Documents.
(f)Within one hundred twenty (120) days after the Closing Date (as extended automatically for not more than sixty (60) days without consent to the extent the Issuers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of events and conditions (e.g., natural disaster, pandemic) outside the control of the Issuers, provided that such period may be extended to a later date as the Administrative Agent may agree), the Issuers and Guarantors shall enter into a series of transactions that will result in, among other things: (i) pursuant to a series of Contribution Agreements, the transfer of the rights in the Madrid IP to an entity to be organized in Luxembourg as a wholly-owned subsidiary of American (“Madrid IP Lux Holdco”), (ii) the assignment by American, as licensor, of the Madrid IP License to Madrid IP Lux Holdco, (iii) the contribution of the equity of Madrid IP Lux Holdco to an entity to be organized in Luxembourg as a wholly-owned subsidiary of American (“Madrid IP Lux Holdco 2”), resulting in Madrid IP Lux Holdco becoming a wholly-owned subsidiary of Madrid IP Lux Holdco 2, and (iv) the contribution of the equity of Madrid IP Lux Holdco 2 to Loyalty Co, resulting in Madrid IP Lux Holdco 2 becoming a wholly-owned subsidiary of Loyalty Co (the “Madrid Protocol Holding Structure”). For the avoidance of doubt, all transfers of the Madrid IP and the assignment of the Madrid IP License as described above will be subject to Permitted Liens.
(g)Notwithstanding the foregoing or any provision in this Indenture or any Notes Document to the contrary, if, (a) at any time after the Closing Date, an Issuer or Guarantor determines in its reasonable judgment that due to applicable law or a change in law (including, for the avoidance of doubt, any legislative or regulatory action or decision by any administrative or judicial body responsible for the administration of taxes) implementation or maintenance of the Madrid Protocol Holding Structure has resulted or will result in any Issuer or Guarantor or any of its Subsidiaries incurring any material tax detriment (determined after taking into account the ability to utilize any foreign tax credit within the same tax year) that such Issuer or Guarantor (or such Subsidiary) would not have incurred had the Madrid Protocol Holding Structure not been in place; and (b) American and the Administrative Agent reasonably conclude that there is another structure for holding the Madrid IP in a bankruptcy remote special purpose entity that is, or will contemporaneously with the effectiveness of the contemplated transactions become, a subsidiary of Loyalty Co (“Alternative Madrid SPV”) that would eliminate the material tax detriment described in the foregoing clause (a) without the incurrence of material costs, then upon notice to the Trustee and the Master Collateral Agent that the Madrid Protocol Holding Structure cannot be implemented or is required to be unwound for the foregoing reasons, the Issuers and the Guarantors and their applicable Subsidiaries shall implement an alternative structure for the ownership and licensing of the Madrid IP (the “Alternative Madrid Structure”) in which, if applicable, the Madrid Protocol Holding Structure will be unwound and that will result in (A) pursuant to existing or newly executed Contribution Agreements that are substantially similar to those existing on the Closing Date, the transfer of the Madrid IP and the Madrid IP License to Alternative Madrid SPV and (B) the filing of corresponding national trademark registrations in each Madrid Protocol Contracting State or Organization originally designated in each of International Registration No. 1240856, 1330760, 1321874 and 1321705 registered with the World Intellectual Property Organization; and if there is no feasible Alternative Madrid Structure that would eliminate the material tax detriment described in the foregoing clause (a), then (X) the Madrid IP and the Madrid IP License would be re-assigned to American as licensor and Loyalty Co would remain as licensee (the “Default Structure”); and (Y) corresponding national trademark registrations in each Madrid Protocol Contracting State or Organization originally designated in each of International Registration Nos. 1240856, 1330760, 1321874 and 1321705 registered with the World Intellectual Property Organization will be filed; provided that the Issuers and the Guarantors shall exercise commercially reasonable efforts to take such actions to implement such Alternative Madrid Structure or Default Structure, as applicable, that are within the control of the Issuers and the Guarantors within one hundred and eighty (180) days of providing such notice to the Trustee and Master Collateral Agent (as extended automatically for not more than sixty (60) days without further consent to the extent the Issuers are diligently pursuing satisfaction of the terms hereof, but such completion has been delayed as a result of events and conditions (e.g., natural disaster, pandemic) outside the control of the Issuers), and provided, further, that such period may be extended to a later date, as the Administrative Agent may agree. The actions taken by any Issuer or Guarantor to consummate the Madrid Protocol Holding Structure or the Alternative Madrid Structure, or if applicable the reversion to the Default Structure, consistent with this and the preceding paragraph shall be permitted under this Indenture and the other Notes Documents and, notwithstanding anything to the contrary in this Indenture and the other Notes Documents, shall not constitute a violation of any other provision of this Indenture or any other Notes Document. If the Madrid Protocol Holding Structure is implemented, the Issuers and the Guarantors will cause any registrations of AAdvantage Intellectual Property under the Madrid System of the World Intellectual Property Organization after the Closing Date to be filed in the name of Madrid IP Lux Holdco (provided that none of the Issuers or the Guarantors has any obligation to file any such registrations). If the Alternative Madrid Structure is implemented, the Issuer Parties will cause any registration of AAdvantage Intellectual Property under the Madrid System of the World Intellectual Property Organization after the Closing Date to be filed in the name of Alternative Madrid SPV (provided that no Issuer Party has any obligation to file any such registrations). Unless and until the Madrid Protocol Holding Structure or the Alternative Madrid Structure is implemented, the Issuer Parties may only file registrations for AAdvantage Intellectual Property under the Madrid System of the World Intellectual Property Organization in the Ordinary Course of Business. Any

registrations for AAdvantage Intellectual Property filed by the Issuer Parties under the Madrid System of the World Intellectual Property Organization after the Closing Date will be added to the Madrid IP.
Section 4.32Specified Organization Documents.
No Issuer Party shall amend, modify or waive any SPV Provision of any Specified Organization Document. No Issuer Party shall amend, modify or waive any other provision of any Specified Organization Document in a manner materially adverse to the Holders.
Section 4.33Peak Debt Service Coverage Ratio Cure.
To the extent that Collections received in the Collection Account with respect to any Quarterly Reporting Period are insufficient to satisfy the Peak Debt Service Coverage Ratio Test for such Quarterly Reporting Period (the “Shortfall Period”), at any time prior to the related Determination Date the Issuers may deposit, or cause to be deposited into the Collection Account, funds in an amount necessary to satisfy the Peak Debt Service Coverage Ratio Test for such Shortfall Period (determined as if such deposited funds constitute Collection attributable to such Shortfall Period); provided that (x) deposits made pursuant to this Section 4.33 shall not occur more than five (5) times in the aggregate prior to the final maturity date of the 2029 Notes and no more than two times in any twelve (12) month period, (y) any such amounts received in the Collection Account on or prior to the applicable Determination Date in accordance with this Section 4.33 will be treated as Collections for the Shortfall Period for purposes of the Peak Debt Service Coverage Ratio Test and for all other purposes and (z) amounts deposited in the Collection Account after such Determination Date shall be treated as Collections for the Quarterly Reporting Period in which such funds were deposited and shall not be included in the Peak Debt Service Coverage Ratio Test for the Shortfall Period (amounts deposited pursuant to this Section 4.33 being “Cure Amounts”).
Section 4.34Offer to Repurchase Upon Parent Change of Control.
(a)If a Parent Change of Control occurs, each Holder of Notes shall have the right to require the Issuers to repurchase all or any part of that Holder’s Notes pursuant to an offer to purchase (a “Parent Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest thereon (if any), up to, but excluding, the date of repurchase (the “Parent Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Payment Date. Within thirty (30) days following any Parent Change of Control, the Issuers shall mail or send electronically pursuant to the Notes Depositary’s Applicable Procedures a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Parent Change of Control and offering to repurchase Notes on the date specified in the notice (the “Parent Change of Control Payment Date”), which date will be no earlier than thirty (30) days and no later than sixty (60) days from the date such notice is mailed or sent electronically pursuant to the Notes Depositary’s Applicable Procedures, pursuant to the procedures required by this Indenture and described in such notice and stating:

(i)that the Parent Change of Control Offer is being made pursuant to this Section 4.34 and that all Notes validly tendered and not validly withdrawn will be accepted for payment;
(ii)the purchase price and the Parent Change of Control Payment Date;
(iii)that any Note not tendered will continue to accrue interest;
(iv)that, unless the Issuers default in the payment of the Parent Change of Control Payment, all Notes accepted for payment pursuant to the Parent Change of Control Offer will cease to accrue interest after the Parent Change of Control Payment Date;
(v)that Holders of Notes electing to have any Notes purchased pursuant to a Parent Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer such Notes by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Parent Change of Control Payment Date; and
(vi)that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Parent Change of Control Payment Date, a facsimile or other electronic transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have the Notes purchased.
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Parent Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.34, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.34 by virtue of such compliance. The Issuers shall provide a copy of such notice to the Trustee.
(b)On the Parent Change of Control Payment Date, the Issuers shall, to the extent lawful:
(i)accept for payment all Notes or portions of Notes properly tendered pursuant to the Parent Change of Control Offer;
(ii)deposit with the paying agent an amount equal to the Parent Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(iii)deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.

(c)The paying agent shall promptly mail or otherwise pay in accordance with this Indenture and the Notes Depositary’s Applicable Procedures to each Holder of Notes properly tendered the Parent Change of Control Payment for the Notes, and the Issuers shall issue and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The provisions described above that require the Issuers to make a Parent Change of Control Offer following a Parent Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.
(d)The Issuers will not be required to make a Parent Change of Control Offer upon a Parent Change of Control if (1) a third party makes the Parent Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Parent Change of Control Offer made by the Issuers and purchases all Notes properly tendered and not withdrawn under the Parent Change of Control Offer, or (2) notice of redemption with respect to all Notes has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price; and a Parent Change of Control Offer may be made in advance of a Parent Change of Control, conditioned upon the consummation of such Parent Change of Control, if a definitive agreement is in place for the relevant Parent Change of Control at the time the Parent Change of Control Offer is made. For the avoidance of doubt, the Issuers’ failure to offer to purchase the Notes shall constitute an Event of Default under Section 6.02(a)(iii) and not Section 6.02(a)(i), but the failure of the Issuers to pay the Parent Change of Control Payment when due shall constitute an Event of Default under Section 6.02(a)(i).
(e)If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a Series validly tender and do not withdraw the Notes in a Parent Change of Control Offer and the Issuers, or any third party making a Parent Change of Control Offer in lieu of the Issuers, purchase all of such Notes validly tendered and not withdrawn by such Holders, the Issuers shall have the right, upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than thirty (30) days following such purchase pursuant to the Parent Change of Control Offer described above, to redeem all Notes of such Series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date).
(f)If a portion but not all of a Series of Notes are repaid, redeemed or repurchased, automatically upon such repayment, redemption or repurchase the remaining applicable Scheduled Principal Amortization Amounts shall be reduced on a pro rata basis to reflect such partial repayment, redemption or repurchase.
Section 4.35Maintenance of Office or Agency.
(a)The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office of the Trustee.
(b)The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
(c)The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof; provided, that no service of legal process on the Issuers or any Guarantor may be made at any office of the Trustee.
ARTICLE 5
[RESERVED]
ARTICLE 6
EARLY AMORTIZATION, DEFAULTS AND REMEDIES
Section 6.01Early Amortization.
(a)The occurrence of any of the following shall constitute an “Early Amortization Event”:
(i)the Peak Debt Service Coverage Ratio Test is not satisfied on any Determination Date;
(ii)the balance in the Notes Reserve Account is less than the Notes Reserve Account Required Balance on any Payment Date after giving effect to the deposits set forth in Section 4.01 on such Payment Date;
(iii)an Issuer has received written notice or has actual knowledge that an Event of Default shall have occurred, and is continuing; or
(iv)an Issuer has received written notice or has actual knowledge that an “Early Amortization Event” shall have occurred and is continuing under the Credit Agreement or any other Senior Secured Debt Document
(b)Promptly upon knowledge thereof by an Officer of American or Loyalty Co, the Issuers shall give to the Trustee notice in writing of an Early Amortization Event.
Section 6.02Events of Default.

(a)With respect to the Notes of any Series, each of the following is an “Event of Default”:
(i)default in any payment of
(A)any principal amount, on any of the Notes of such Series when such amount becomes due and payable;
(B)any interest on the Notes of such Series and such default shall have continued for a period of more than five (5) Business Days; or
(C)any other amount payable under this Indenture when due and such default shall have continued unremedied for more than ten (10) Business Days after the earlier of (y) an Officer of an Issuer obtaining knowledge of such default or (z) receipt by an Issuer of notice from the Trustee of such default; provided that, if any default shall have been made by any Issuer or Guarantor in the due observance or performance of the covenants set forth in Article 4 hereof it shall not constitute a default under this Section 6.02(a)(i)(C); or
(ii)default shall have been made by any Issuer Party in the due observance or performance of any of the covenants in (i) Section 4.17, Section 4.18, Section 4.19, Section 4.20 or Section 4.27 or (ii) Section 4.32 and such default shall continue unremedied for, in the case of clause (i), more than ten (10) Business Days, and in the case of clause (ii), more than twenty (20) Business Days, after the earlier of (x) an Officer of an Issuer obtaining knowledge of such default or (y) receipt by an Issuer of notice from the Trustee of such default; or
(iii)default by any Issuer Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Indenture or any of the other Collateral Documents and such default continues unremedied or uncured for more than thirty (30) days (or 135 days in the case of Section 4.16(c) and (d)) after the earlier of (i) an Officer of an Issuer obtaining knowledge of such default or (ii) receipt by an Issuer of notice from the Trustee of such default; provided that, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure or remedy, such thirty (30) day period (or 135 day period in the case of Section 4.16(c) and (d)) shall be extended as may be necessary to cure such failure, such extended period not to exceed ninety (90) days (or 150 days in the case of Section 4.16(c) and (d)) in the aggregate (inclusive of the original thirty (30) days (or the original 135 days in the case of Section 4.16(c) and (d))); or
(iv)(A) any material provision of this Indenture or of any Collateral Document to which any Issuer or Guarantor is a party ceases to be a valid and binding obligation of such party, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Notes Document, (B) the Lien on any material portion of the Collateral intended to be created by the Collateral Documents shall cease to be or shall not be a valid and perfected (to the extent required hereunder or under such

Collateral Documents) Lien having the priorities contemplated by this Indenture or such Collateral Documents (subject to Permitted Liens, and except as permitted by the terms of this Indenture or the Collateral Documents or as a result of the action, delay or inaction of the Trustee) or (C) the Note Guarantee set forth in Article 10 shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such Note Guarantee, or any Guarantor shall fail to comply with any of the terms or provisions of such Note Guarantee, or any Guarantor shall deny that it has any further liability under such Note Guarantee; provided that, in each case, unless any Issuer Party shall have contested or challenged, other than good faith disputes regarding interpretation of contractual provisions, the validity, perfection or priority of, or attempted to invalidate, such liens or the validity or enforceability of a material provision of any Notes Document or material portion of any Collateral or guaranty document, such breach shall not be an Event of Default unless such breach continues unremedied or uncured for more than thirty (30) days after the earlier of (x) an Officer of an Issuer obtaining knowledge of such default or (y) receipt by Issuers of written notice from the Trustee of such default; or
(v)any SPV Party (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors, (v) admits in writing its inability generally to pay its debts as they become due, or (vi) proposes or passes a resolution for its voluntary winding up or liquidation; or
(vi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against any SPV Party;
(B)appoints a receiver, trustee, liquidator, provisional liquidator, custodian, conservator or other similar official of any SPV Party or for all or substantially all of the property of any SPV Party;
(C)commences proceedings for a compromise or arrangement with any SPV Party's creditors (or class or classes of creditors), or
(D)orders the liquidation of any SPV Party
and, in each case, the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(vii)failure by any Issuer Party or any of Parent’s Restricted Subsidiaries to pay one or more final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $200 million (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third-party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, vacated, satisfied or stayed for a period of sixty (60) days; or

(viii)(i) any of American, Parent or a Subsidiary Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any of American, Parent or a Subsidiary Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such Issuer Party, any applicable grace periods shall have expired and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $200 million; provided that such payment default or acceleration resulting from any Parent Bankruptcy Event shall not constitute a default under this Section 6.02(a)(viii); or
(ix)(i) any SPV Party shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused, or shall be entitled or permit or have the right to cause, such Material Indebtedness to become due prior to its scheduled final maturity date or (ii) any SPV Party shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of such SPV Party, any applicable grace periods shall have expired following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any time unpaid exceeding $200 million; provided, further, that if any such default shall be waived or cured (as evidenced in writing from the applicable holder, agent or trustee) then, to the extent of such waiver or cure, the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon waived or cured; or
(x)a termination of a Plan of American or an ERISA Affiliate pursuant to Section 4042 of ERISA that would reasonably be expected to result in a Material Adverse Effect; or
(xi)(i) an exit from, or a termination or cancellation of, the AAdvantage Program or (ii) any termination, expiration or cancellation of (1) the Intercompany Agreement, (2) the American Intercompany Loan or (3) a Material AAdvantage Agreement for which, solely in the case of this Section 6.02(a)(xi)(3), (other than the Intercompany Agreement) a Permitted Replacement AAdvantage Agreement is not entered into as of the effective date of such termination, expiration or cancellation; or
(xii)any Issuer Party makes a Material Modification to a Material AAdvantage Agreement or the American Intercompany Loan without the prior written consent of the Master Collateral Agent (acting at the direction of the Required Debtholders); or

(xiii)any termination or cancellation of any IP License; or
(xiv)after the occurrence of a Parent Bankruptcy Event, any of the American Case Milestones shall cease to be met or complied with, as applicable; or
(xv)an SPV Party Change of Control; or
(xvi) (i) failure of any SPV Party to maintain at least the Required Number of Independent Directors for more than five (5) consecutive Business Days (or 30 days in the case of such Independent Director’s death, disability or resignation, provided that in the case of Loyalty Co, one Independent Director remains at Loyalty Co during such period), (ii) the removal of any Independent Director of any SPV Party without “cause” (as such term is defined in the Specified Organization Documents of such SPV Party) or without giving prior written notice to the Trustee, each as required in the Specified Organization Documents of the related entity.
In case of any event described in clause (v), (vi) or (xiv) in the preceding paragraph, the actions and events described in Section 6.03(a) shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which will be waived by the Issuer Parties.
(b)Subject to the terms of the Collateral Agency and Accounts Agreement, after the occurrence and during the continuance of any Event of Default, any payments, recoveries or distributions received in any proceeding under any Bankruptcy Laws, including adequate protection and Chapter 11 plan distributions, to the extent received by the Trustee from the Master Collateral Agent as the Notes’ Pro Rata Share thereof shall be applied by the Trustee and any Available Funds, as follows:
(i)first, (y) ratably, to (i) the Master Collateral Agent and the Depositary, for the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Agents pursuant to the terms of this Indenture and the Collateral Documents and, so long as Wilmington Trust, National Association shall be serving as the Master Collateral Agent and Depositary, such amounts to be transferred to the payment account under the Credit Agreement for payment to the Master Collateral Agent and Depositary in accordance with the Credit Agreement, and (ii) the Trustee and the Collateral Custodian, the amount of Fees, costs, expenses, reimbursements and indemnification amounts due and payable to such Agents pursuant to the terms of this Indenture and the Collateral Documents and then (z) ratably the Notes’ Pro Rata Share of the amount of fees, expenses and other amounts (including indemnification amounts) due and owing to any Independent Director of any SPV Party (to the extent not otherwise paid);
(ii)second, to the Trustee, on behalf of the Holders, any due and unpaid interest on the Notes;
(iii)third, to the Trustee, on behalf of the Holders, in an amount equal to the amount necessary to pay the outstanding principal balance of the Notes in full;

(iv)fourth, to pay to the Trustee on behalf of the Holders, any additional Obligations then due and payable, including any premium;
(v)fifth, until all Priority Lien Debt is paid in full, to the Master Collateral Agent to be maintained in the Collection Account or distributed in accordance with the Collateral Agency and Accounts Agreement; and
(vi)sixth, all remaining amounts shall be released to or at the direction of Loyalty Co.
Section 6.03Remedies Exercisable by the Trustee.
(a)Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such event, the Trustee shall, at the request of the Permitted Noteholders with respect to a Series of Notes, by written notice to the Issuers (with a copy to the Master Collateral Agent and the Collateral Custodian), take one or more of the following actions, at the same or different times:
(i)declare the Notes of such Series or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Notes of such Series and other Obligations and all other liabilities of the Issuer Parties accrued under this Indenture and under any other Collateral Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Issuers or Guarantors, anything contained herein or in any other Collateral Document to the contrary notwithstanding;
(ii)[Reserved];
(iii)set-off amounts in any accounts (other than accounts pledged to secure other Indebtedness of any Issuer Party, Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Trustee, the Master Collateral Agent, the Collateral Custodian or Depositary (or any of their respective affiliates) and apply such amounts to the obligations of the Issuer Parties under this Indenture and in the Collateral Documents; and
(iv)subject to the terms of the Collateral Documents, exercise any and all remedies under the Collateral Documents and under applicable law available to the Trustee, the Master Collateral Agent and the Holders of the Notes of such Series.
Section 6.04Waiver of Past Defaults.
The Permitted Noteholders of a Series of Notes by notice to the Trustee may on behalf of the Holders of all of the Notes of such Series waive any existing Default and its consequences under this Indenture, except a continuing Default in the payment of interest, principal and premium, if any, on any Note of such Series held by a non-consenting Holder; provided, that subject to Section 6.03 hereof, the Permitted Noteholders of a Series of Notes may rescind an acceleration and its consequences with respect to the Notes of such Series, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05Control by Majority.
The Permitted Noteholders of a Series of Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes of such Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that, subject to Section 7.01, the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note of such Series or that would subject the Trustee to personal liability; provided, however that the Trustee has no duty to determine whether any such action is prejudicial to any Holder or beneficial owner of the Notes.
Section 6.06Limitation on Suits.
(a)Subject to Section 6.07 hereof, no Holder of the Notes of a Series may pursue any remedy with respect to this Indenture or the Notes of such Series unless:
(i)such Holder has previously given the Trustee written notice that an Event of Default is continuing;
(ii)the Permitted Noteholders of such Series have made a written request to the Trustee to pursue the remedy;
(iii)Holders of the Notes of such Series have offered and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;
(iv)the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
(v)the Permitted Noteholders of such Series have not given the Trustee a direction inconsistent with such request within such 60-day period.
(b)A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, interest and premium, if any, on the Notes, on or after the respective due dates expressed in the Note (including in connection with a Mandatory Repurchase Offer or a Parent Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08Collection Suit by Trustee.

If an Event of Default specified in Section 6.02(a)(i) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of interest remaining unpaid, principal and premium, if any, on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09Restoration of Rights and Remedies.
If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11Delay or Omission Not Waiver.
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel), the Collateral Custodian (including any claim for the reasonable compensation, expenses, disbursements and advances of the Collateral Custodian, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes including the Guarantors), their creditors or their property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Custodian, their agents and counsel, and any other amounts due the Trustee or Collateral Custodian under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Custodian, their agents and counsel, and any other amounts due the Trustee or Collateral Custodian under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.13 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10.0% in principal amount of the then-outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01Duties of Trustee.
(a)If an Event of Default has occurred and is continuing (which is known to the Trustee), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this Section 7.01(c) does not limit the effect of Section 7.01(b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06 hereof.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Article 7.
(e)The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes, unless the Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person and upon any order or decree of a court of competent jurisdiction. The Trustee need not investigate any fact or matter stated in the document.
(b)Before the Trustee acts or refrains from acting, they may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel or both shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by an Officer of the Issuers.
(f)None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or security or indemnity satisfactory to it against such risk or liability is not assured to it.
(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee and such notice references the Notes and this Indenture. The Trustee shall not be responsible for knowledge of the terms and conditions of any other agreement, instrument or document other than this Indenture and the Collateral Documents to which it is party.
(h)In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the entity acting as Trustee in each of its capacities hereunder and under the Collateral Documents (including as Collateral Custodian), and each agent, custodian and other Person employed to act hereunder.
(j)The Trustee may request that the Issuers and any Guarantor deliver an Officer’s Certificate (upon which the Trustee may conclusively rely) setting forth the names of the individuals and/or titles of Responsible Officers (with specimen signatures) authorized at such times to take specific actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person specified as so authorized in any certificate previously delivered and not superseded.
(k)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(l)The permissive right of the Trustee to take or refrain from taking any actions enumerated herein shall not be construed as a duty.

(m)The Trustee shall not be bound to make any investigation into (i) the performance or observance by the Issuers or any other Person of any of the covenants, agreements or other terms or conditions set forth in this Indenture or in any related document, (ii) the occurrence of any default, or the validity, enforceability, effectiveness or genuineness of this Indenture, any related document or any other agreement, instrument or document, (iii) the creation, perfection or priority of any Lien purported to be created by this Indenture or any related document or (iv) the value or the sufficiency of any Collateral.
(n)The Trustee shall not have any duty or responsibility in respect of (i) any recording, filing, or depositing of this Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or to any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral.
(o)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or any related document, unless such Holders shall have offered to the Trustee security, indemnity or prefunding satisfactory to the Trustee, in its sole discretion, against the losses, costs, expenses (including attorneys’ fees and expenses) and liabilities that might be incurred by the Trustee in compliance with such request, order or direction.
(p)Each Holder, by its acceptance of a Note hereunder, represents that it has, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Holder also represents that it will, independently and without reliance upon the Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Indenture and in connection with the Notes. Except for notices, reports and other documents expressly required to be furnished to the Holders by the Trustee hereunder, the Trustee shall not have any duty or responsibility to provide any Holder with any other information concerning the Issuer, the servicer or any other parties to any related documents which may come into the possession of the Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.
(q)If the Trustee requests instructions from the Issuers or the Holders with respect to any action or omission in connection with this Indenture, the Trustee shall be entitled (without incurring any liability therefor) to refrain from taking such action and continue to refrain from acting unless and until the Trustee shall have received written instructions from the Issuers or the Holders, as applicable, with respect to such request.
(r)In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture or any related documents because of circumstances beyond the Trustee’s control, including, but not limited to, a failure, termination, or suspension of a clearing house, securities depositary, settlement system or central payment system in any applicable part of the world or acts of God, flood, war (whether declared or undeclared), civil or military disturbances or hostilities, nuclear or natural catastrophes, political unrest, explosion, severe weather or accident, earthquake, terrorism, fire, riot, labor disturbances, pandemics, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like (whether domestic, federal, state, county or municipal or foreign) which delay, restrict or prohibit the providing of the services contemplated by this Indenture or any related documents, or the unavailability of communications or computer facilities, the failure of equipment or interruption of communications or computer facilities, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility, or any other causes beyond the Trustee’s control whether or not of the same class or kind as specified above; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(s)The Trustee shall not be liable for failing to comply with its obligations under this Indenture in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other person which are not received or not received by the time required.
(t)The Trustee shall be fully justified in failing or refusing to take any action under this Indenture or any other related document if such action (A) would, in the reasonable opinion of the Trustee, in good faith (which may be based on the advice or opinion of counsel), be contrary to applicable law, this Indenture or any other related document, or (B) is not provided for in this Indenture or any other related document.
Section 7.03Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. The Agents may do the same with like rights.
Section 7.04Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05Notice of Defaults.
If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall send to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of interest, principal and premium, if any, on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default except as provided in Section 7.02(g) above or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06[Reserved.]
Section 7.07Compensation and Indemnity.
(a)The Issuers shall pay to the Trustee and the Collateral Custodian from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. Neither the Trustee’s nor Collateral Custodian’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and Collateral Custodian promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and Collateral Custodian’s agents and counsel.
(b)Subject to the final sentence of this Section 7.07(b), the Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee and the Collateral Custodian, each of their officers, directors, employees and agents for, and hold the Trustee and Collateral Custodian harmless against, any and all loss, damage, claim, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuers or any Guarantors, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee or Collateral Custodian, as applicable, shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or Collateral Custodian, as applicable, to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee and Collateral Custodian may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense incurred by the Trustee or Collateral Custodian through the Trustee’s or Collateral Custodian’s, respectively, own willful misconduct or gross negligence.
(c)The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or Collateral Custodian.
(d)To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except any funds held in trust and only available to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(e)When the Trustee or Collateral Custodian incurs expenses or renders services after an Event of Default specified in Section 6.02(a)(v) or Section 6.02(a)(vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
(i)the Trustee fails to comply with Section 7.10 hereof;
(ii)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(b)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
(c)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuers’ expense), the Issuers or the Holders of at least 10.0% in principal amount of the then-outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(d)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09Successor Trustee by Merger, Etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the successor entity without any further act shall be the successor Trustee.
Section 7.10Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at their option and at any time, elect to have either Section 8.02 or Section 8.03 hereof applied to all outstanding Notes of either Series upon compliance with the conditions set forth below in this Article 8.
Section 8.02Legal Defeasance and Discharge.
(a)Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a Series and the related Note Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in this Section 8.02(a) and Section 8.02(b), and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(i)the rights of Holders of Notes of such Series to receive payments in respect of the interest, principal and premium, if any, on such Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;

(ii)the Issuers’ obligations with respect to Notes of such Series concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
(iii)the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and
(iv)this Article 8.
(b)Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.03Covenant Defeasance.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Section 4.02, Section 4.06, Section 4.09, Section 4.10, Section 4.12 through Section 4.16, Section 4.21 through Section 4.24, Section 4.26, Section 4.27, Section 4.28 (except for Section 4.28(a)(B)), Section 4.29, Section 4.31, Section 4.32 and Section 4.34 hereof with respect to the outstanding Notes of a Series and related Note Guarantees on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes may not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of a Series, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.02 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Section 6.02(a)(ii) (solely with respect to the defeased covenants listed above), Section 6.02(a)(iii) (solely with respect to the defeased covenants listed above) or Section 6.02(a)(iv) hereof shall not constitute Events of Default.
Section 8.04Conditions to Legal or Covenant Defeasance.
The following shall be the conditions to the application of either Section 8.02 or Section 8.03 hereof to the outstanding Notes of a Series:
(a)the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes of such Series, cash in U.S. dollars, Government Securities,

or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the interest, principal and premium, if any, on the outstanding Notes of such Series on the stated date for payment thereof or on the applicable redemption date, as the case may be;
(b)in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that,
(i)the Issuers have received from, or there has been published by, the United States Internal Revenue Service a ruling, or
(ii)since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that the Holders of the Notes of such Series shall not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(c)in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes of such Series shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and shall be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer is bound;
(e)the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of the Notes of such Series over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others;
(f)the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and
(g)no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as the Events of Default under Section 6.02(a)(v) or Section 6.02(a)(vi) are concerned, at any time in the period ending on the 91st day after the date of deposit.
Section 8.05Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes of a Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of interest, principal and premium, if any, on the Note of such Series, but such money need not be segregated from other funds except to the extent required by law.
(b)The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06Repayment to Issuers.
Subject to applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the interest, principal and premium, if any, on any Note and remaining unclaimed for two years after such interest, principal and premium, if any, on such Note has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease.
Section 8.07Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ obligations under the Notes Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that if the Issuers make any payment of interest, principal and premium, if any, on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.08Application of Trust Money.
Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to this Article 8 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either of the Issuers acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the interest, principal and premium, if any, on the Notes for whose payment such money has been deposited with or received by the Trustee; but such money need not be segregated from other funds except to the extent required by law. Money so held in trust is subject to the Trustee’s rights under Section 7.07.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01Without Consent of Holders of Notes.
(a)Notwithstanding Section 9.02 below, the Issuers, any Guarantor (with respect to any note guarantee, this Indenture, Collateral Document or Intercreditor Agreement to which such Guarantor is a party), the Trustee and the Master Collateral Agent (with respect to any Collateral Document or Intercreditor Agreement), subject to the restrictions in the Collateral Agency and Accounts Agreement, may amend or supplement the Notes, this Indenture and any of the Collateral Documents or Intercreditor Agreements (including, for the avoidance of doubt, any exhibit, schedule or other attachment to the Notes, this Indenture or any Collateral Document or Intercreditor Agreement) without the consent of any Holder of Notes and the Issuers may direct the Trustee, and the Trustee shall (upon receipt of the documents contemplated by, and subject to the terms of, the last paragraph of this Section 9.01), enter into an amendment to this Indenture or any of the Collateral Documents or Intercreditor Agreements, as applicable, to:
(i)effect the issuance of Additional Notes of a Series in accordance with the terms of this Indenture and the Collateral Documents, as applicable (including by increasing (but, for the avoidance of doubt, not decreasing), the amount of amortization due and payable with regard to any outstanding Series of Notes); or amend or supplement any Intercreditor Agreement; provided, that no such agreement shall amend, modify or otherwise directly and adversely affect the rights or duties of the Trustee under this Indenture or any Collateral Document without its prior written consent;
(ii)evidence the succession of another Person to any Issuer or any Guarantor or American pursuant to a consolidation, merger or conveyance, transfer or lease of assets permitted under this Indenture;
(iii)surrender any right or power conferred upon the Issuers or any Guarantor;
(iv)add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes, and to add any additional Events of Default for the Notes;

(v)(w) to cure any ambiguity, omission, mistake, defect or inconsistency (as reasonably determined in good faith by either Issuer), (x) effect changes of a technical, conforming or immaterial nature (including, without limitation, any such changes in connection with the incurrence of Priority Lien Debt or Junior Lien Debt otherwise permitted to be incurred in accordance with the applicable provisions of this Indenture), (y) correct or cure any incorrect cross references or similar inaccuracies or (z) make any change that does not adversely affect the rights of any Holder of the Notes in any material respect; or;
(vi)convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of any Holders of Notes;
(vii)to modify or amend this Indenture in such a manner as to permit the qualification of this Indenture or any supplemental Indenture under the Trust Indenture Act as then in effect;
(viii)to add to or change any provisions of this Indenture to such extent as necessary to permit or facilitate the issuance of the Notes of a Series in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Notes of such Series in any material respect;
(ix)(A) effect the granting, perfection, protection, expansion or enhancement of any security interest for the benefit of the Senior Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, (B) as required by local law or advice of counsel to give effect to, or protect any security interest for the benefit of the Senior Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects (as reasonably determined in good faith by either Issuer) or to cause such guarantee, collateral or security document or other document to be consistent with this Indenture and the Collateral Documents;
(x)provide additional guarantees for the Notes of any Series;
(xi)evidence the release of liens in favor of the Master Collateral Agent in the Collateral in accordance with the terms of this Indenture or the Collateral Documents;
(xii)evidence and provide for the acceptance of appointment of a separate or successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee; or
(xiii)conform any term or provision of the Notes, the Note Guarantees or any of the Notes Documents to any provision of the section “Description of Notes” in the Offering Memorandum to the extent that such description in the Offering Memorandum was intended to be a verbatim recitation of such term or provision of the

Notes, the Note Guarantees or any of the Notes Documents, as set forth in an Officer’s Certificate delivered to the Trustee.
(b)Upon the request of the Issuers and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture.
Section 9.02With Consent of Holders of Notes.
(a)Except as provided in Section 9.01 or as otherwise set forth in this Indenture, no modification, amendment or waiver of any provision of this Indenture or any Collateral Document (other than any Account Control Agreement), and no consent to any departure by any Issuer or Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Issuers and the Permitted Noteholders of the affected Series (or signed by the Trustee with the written consent of the Permitted Noteholders of the affected Series); and, with respect to any Collateral Document, subject to the restrictions in the Collateral Agency and Accounts Agreement, provided that no such modification, amendment or supplement shall without the prior written consent of:
(i)each Holder directly and adversely affected thereby, (A) reduce the principal amount of, premium, if any, or interest if any, on, or (B) extend the Stated Maturity or interest payment periods, of the Notes of the affected Series (provided that only the consent of the Permitted Noteholders of the affected Series shall be necessary for a waiver of defaulted interest) or (C) modify such Holder’s ability to vote its obligations pursuant to the Collateral Agency and Accounts Agreement;
(ii)all of the Holders of an affected Series of Notes, (A) amend or modify any provision of this Indenture which provides for the unanimous consent or approval of the Holders to reduce the percentage of principal amount of Notes the Holders required thereunder or (B) release all or substantially all of the Liens granted to the Master Collateral Agent under this Indenture or under any Collateral Document (other than as permitted under this Indenture or by the terms of the Collateral Document or the Junior Lien Intercreditor Agreements);
(iii)all of the Holders, except as permitted under this Indenture, release all or substantially all of the Guarantors;
(iv)the Holders holding no less than 66.67% of the outstanding principal amount of the Notes, (A) release any of the Collateral (other than as permitted under this Indenture, the Collateral Documents or the Intercreditor Agreements), (B) release any Note Guarantees of the Notes by Parent or any SPV Guarantor, (C) amend, modify or waive any provision of Section 4.32 or (D) effect any shortening or subordination of term or reduction in liquidated damages under any IP License;
(v)the Permitted Noteholders of an affected Series of Notes, to make the Notes of such Holder payable in money or securities other than that as stated in the Notes;
(vi)the Permitted Noteholders of an affected Series of Notes, to impair the right of such Holder to institute suit for the enforcement of any payment with respect to the Notes;
(vii)all Holders of an affected Series of Notes, reduce the percentage specified in the definition of “Permitted Noteholders” or otherwise amend this Section 9.02 in a manner that has the effect of changing the number or percentage of Holders that must approve any modification, amendment, waiver or consent; or
(viii)all Holders of an affected Series of Notes, modify any of the foregoing Section 9.02(e)(i) through (vii).
(b)To the extent Holder consent is required, except as otherwise provided in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture and any Collateral Document with the consent of the Permitted Noteholders (solely for purposes of this clause (b), meaning Holders holding more than 50% of the Notes) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
(c)Section 2.08 and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
(d)Upon the request of the Issuers and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and Master Collateral Agent, if applicable, of the documents described in Section 9.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to Collateral Documents unless such amended or supplemental indenture or amendment or supplement to any Collateral Document affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee, may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(e)It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
(f)After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall send to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. The failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of any such amendment, supplement or waiver. Furthermore, by its acceptance of the Notes, each Holder of the Notes is deemed to have consented to the terms of the Intercreditor Agreements and the Collateral Documents and to have authorized and directed the Trustee to execute, deliver and perform each of the Intercreditor Agreements and Collateral Documents to which it is a party, binding the Holders to the terms thereof.
(g)Notwithstanding any of the foregoing, the Collateral Controlling Party may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements described in Section 4.12(d) and Section 4.14.
Section 9.03[Reserved].
Section 9.04Revocation and Effect of Consents.
(a)Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
(b)The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05Notation on or Exchange of Notes.
(a)The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
(b)Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06Trustee to Sign Amendments, Etc.
The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Guarantors party thereto, enforceable against them in accordance with its terms, and complies with the provisions hereof. Notwithstanding the foregoing and upon satisfaction of the requirements set forth in the last sentence of Section 9.01 hereof, no Opinion of Counsel shall be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
ARTICLE 10
GUARANTEES
Section 10.01Guarantee.
(a)Subject to this Article 10 and the Agreed Guarantee Principles contemplated by Section 4.12 hereof, each of the Guarantors hereby, jointly and severally irrevocably and unconditionally guarantees (the “Note Guarantees”), to each Holder of a Note authenticated and delivered by the Trustee and to each Agent and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, the due and punctual payment of the unpaid principal and interest on (including defaulted interest, if any, and interest accruing after the Stated Maturity of after the filing of any petition of bankruptcy, or the commencement of any insolvency, winding up, reorganization or like proceeding, relating to any Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) each Note, whether at the Stated Maturity, upon redemption, upon required prepayment, upon acceleration, upon required repurchase at the option of the holder or otherwise according to the terms of this Indenture and all other obligations of the Issuers to the Holders or any Agent hereunder or thereunder shall be promptly paid in full in cash, all in accordance with the terms hereof and thereof. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to or any amendment of any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except pursuant to Article 8 or Article 10 or by complete performance of the obligations contained in the Notes and this Indenture.

(c)If any Holder or Agent is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid either to such Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Agents, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.
(e)Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation or reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuers’ assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 10.02Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law or to comply with corporate benefit, financial assistance and other laws.

Section 10.03Execution and Delivery.
(a)To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by one of its Responsible Officers.
(b)Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.
(c)If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee shall be valid nevertheless.
(d)The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
(e)If required by Section 4.12 hereof, the Issuers shall cause any newly created or acquired Grantor to comply with the provisions of Section 4.12 hereof and this Article 10, to the extent applicable.
Section 10.04Benefits Acknowledged.
Each Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
Section 10.05Releases.
(a)In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor (other than Parent and any SPV Party), by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor (other than Parent and any SPV Party), in each case to a Person that is not (either before or after giving effect to such transactions) Parent or a Restricted Subsidiary of Parent or the merger or consolidation of a Guarantor (other than any SPV Party) with or into American or another Guarantor, in each case, in a transaction permitted under this Indenture, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
(b)Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, such Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations. In addition, upon a Subsidiary Guarantor being released and relieved of its obligations under its Guarantee of the Credit Agreement (excluding any refinancing or replacement thereof, other than any refinancing or replacement with term loan debt that constitutes Priority Lien Debt or Junior Lien Debt), such

Guarantor will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations under this Indenture or the Notes.
(c)The Guarantors will be automatically released from all Obligations under the Note Guarantees upon the satisfaction and discharge of this Indenture or upon the legal defeasance of the notes in accordance with Article 8.
(d)Upon receipt of an Officer’s Certificate and an Opinion of Counsel, the Trustee shall execute and deliver, at the Issuers’ expense, such documents as any Issuer or Guarantor may reasonably request and prepare to evidence the release of the guarantee of such Guarantor provided herein.
Section 10.06Luxembourg Limitations.
(a)Notwithstanding any provision to the contrary in this Indenture, the liability of any Luxembourg Guarantor under this Article 10 for the obligations of any Issuer Party which is not a direct or indirect subsidiary of that Luxembourg Guarantor, may not exceed, in aggregate, the Maximum Amount.
(b)For the purposes of paragraph (a) above, the “Maximum Amount”, in relation to a Luxembourg Guarantor, means an amount equal to the aggregate (without double counting) of:
(i)the aggregate amount of any intercompany or shareholder funding (in any form whatsoever) made available to that Luxembourg Guarantor or any of its direct or indirect subsidiaries by any other Issuer Party which has been directly or indirectly funded by an issuance of Notes under this Indenture; and
(ii)an amount equal to the greater of:
(A)ninety-five per cent (95%) of the sum of (i) such Luxembourg Guarantor’s own funds (capitaux propres) (as referred to in Annex I to the Grand-Ducal Regulation dated December 18, 2015 setting out the form and content of the presentation of the balance sheet and profit and loss account, enforcing the Luxembourg act of December 19, 2002 on the trade and companies register and the accounting and annual accounts of undertakings, as amended) (the “Own Funds”) and (ii) such Luxembourg Guarantor’s debt which is subordinated in right of payment (whether generally or specifically) to any claim of any Issuer Party under any of the Loan Documents (the “Subordinated Debt”), in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules, as at the date of this Indenture; and
(B)ninety-five per cent (95%) of the sum of (i) the Own Funds and (ii) the Subordinated Debt, in each case as determined on the basis of the then latest available annual accounts of the Luxembourg Guarantor duly established in accordance with applicable accounting rules), as at the date on which a claim under such Luxembourg Guarantor’s guarantee under this Indenture is made.
(c)The limitations set forth in this Section 10.06 shall not apply to any Collateral Document, or any recoveries derived from the enforcement of a Secured Party’s rights under or in respect of any Collateral.
ARTICLE 11
SATISFACTION AND DISCHARGE
Section 11.01Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes of a Series, when:
(a)either
(i)all Notes of such Series theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
(ii)all Notes of such Series not theretofore delivered to the Trustee for cancellation have become due and payable, shall become due and payable at their maturity within one year or may be called for redemption within one year, and at the expense, of the Issuers and the Issuers or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes of such Series, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes of such Series not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, if any, to the date of such deposit (in the case of Notes which have become due and payable) or to the final maturity date or redemption date, as the case may be;
(b)the Issuers have paid or caused to be paid all other sums payable by it under this Indenture in respect of the Notes of such Series; and
(c)the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such Series at maturity or the redemption date, as the case may be.
In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Section 7.07 hereof shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (i) of clause (a) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof shall survive.
Section 11.02Application of Trust Money.
(a)Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the interest, principal and premium, if any on the Notes for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
(b)If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, that if the Issuers have made any payment of interest, principal and premium, if any, on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12
MISCELLANEOUS
Section 12.01Issuers.
(a)Joint and Several Liability. All Obligations of the Issuers under this Indenture and the other Notes Documents shall be joint and several Obligations of the Issuers, each as principal. Anything contained in this Indenture and the other Notes Documents to the contrary notwithstanding, the Obligations of each Issuer hereunder, solely to the extent that such Issuer did not receive proceeds of Notes from any issuance hereunder, shall be limited to a maximum aggregate amount equal to the largest amount that would not render its Obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under §548 of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Obligations of such Issuer (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Issuer, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Issuer in respect of intercompany Indebtedness to any other Issuer or Guarantor or their respective Affiliates to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Issuer or Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of such Issuer pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such Issuer and other Affiliates of any Issuer or Guarantor of Obligations arising under guarantees by such parties.
(b)Subrogation. Until the Obligations shall have been paid in full in cash, each Issuer shall withhold exercise of any right of subrogation, contribution or any other right to enforce any remedy which it now has or may hereafter have against the other Issuer or any Guarantor of the Obligations. Each Issuer further agrees that, to the extent the waiver of its rights of subrogation, contribution and remedies as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any such rights such Issuer may have against the other Issuer, any collateral or security or any such other Guarantor, shall be junior and subordinate to any rights the Agents or the Holder may have against the other Issuer, any such collateral or security, and any such other Guarantor.
(c)Obligations Absolute. Each Issuer hereby waives, for the benefit of the Senior Secured Parties: (1) any right to require any Senior Secured Parties, as a condition of payment or performance by such Issuer, to (i) proceed against any other Issuer or any other Person, (ii) proceed against or exhaust any security held from any other Issuer, any Guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Senior Secured Party in favor of any other Issuer or any other Person, or (iv) pursue any other remedy in the power of any Senior Secured Party whatsoever; (2) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any other Issuer including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of any other Issuer from any cause other than payment in full of the Obligations; (3) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (4) any defense based upon any Senior Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith, gross negligence or willful misconduct; (5) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Issuer’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Issuer’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, recharacterization and counterclaims, and (iv) promptness, diligence and any requirement that any Senior Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (6) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to such Issuer and any right to consent to any thereof; (7) any defense based upon any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Notes Documents and (8) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
The obligations of the Issuers hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Trustee, the Collateral Administrator, the Master Collateral Agent or a Holder to assert any claim or demand or to enforce any right or remedy against any other Issuer Party under the provisions of this Indenture or any other Notes Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Notes Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Master Collateral Agent or the Trustee for the Obligations of any of them; (v) the failure of the Trustee or a Holder to exercise any right or remedy against any other Issuer Party; or (vi) the release or substitution of any Collateral or any other Issuer Party.
To the extent permitted by applicable law, each Issuer hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the other Issuer and of any other Issuer Party and any circumstances affecting the ability of the Issuers to perform under this Indenture.
Each Issuer further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Trustee, any Holder or any other Secured Party upon the bankruptcy or reorganization of the other Issuer or any Guarantor, or otherwise.
Section 12.02Notices.
(a)Any notice or communication required or given hereunder shall be in writing and delivered in person or sent by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
If to the Issuers and/or any Guarantor:
American Airlines, Inc.
1 Skyview Drive, MD 8B361
Fort Worth, Texas, 76155
Attn: Treasurer
Fax No.: ###
Email: ###

If to the Trustee or the Collateral Custodian:
Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attention: Adam Vogelsong
Email: ###

The Issuers, any Guarantor, the Trustee or the Collateral Custodian, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b)The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
(c)Any notice or communication sent to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
(d)Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
(e)Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
(f)If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
(g)If the Issuers send a notice or communication to Holders, they shall send a copy to the Trustee and each Agent at the same time.
(h)The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuers, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 12.03CFC or a FSHCO Provisions.
Notwithstanding any term of any Notes Document, no issuance or other obligation of any Issuer, under any Notes Document, may be, directly or indirectly (including by application of any payments made by or amounts received or recovered from any CFC or FSHCO):
(i)guaranteed by a CFC or a FSHCO;
(ii)secured by any assets of a CFC or FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); or

(iii)secured by a pledge or other security interest in excess of 65% of the voting equity interests of any CFC or FSHCO.
Section 12.04Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuers or any of the Guarantors to the Trustee to take or refrain from taking any action under this Indenture, the Issuers or such Guarantor, as the case may be, shall furnish to the Trustee:
(a)An Officer’s Certificate in form and substance satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(b)An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied.
Section 12.05Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.02 hereof) shall include:
(a)a statement that the individual making such certificate or opinion has read such covenant or condition;
(b)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and
(d)a statement as to whether or not, in the opinion of such individual, such condition or covenant has been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 12.06Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator, member, partner or stockholder of any Issuer Party, or any of their direct or indirect parent companies or respective affiliates, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, the Note Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.
Section 12.08Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09Waiver of Jury Trial.
EACH OF THE ISSUERS, THE GUARANTORS, THE TRUSTEE AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.10No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or Guarantors or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.11Successors.
All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.
Section 12.12Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Custodian shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.
Section 12.14Table of Contents, Headings, Etc.
The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.15Section 12.15    U.S.A. PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee and the Collateral Custodian are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee or Collateral Custodian. The parties to this Indenture agree that they will provide the Trustee and Collateral Custodian with such information as the Trustee or Collateral Custodian may reasonably request in order for the Trustee and Collateral Custodian to satisfy the requirements of the U.S.A. PATRIOT Act.
Section 12.16Jurisdiction.
Each party hereto agrees that any suit, action or proceeding against the Issuers or any Guarantor brought by any Holder, the Collateral Custodian or the Trustee arising out of or based up-on this Indenture, the Note Guarantees or the Notes may be instituted in any state or Federal court in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Indenture, the Note Guarantees or the Notes, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment. Each SPV Party hereby designates and appoints American as its authorized agent upon which process may be served in any such action or proceeding that may be instituted in any such court, and agrees that service of any process, summons, notice or document by U.S. registered mail addressed to American, with written notice of said service to such Person at the address of American set forth in Section 12.02 hereof, shall be effective service of process for any such legal action or proceeding brought in any such court.
Section 12.17Payment Dates; Record Dates.
If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a record date is not a Business Day, the record date shall not be affected.
Section 12.18Currency Indemnity.
Dollars are the sole currency (the “Required Currency”) of account and payment for all sums payable by the Issuers or any Guarantor under or in connection with the Notes, this Indenture and the Note Guarantees, including damages. Any amount with respect to the Notes, this Indenture the Note Guarantees or the other Notes Documents received or recovered in a currency other than the Required Currency, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers or any Guarantor or otherwise by any Holder or by the Trustee or Paying Agent or Master Collateral Agent, in respect of any sum expressed to be due to it from the Issuers or any Guarantor will only constitute a discharge to the Issuers or any Guarantor to the extent of the Required Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
If the Required Currency amount is less than the Required Currency amount expressed to be due to the recipient or the Trustee or Paying Agent under the Notes, the Issuers and each Guarantor will indemnify such recipient and/or the Trustee or Paying Agent against any loss sustained by it as a result. In any event, the Issuers and each Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein, for the Holder of a Note or the Trustee or Paying Agent to certify in a manner satisfactory to the Issuers (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuers’ and each Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder of a Note or the Trustee or Paying Agent (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee. For the purposes of determining the amount in a currency other than the Required Currency, such amount shall be determined using the Exchange Rate then in effect.

Section 12.19Waiver of Immunity.
With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 12.20Third Party Beneficiaries.
The parties hereto agree that each Agent shall be an express third-party beneficiary of the provisions of this Indenture (including, without limitation, Sections 4.01 and 6.02(b) to the extent such sections provide for payment of Fees, costs, expenses, reimbursements and indemnification amounts to the applicable Agent) that explicitly grant such Agent with any rights under this Indenture, with full rights to enforce the same and no such term may be amended, modified or waived in any respect that would be adverse in any material respect to any Agent without its written consent (but for avoidance of doubt, no Agent will be a third-party beneficiary of any other provision of this Indenture).
ARTICLE 13
COLLATERAL
Section 13.01Collateral Documents.
The due and punctual payment of the interest, principal and premium, if any, on the Notes and Note Guarantees when and as the same shall be due and payable, whether on a Payment Date, at maturity, by acceleration, repurchase, redemption, prepayment or otherwise, and interest on the overdue principal of and interest on the Notes and Note Guarantees and performance of all other Obligations of the Issuers and the Guarantors to the Senior Secured Parties under this Indenture, the Notes, the Note Guarantees, the Intercreditor Agreements and the Collateral Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Documents, which define the terms of the Liens that secure the Obligations, subject to the terms of the Intercreditor Agreements. The Trustee, the Issuers and the Guarantors hereby acknowledge and agree that the Master Collateral Agent holds the Collateral in trust for the benefit of the Senior Secured Parties pursuant to the terms of the Collateral Documents and the Intercreditor Agreements. Each Holder, by accepting a Note, (i) consents and agrees to the terms of the Collateral Documents (including the provisions providing for the possession, use, release and foreclosure of Collateral) and the Intercreditor Agreements as each may be in effect or may be amended from time to time in accordance with their terms and this Indenture and the Intercreditor Agreements, (ii) authorizes and directs the Trustee and the Master Collateral Agent to enter into the Collateral Documents and the Intercreditor Agreements, (iii) authorizes and directs the Trustee to enter into the Collateral Agency and Accounts Agreement and any Junior Lien Intercreditor Agreement and (iv) authorizes and directs each of the Master Collateral Agent and the Trustee to perform its respective obligations and exercise its respective rights under and in accordance with the Collateral Documents and Intercreditor Agreements to which it is a party. The Issuers and the Guarantors shall deliver to the Master Collateral Agent copies of all documents required to be filed pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as required by the next sentence of this Section 13.01, to assure and confirm to the Master Collateral Agent a first-priority security interest in the Collateral, by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Issuers and the Parent shall, in each case at their own expense, (A) cause each new Subsidiary of any SPV Party, as applicable, to become a Grantor and to become a party to the Security Agreements each applicable other Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to any Permitted Liens) in favor of the Master Collateral Agent for the benefit of the Senior Secured Parties in substantially all of its assets (other than Excluded Property), subject to and in accordance with the terms, conditions and provisions of this Indenture and the Collateral Documents, (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Master Collateral Agent such documents and take such actions to create, grant, establish, preserve and perfect the applicable priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under Section 4.25 and the filing of UCC financing statements, as applicable) in favor of the Master Collateral Agent on such assets of such Subsidiary to secure the Obligations to the extent required under the applicable Collateral Documents, and to ensure that such Collateral shall be subject to no other Liens other than any Permitted Liens (it being understood that only American and the SPV Parties shall be required to become Grantors and pledge their respective Collateral), and (C) if reasonably requested by the Trustee, deliver to the Trustee, for the benefit of the Trustee and the Senior Secured Parties, a customary written Opinion of Counsel to Parent or such Grantor with respect to the matters described in clauses (A) and (B) of this Section 13.01, in each case within twenty (20) Business Days after the addition of such Collateral.
Section 13.02Non-Impairment of Liens.
Any release of Collateral permitted by Section 13.03 will be deemed not to impair the Liens under this Indenture and the Collateral Documents in contravention thereof.
Section 13.03Release of Collateral.
The Liens granted to the Master Collateral Agent by the Issuers and Guarantors on any Collateral shall be automatically released with respect to the Notes:
(a)upon the sale or other disposition of such Collateral (including as part of or in connection with any other sale or other disposition permitted under this Indenture) to any Person other than another Issuer or Guarantor, to the extent such sale or other disposition is made in compliance with the terms of this Indenture and the Collateral Documents (and the Master Collateral Agent shall rely conclusively on an Officer’s Certificate and/or Opinion of Counsel to that effect provided to it by any Issuer or Guarantor, including upon its reasonable request without further inquiry);

(b)to the extent such Collateral is comprised of property leased to an Issuer or a Guarantor, upon termination or expiration of such lease;
(c)if the release of such Lien is approved, authorized or ratified in writing by the Holders holding more than 66.67% of the aggregate outstanding principal amount of the Notes;
(d)to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guarantee (in accordance with this Indenture or the Collateral Documents);
(e)as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Master Collateral Agent pursuant to the Collateral Documents; and
(f)if such assets become Excluded Property.
Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Issuers and the Guarantors in respect of) all interests retained by the Issuers and the Guarantors, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of this Indenture or the Collateral Documents.
Upon the occurrence and during the continuance of a Senior Secured Debt Event of Default, the Master Collateral Agent shall not release any Lien permitted to be released under the Collateral Agency and Accounts Agreement and the other Senior Secured Debt Documents unless the Required Debtholders have consented to such release pursuant to an Act of Required Debtholders.
Section 13.04Release upon Termination of the Issuers’ Obligations.
Upon any discharge of Obligations with respect to the Notes, then (i) the application of the provisions of the Collateral Agency and Accounts Agreement to the Notes shall automatically cease, (ii) the Notes shall automatically no longer be secured by the Liens granted in favor of the Master Collateral Agent and (iii) the Master Collateral Agent, at the request and sole expense of the Grantors, shall, upon its receipt of the deliverables required by the Collateral Agency and Accounts Agreement, execute and deliver to the Grantors all releases or other documents reasonably necessary or desirable to evidence the foregoing.
Section 13.05Suits to Protect the Collateral.
(a)Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee, without the consent of the Holders, on behalf of the Holders, may direct the Master Collateral Agent to take all actions it determines in order to:
(i)enforce any of the terms of the Collateral Documents; and

(ii)collect and receive any and all amounts payable in respect of the Obligations hereunder.
(b)Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee and the Master Collateral Agent shall have power to institute and to maintain such suits and proceedings as the Trustee may determine to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee and/or the Master Collateral Agent may determine to preserve or protect its interests and the interests of the Holders in the Collateral. Nothing in this Section 13.05 shall be considered to impose any such duty or obligation to act on the part of the Trustee or the Master Collateral Agent.
Section 13.06Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
Subject to the provisions of the Collateral Documents and the Intercreditor Agreements, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.
Section 13.07Lien Sharing and Priority Confirmation.
Each Holder hereby agrees (i) that all Obligations will be and are secured equally and ratably by all Priority Liens (as defined in the Collateral Agency and Accounts Agreement) at any time granted by any Grantor to the Master Collateral Agent to secure any obligations in respect of any other Series of Senior Secured Debt (as defined in the Collateral Agency and Accounts Agreement), whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Master Collateral Agent for the benefit of all holders of Senior Secured Debt Obligations (as defined in the Collateral Agency and Accounts Agreement) equally and ratably; and (ii) that each Holder is bound by the provisions of the Collateral Agency and Accounts Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and each Holder consents to the terms of the Collateral Agency and Accounts Agreement and the Master Collateral Agent’s performance of, and directing the Master Collateral Agent to enter into and perform its obligations under, the Collateral Agency and Accounts Agreement and the other Senior Secured Debt Documents.
Section 13.08Limited Recourse; Non-Petition.
Notwithstanding any other provision of this Indenture or any other document to which it may be a party, the obligations of each SPV Party from time to time and at any time hereunder are limited recourse obligations of such SPV Party and are payable solely from the assets thereof available at such time and amounts derived therefrom and following realization of the assets of such SPV Party, and application of the Proceeds (as defined in the UCC) (including proceeds of assets upon which a Lien was purported to be granted) thereof in accordance with this Indenture, all obligations of and any remaining claims against such SPV Party hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, employee, shareholder, administrator or incorporator of the SPV Parties or their respective successors or assigns for any amounts payable hereunder. Notwithstanding any other provision of this Indenture, no Person may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the Discharge of Senior Secured Debt Obligations, institute against, or join any other Person in instituting against, the SPV Parties any Insolvency or Liquidation Proceeding, or other proceedings under Cayman Islands, Luxembourg, U.S. federal or state bankruptcy or similar laws. Nothing in this Section 13.08 shall preclude, or be deemed to estop, the parties hereto (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Insolvency or Liquidation Proceeding voluntarily filed or commenced by any SPV Party or (B) any involuntary Insolvency or Liquidation Proceeding filed or commenced by any other Person, or (ii) from commencing against any SPV Party or any of its property any legal action which is not an Insolvency or Liquidation Proceeding. It is understood that the foregoing provisions of this Section shall not (x) prevent recourse to the assets of the SPV Parties (including the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) or (y) constitute a waiver, release or discharge of any Indebtedness or obligation secured hereby until all assets of SPV Parties (including the Collateral and sums due or to become due under any security, instrument or agreement which is part of the Collateral) have been realized. It is further understood that the foregoing provisions of this Section shall not limit the right of any Person to name any SPV Party as a party defendant in any proceeding or in the exercise of any other remedy hereunder, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Persons.
[Signature pages follow]

AADVANTAGE LOYALTY IP LTD.

By: /s/ Meghan B. Montana
Name: Meghan B. Montana
Title: Director

AMERICAN AIRLINES, INC.

By: /s/ Meghan B. Montana
Name: Meghan B. Montana
Title: Vice President and Treasurer

[Signature Page to Indenture]

AADVANTAGE HOLDINGS 1 LTD.

By: /s/ Meghan B. Montana
Name: Meghan B. Montana
Title: Director

AADVANTAGE HOLDINGS 2 LTD.

By: /s/ Meghan B. Montana
Name: Meghan B. Montana
Title: Director

AMERICAN AIRLINES GROUP INC.

By: /s/ Meghan B. Montana
Name: Meghan B. Montana
Title: Vice President and Treasurer

[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee and as Collateral Custodian
By: /s/ Adam R. Vogelsong
Name: Adam R. Vogelsong
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A-1
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE CLOSING DATE AND THE YIELD TO MATURITY RELATING TO THE SECURITY BY CONTACTING THE ISSUERS AT: [________________].]
[OTHER THAN WITH RESPECT TO ONE OR MORE PURCHASERS ON THE CLOSING DATE WHICH HAVE MADE CERTAIN REPRESENTATIONS SATISFACTORY TO THE ISSUERS, BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER: (A) IT IS NOT AND IS NOT DEEMED TO BE (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA“), (II) A PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE“), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR“), OR (IV) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS“); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAWS.]

CUSIP [ ]
ISIN [ ]1

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$______________]
5.500% Senior Secured Notes due 2026

No. ___     [$______________]

AADVANTAGE LOYALTY IP LTD. and
AMERICAN AIRLINES, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on April 20, 2026.

Payment Dates: 20th calendar day of January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day

Payment Record Dates: Each Business Day immediately preceding each Payment Date, except as otherwise set forth in the Indenture

1    Rule 144A Note CUSIP: 00253X AA9
    Rule 144A Note ISIN: US00253XAA90
    Regulation S Note CUSIP: G0R209 AA8
    Regulation S Note ISIN: USG0R209AA85

A-2

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.

Dated:
AADVANTAGE LOYALTY IP LTD.
By:    ___________________________________
Name:
Title:
AMERICAN AIRLINES, INC.
By:    ___________________________________
Name:
Title:

A-3

This is one of the Notes referred to in the within-mentioned Indenture:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
Dated:

By:    ___________________________________
Authorized Signatory

A-4

[Back of Note]
5.500% Senior Secured Notes due 2026
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST AND PRINCIPAL. The Issuers promise to pay principal on the Notes (based on the aggregate principal amount of the Notes on the Closing Date, i.e. $[_________]) in the amounts and on the Payment Dates set forth in the Indenture (the “Anticipated Principal Payment Schedule”), as such amounts may be increased or reduced, on a pro rata basis, from time to time, as provided in Section 2.01(d), Section 2.11, Section 3.07(e), Section 3.08(g), Section 3.09(k), and Section 4.34(f) of the Indenture. For the avoidance of doubt, any payment of premium due under the Indenture shall not reduce the Anticipated Principal Payment Schedule. To the extent not otherwise paid, the outstanding principal amount of the Notes shall be paid in full on April 20, 2026. The Notes will bear interest at a rate of 5.500% per annum on the outstanding principal amount thereof. Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve 30-day months.  Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.    METHOD OF PAYMENT. The Issuers will pay interest, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds will be required with respect to interest, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuers or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Parent or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuers issued the Notes under an Indenture, dated as of March 24, 2021 (the “Indenture”), among the Issuers, the Guarantors from time to time party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuers designated as its 5.500% Senior Secured Notes due 2026. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.23 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
A-5

5.    REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Issuers and may be the subject of a Mandatory Prepayment Event, Parent Change of Control Offer and a Mandatory Repurchase Offer, as further provided in the Indenture. Except as provided in the Indenture, the Issuers shall not be required to make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, Parent Change of Control Offer, a Mandatory Repurchase Offer or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    EARLY AMORTIZATION, DEFAULTS AND REMEDIES. The Early Amortization Events and Events of Default relating to the Notes are defined in Section 6.01 and Section 6.02 of the Indenture, respectively. Upon the occurrence of an Early Amortization Event or Event of Default, as applicable, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.    GOVERNING LAW. THE INDENTURE, the notes and the guarantees SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
12.    NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
American Airlines, Inc.
1 Skyview Drive, MD 8B361
Fort Worth, Texas, 76155
Attn: Treasurer
Fax No.: ###
Email: ###
A-6

If to the Trustee or the Collateral Custodian:
Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attention: Adam Vogelsong
Email: ###

The Issuers, any Guarantor, the Trustee or the Collateral Custodian, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication sent to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuers, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

A-7

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: __________________________________________________
(Insert assignee’s legal name)
_____________________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _________________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for it.
Date: _____________________
Your Signature: _______________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-8

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Sections 3.09 or 4.34 of the Indenture, check the appropriate box below:
[ ] Section 3.09    [ ] Section 4.34
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.09 or Section 4.34 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature: _______________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: _________________________
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-9

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.
A-10

EXHIBIT A-2
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS SECURITY WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(c) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF ANY OID, THE ISSUE PRICE, THE CLOSING DATE AND THE YIELD TO MATURITY RELATING TO THE SECURITY BY CONTACTING THE ISSUERS AT: [________________].]
[OTHER THAN WITH RESPECT TO ONE OR MORE PURCHASERS ON THE CLOSING DATE WHICH HAVE MADE CERTAIN REPRESENTATIONS SATISFACTORY TO THE ISSUERS, BY ITS ACQUISITION OR ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED, WARRANTED AND AGREED THAT EITHER: (A) IT IS NOT AND IS NOT DEEMED TO BE (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA“), (II) A PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN SECTION 4975(E)(1) OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE“), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN, PLAN, ACCOUNT OR ARRANGEMENT (EACH OF THE FOREGOING, A “BENEFIT PLAN INVESTOR“), OR (IV) A PLAN, ACCOUNT OR ARRANGEMENT (SUCH AS A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN) THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER U.S. LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR THE PROHIBITED TRANSACTION RULES OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAWS“); OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE OR ANY INTEREST HEREIN BY THE HOLDER DO NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAWS.]

CUSIP [ ]
ISIN [ ]2

[[RULE 144A][REGULATION S] GLOBAL NOTE
representing up to
$______________]
5.750% Senior Secured Notes due 2029

No. ___     [$______________]

AADVANTAGE LOYALTY IP LTD. and
AMERICAN AIRLINES, INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of ________________________ United States Dollars] on April 20, 2029.

Payment Dates: 20th calendar day of January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day

Payment Record Dates: Each Business Day immediately preceding each Payment Date, except as otherwise set forth in the Indenture.
1    Rule 144A Note CUSIP: 00253X AB7
    Rule 144A Note ISIN: US00253XAB73
    Regulation S Note CUSIP: G0R209 AB6
    Regulation S Note ISIN: USG0R209AB68

IN WITNESS HEREOF, the Issuers have caused this instrument to be duly executed.
Dated:
AADVANTAGE LOYALTY IP LTD.
By:    ___________________________________
Name:
Title:
AMERICAN AIRLINES, INC.
By:    ___________________________________
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
Dated:

By:    ___________________________________
Authorized Signatory

[Back of Note]
5.750% Senior Secured Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    INTEREST AND PRINCIPAL. The Issuers promise to pay principal on the Notes (based on the aggregate principal amount of the Notes on the Closing Date, i.e. $[_________]) in the amounts and on the Payment Dates set forth in the Indenture (the “Anticipated Principal Payment Schedule”), as such amounts may be increased or reduced, on a pro rata basis, from time to time, as provided in Section 2.01(d), Section 2.11, Section 3.07(e), Section 3.08(g), Section 3.09(k), and Section 4.34(f) of the Indenture. For the avoidance of doubt, any payment of premium due under the Indenture shall not reduce the Anticipated Principal Payment Schedule. To the extent not otherwise paid, the outstanding principal amount of the Notes shall be paid in full on April 20, 2029. The Notes will bear interest at a rate of 5.750% per annum on the outstanding principal amount thereof. Interest on the Notes is payable quarterly in arrears on each Payment Date and will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance, to but excluding such Payment Date, calculated on the basis of a 360-day year composed of twelve 30-day months.  Interest will also be paid on each prepayment date, redemption date or repurchase date, as the case may be, as provided in the Indenture on the amount of principal so paid for the period from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance to but excluding such date of payment.
2.    METHOD OF PAYMENT. The Issuers will pay interest, principal and premium, if any, on the Notes to the Persons who are registered Holders of Notes at the close of business on the Business Day immediately preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided, that payment by wire transfer of immediately available funds will be required with respect to interest, principal and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuers or any Guarantor under or in connection with the Notes, the Indenture and the Guarantees.
3.    PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders. Parent or any of its Subsidiaries may act in any such capacity.
4.    INDENTURE. The Issuers issued the Notes under an Indenture, dated as of March 24, 2021 (the “Indenture”), among the Issuers, the Guarantors from time to time party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuers designated as its 5.750% Senior Secured Notes due 2029. The Issuers shall be entitled to issue Additional Notes pursuant to Section 2.01 and Section 4.23 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.    REDEMPTION, PREPAYMENT AND REPURCHASE. The Notes may be redeemed at the option of the Issuers and may be the subject of a Mandatory Prepayment Event, Parent Change of Control Offer and a Mandatory Repurchase Offer, as further provided in the Indenture. Except as provided in the Indenture, the Issuers shall not be required to make any mandatory prepayments, redemptions, repurchases or sinking fund payments with respect to the Notes.
6.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1.00 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for prepayment, redemption or tendered (and not withdrawn) for repurchase in connection with a Mandatory Prepayment Event, Parent Change of Control Offer, a Mandatory Repurchase Offer or other tender offer, respectively, in whole or in part, except for the unredeemed portion of any Note being redeemed in part.
7.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
8.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
9.    EARLY AMORTIZATION, DEFAULTS AND REMEDIES. The Early Amortization Events and Events of Default relating to the Notes are defined in Section 6.01 and Section 6.02 of the Indenture, respectively. Upon the occurrence of an Early Amortization Event or Event of Default, as applicable, the rights and obligations of the Issuers, the Guarantors, the Trustee and the Holders shall be set forth in the applicable provisions of the Indenture.
10.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
11.    GOVERNING LAW. THE INDENTURE, the notes and the guarantees SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
12.    NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or other electronic transmission or overnight air courier guaranteeing next day delivery addressed as follows:
American Airlines, Inc.
1 Skyview Drive, MD 8B361
Fort Worth, Texas, 76155
Attn: Treasurer
Fax No.: ###
Email: Debt.lease.admin@aa.com

If to the Trustee or the Collateral Custodian:
Wilmington Trust, National Association
1100 North Market Street
Wilmington, DE 19890
Attention: Adam Vogelsong
Email: ###

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
Any notice or communication sent to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding any other provision of the Indenture or this Note, where the Indenture or this Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Notes Depositary pursuant to the standing instructions from the Notes Depositary.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
The Trustee agrees to accept and act upon instructions or directions pursuant to the Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the Issuers, any Guarantor or any Holder elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: __________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuers. The agent may substitute another to act for it.
Date: _____________________
Your Signature: _____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuers pursuant to Sections 3.09 or 4.34 of the Indenture, check the appropriate box below:
[ ] Section 3.09    [ ] Section 4.34
If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 3.09 or Section 4.34 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _____________________
Your Signature: _____________________________
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: _______________________
Signature Guarantee:* __________________________________
*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

__________________
*    This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
[________]
[________]

With a copy to:

Wilmington Trust, National Association
[________]
[________]

Re: AAdvantage Loyalty IP Ltd. and American Airlines, Inc. [5.50][5.75]% Senior Secured Notes due [2026][2029]
Reference is hereby made to the Indenture, dated as of [_______], 2021 (the “Indenture”), among AAdvantage Loyalty IP Ltd. and American Airlines, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note in the Indenture and the Securities Act.
3.    [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a)    [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b)    [ ] such Transfer is being effected to the Issuers or a subsidiary thereof;
or
(c)    [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and, if applicable, in compliance with the prospectus delivery requirements of the Securities Act.
4.    [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
(a)    [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b)    [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c)    [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.
[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP [ ]), or
(ii)    [ ] Regulation S Global Note (CUSIP [ ]), or
(b)    [ ] a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)    [ ] a beneficial interest in the:
(i)    [ ] 144A Global Note (CUSIP [ ]), or
(ii)    [ ] Regulation S Global Note (CUSIP [ ]), or
(iii)    [ ] Unrestricted Global Note (CUSIP [ ]); or
(b)    [ ] a Restricted Definitive Note; or
(c)    [ ] an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
[________]
[________]

With a copy to:

Wilmington Trust, National Association
[________]
[________]

Re: AAdvantage Loyalty IP Ltd. and American Airlines, Inc. [5.50][5.75]% Senior Secured Notes due [2026][2029]
Reference is hereby made to the Indenture, dated as of March 24, 2021 (the “Indenture”), among AAdvantage Loyalty IP Ltd. and American Airlines, Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
b)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
c)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
d)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2)    EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
a)    [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
b)    [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:________________________________
Name:
Title:

Dated: _______________________

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
[__________] Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, [between][among] __________________ (the “Guaranteeing Subsidiary”), AAdvantage Loyalty IP Ltd. (“Loyalty Co”) and American Airlines, Inc. (“American” together with Loyalty Co, the “Issuers”), and Wilmington Trust, National Association, as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, each of the Issuers and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of March 24, 2021 (as further amended and supplemented, the “Indenture”), providing for the initial issuance of $3,500,000,000 of 5.500% Senior Secured Notes due 2026 (the “2026 Notes”) and $3,000,000,000 of 5.750% Senior Secured Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Guaranteeing Subsidiary, the Trustee is authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of Holders.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2)    Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor, including Article 10 thereof, as if it were an original signatory thereto.
(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE

APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(5)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.
(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
(8)    Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
(9)    Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in this Supplemental Indenture and the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
(10)    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

AADVANTAGE LOYALTY IP LTD.

By:    ________________________________
Name:
Title:

AMERICAN AIRLINES, INC.

By:    ________________________________
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:    ________________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:    ________________________________
Name:
Title:

EXHIBIT E
[FORM OF PAYMENT DATE STATEMENT]
[Date]
Wilmington Trust, National Association,
as Trustee and Collateral Custodian
1100 North Market Street
Wilmington, DE 19890
Attention: Adam Vogelsong
email: avogelsong@wilmingtontrust.com
Pursuant to Section 4.01 and Section 4.02(l) of that Indenture, dated as of March 24, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among American Airlines, Inc. (“American”), as an issuer, AAdvantage Loyalty IP Ltd., as an issuer (together with American, the “Issuers”), the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee (in such capacity, “Trustee”) and collateral custodian (in such capacity, the “Collateral Custodian”), the Issuers are required to provide to the Trustee a Payment Date Statement on each Determination Date, along with certain certifications.
This Payment Date Statement is being delivered to the Trustee with respect to the [_____] 20[_] Determination Date. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.
The undersigned hereby certify as follows as of the date first written above:
        1.    [Pursuant to Section 4.02(f) of the Indenture, the undersigned, being a Responsible Officer of American hereby confirms that the Issuers have complied with (a) Section 4.27 of the Indenture as of the last day of the preceding Quarterly Reporting Period and (b) the Peak Debt Service Coverage Ratio Test in respect of the preceding Quarterly Reporting Period.
Peak Debt Service Coverage Ratio: [●]3, in accordance with the below:
    A.     Collections received during the Related Quarterly Reporting Period: $[●]
    B.     Cure Amounts deposited in the Collection Account on or prior to the             Determination Date which remain on deposit in the Collection Account: $[●]
    C.     Maximum Quarterly Debt Service: $[●]4
                i.     Maximum Amortization Amount: $[●]
3     Note to Preparer: To include the ratio from D.
4     Note to Preparer: To include the total amount from C.iv.

                ii.     Interest Distribution Amount: $[●]
                iii.     the sum of the “Interest Distribution Amount” for each ther
Series of Senior Secured Debt: $[●]
                iv.     Total [sum of C.i through C.iii]: $[●]

        D.     Total [(sum of A and B) divided by C]: [●]
        E.     Peak Debt Service Coverage Ratio Test satisfied (Yes/No):
    2.    Pursuant to Section 4.02(g) of the Indenture, the undersigned, being a Responsible Officer of American hereby certifies that (i) [there are no new AAdvantage Agreements entered into as of the date hereof][Annex 1 sets forth the name of each new AAdvantage Agreement entered into as of the date hereof and each of the parties thereto (to the extent not included on Schedule 3.18 to the Credit Agreement (as defined in the Indenture) on the Closing Date or previously included in an Annex to a Payment Date Statement)], [(ii) American is in compliance with deposit requirements with respect to such AAdvantage Agreements] and [(iii)] Transaction Revenues representing 90% of all AAdvantage Revenues for the Quarterly Reporting Period specified below were deposited directly into the Collection Account.
3.    Pursuant to Section 4.02(l) of the Indenture, below is the Payment Date Statement for this Determination Date:
Determination Date: [●]
Payment Date: [●]
Quarterly Reporting Period Beginning: [●]
Quarterly Reporting Period Ending: [●]
Days in Quarterly Reporting Period: [●]
Interest Period Beginning: [●]
Interest Period Ending: [●]
Days in Interest Period: [●]
Event of Default Continuing on Payment Date (Yes/No):
Early Amortization Period as of Last Day of Quarterly Reporting Period (Yes/No):
Amount of Allocable Funds $_________
Amount of Available Funds $_________
Funds transferred to Payment Account from other Series of Senior Secured Debt ________
I. Amounts to be distributed pursuant to Section 4.01(a) of the Indenture
A.    Master Collateral Agent and Depositary (I.A and I.B subject to a cap of     $200,000 per     annum plus the amount transferred into the Payment Account with respect to I.A during     the year): $[●]

B.    Trustee and Collateral Custodian (I.A and I.B subject to a cap of $200,000     per annum plus the amount transferred into the Payment Account with respect to I.A during     the year): $[●]
C.    Notes’ Pro Rata Share of amounts due to any Independent Director of any SPV Party (and any independent director service provider of any such Independent Director) or any government fees (subject to cap of $200,000 per Payment Date): $[●]
II. Amounts to be distributed pursuant to Section 4.01(b) of the Indenture: $[●]
A.    Interest Distribution Amount for each Series of Notes
i.    Interest Rate: [●]
ii.    Day Count Fraction: [●]
iii.    Outstanding principal amount of Notes as of the first day of the related Interest Period: $[●]
iv.    Unpaid Interest Distribution Amounts from prior Payment Dates: $[●]
v.    Total [(product of II.A.i, II.A.ii and II.A.iii) plus II.A.iv plus (product of II.A.i, II.A.ii and II.A.iv)]: $[●]
B.    Interest paid after immediately preceding Payment Date and prior to Payment Date:
C.    Total [II.A minus II.B]: $[●]
III. Amounts to be distributed pursuant to Section 4.01(c) of the Indenture: $[●]
A.    Amount specified in clause (a) of the definition of Scheduled Principal Amortization     Amount for Payment Date: $[●]
B.    Unpaid Scheduled Principal Amortization Amounts from prior Payment Dates: $[●]
C.    Total [sum of III.A and III.B]: $[●]
IV. Amounts to be distributed pursuant to Section 4.01(d) of the Indenture: $[●]
A.    Amount on deposit in the Notes Reserve Account: $[●]
B.    Notes Reserve Account Required Balance: $[●]
C.    Total [positive difference, if any, of IV.B minus IV.A]: $[●]
V. Amounts to be distributed pursuant to Section 4.01(e) of the Indenture as mandatory prepayments or repurchase offers required but unpaid: $[●]

VI. Amounts to be distributed pursuant to Section 4.01(f) of the Indenture as “AHYDO catch-up payments”: $[●]
VII. Amounts to be distributed pursuant to Section 4.01(g) of the Indenture as Premium due and unpaid: $[●]
VIII. Amounts to be distributed pursuant to Section 4.01(h) of the Indenture
A.    Obligations due to the Master Collateral Agent and the Depositary: $[●]
B.    Obligations due to the Trustee and the Collateral Custodian: $[●]
C.    Obligations due to any other Person (other than American and any of its Subsidiaries (provided that any payment to the IP Manager pursuant to the IP Management Agreement shall be permitted pursuant to VIII.D.): $[●]
IX. Amounts to be distributed pursuant to Section 4.01(i) of the Indenture as an Early Amortization Payment: $[●]
A.    Notes’ Pro Rata Share of the sum of (1) the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period minus (2) if such Early Amortization Period was not in effect on the first day of such Quarterly Reporting Period, the aggregate amount of Collections received in the Collection Account during such Quarterly Reporting Period prior to the first day of such Early Amortization Period: $[●]
B.    Notes’ Pro Rata Share of Cure Amounts attributable to such Quarterly Reporting     Period deposited in the Collection Account on or prior to the related Determination Date:     $[●]
C.    Amount to be distributed pursuant to I, II, III, IV, V, VI, VII and VIII: $[●]
D.    Outstanding principal amount of Notes (and accrued interest thereon, if any): $[●]
E.    0.50 times ((sum of IX.A and IX.B) minus IX.C): $[●]
F.    The lesser of IX.D and IX.E: $[●]
X. Amounts to be distributed pursuant to Section 4.01(j) of the Indenture due and owing under other Senior Secured Debt: $[●]
XI. Amounts to be distributed pursuant to Section 4.01(k) of the Indenture released to or at the direction of AAdvantage Loyalty IP Ltd.: $[●]
[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Payment Date Statement as of the date first set forth above.
AADVANTAGE LOYALTY IP LTD.
By:____________________________________
Name:
Title:
AMERICAN AIRLINES, INC.
By:____________________________________
Name:
Title:

Annex 1 to Payment Date Statement
New AAdvantage Agreements

SCHEDULE I
[reserved]